UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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☐	Soliciting Material Pursuant to §240.14a-12

BRIGHT HORIZONS FAMILY SOLUTIONS INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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200 Talcott Avenue

Watertown, Massachusetts 02472

April 12, 2019

Dear Shareholder:

We cordially invite you to attend our 2019 Annual Meeting of Shareholders on Wednesday, May 29, 2019, at 8:00 a.m. (Eastern Time), to be held at our offices at 200 Talcott Avenue, Watertown, Massachusetts 02472.

Pursuant to the Securities and Exchange Commission rules that allow companies to furnish proxy materials to shareholders over the Internet, we are posting our proxy materials on the Internet and delivering a Notice of Internet Availability of the Proxy Materials (the “Notice”). This delivery process allows us to provide shareholders with the information they need, while at the same time conserving natural resources and lowering the cost of delivery. On or about April 12, 2019, we will begin mailing to our shareholders the Notice containing instructions on how to access the Proxy Statement for our 2019 Annual Meeting of Shareholders and the 2018 Annual Report on Form 10-K and how to request a paper copy of these proxy materials by mail. The Notice also provides instructions on how to vote online or by telephone. If you prefer, you can vote by mail by requesting a proxy card and following the instructions.

The Notice and the Proxy Statement accompanying this letter describe the business we will consider at the 2019 Annual Meeting of Shareholders. Your vote is important regardless of the number of shares you own. Whether or not you plan to attend the 2019 Annual Meeting of Shareholders, we encourage you to consider the matters presented in the Proxy Statement and vote as soon as possible.

We hope that you will be able to join us on May 29th.

Sincerely,

Stephen H. Kramer

Chief Executive Officer and President

Bright Horizons Family Solutions Inc.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

May 29, 2019

The 2019 Annual Meeting of Shareholders (the “Annual Meeting”) of Bright Horizons Family Solutions Inc. (the “Company”) will be held at our offices at 200 Talcott Avenue, Watertown, Massachusetts 02472 on Wednesday, May 29, 2019, at 8:00 a.m. (Eastern Time) for the following purposes as further described in the Proxy Statement accompanying this notice:

•	To elect the four Class III director nominees specifically named in the Proxy Statement for a term of three years.

•	To approve, on an advisory basis, the compensation paid by the Company to its named executive officers.

•	To ratify the appointment of Deloitte & Touche LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2019.

•	To approve the 2012 Omnibus Long-Term Incentive Plan, as Amended and Restated (as described in the Proxy Statement and attached as Appendix A).

•	To consider any other business properly brought before the meeting.

Shareholders of record at the close of business on April 4, 2019 are entitled to notice of, and entitled to vote at, the Annual Meeting and any adjournments or postponements thereof.

To attend the Annual Meeting, you must demonstrate that you were a Bright Horizons shareholder as of the close of business on the record date of April 4, 2019, or hold a valid proxy for the Annual Meeting from such a shareholder. If you received a Notice of Internet Availability of Proxy Materials, the Notice will serve as an admission ticket to attend the Annual Meeting. If you received a paper copy of the proxy materials in the mail, the proxy card includes an admission ticket to attend the Annual Meeting. You may alternatively present a brokerage statement showing proof of your ownership of Bright Horizons stock as of April 4, 2019. All shareholders must also present a valid form of government-issued picture identification in order to attend. Please allow additional time for these procedures.

By Order of the Board of Directors,

Stephen Dreier

Secretary

Watertown, Massachusetts

April 12, 2019

Important Notice Regarding the Internet Availability of Proxy Materials for the Annual Meeting to be Held on May 29, 2019: The Proxy Statement and 2018 Annual Report on Form 10-K are available at www.proxyvote.com. The Proxy Statement and 2018 Annual Report on Form 10-K are also available on the Investor Relations section of our website at www.brighthorizons.com by clicking on “Annual Meeting Materials.”

BRIGHT HORIZONS FAMILY SOLUTIONS INC.

PROXY STATEMENT

2019 ANNUAL MEETING OF SHAREHOLDERS

May 29, 2019

8:00 a.m. (Eastern Time)

Information about the Annual Meeting

The Board of Directors (the “Board”) of Bright Horizons Family Solutions Inc. (the “Company” or “Bright Horizons”) is soliciting your proxy for the 2019 Annual Meeting of Shareholders (the “Annual Meeting”) and at any meeting following adjournment thereof.

This Proxy Statement, the Notice of Internet Availability of Proxy Materials (the “Notice”), the proxy card and the Annual Report on Form 10-K for our fiscal year ended December 31, 2018 (fiscal 2018) are being first mailed or released to shareholders on or about April 12, 2019. Our address is 200 Talcott Avenue, Watertown, Massachusetts 02472.

Proxies and Voting Procedures

Your vote is important. You may vote on the Internet, by using a toll-free telephone number, or by completing a proxy card or voting instruction form and mailing it in the envelope provided. Both Internet and telephone voting provide easy-to-follow instructions and have procedures designed to authenticate your identity and permit you to confirm that your voting instructions are accurately reflected. If your shares are held through a broker, bank, trust or other holder of record, you may vote by Internet or telephone if your bank or broker makes those methods available, in which case the banks or brokers will enclose the instructions with this Proxy Statement. Alternatively, you may vote by signing and returning the enclosed proxy card. The Internet and telephone voting for shareholders of record will close at 11:59 p.m. (Eastern Time) on Tuesday, May 28, 2019. If your shares are held through a broker, bank, trust or other holder of record and Internet or telephone voting are made available to you, these may close sooner than voting for shareholders of record. If you are a participant in the Bright Horizons 401(k) Plan (the “401(k) Plan”), your vote will serve as the voting instruction to the trustee of the plan for all shares you own through the plan. Shares of our common stock held in our 401(k) Plan must be voted on or before 11:59 p.m. (Eastern Time) on Thursday, May 23, 2019. The trustee of our 401(k) Plan will vote shares for which timely instructions are not received in the same proportion as shares for which voting instructions were received under the 401(k) Plan.

The method by which you vote will not limit your right to vote at the Annual Meeting if you later decide to attend in person. You may revoke your proxy at any time before it is voted by voting later by telephone or Internet, returning a later-dated proxy card, delivering a written revocation to the Corporate Secretary of Bright Horizons at the address above or by voting by ballot at the Annual Meeting.

If you vote your shares by mail, telephone or Internet, your shares will be voted in accordance with your instructions. If you do not indicate specific choices when you vote by mail, telephone or Internet, your shares will be voted “FOR” the proposals as the Board recommends.

To attend the Annual Meeting, you must demonstrate that you were a Bright Horizons shareholder as of the close of business on the record date of April 4, 2019, or hold a valid proxy for the Annual Meeting from such a shareholder. If you received a Notice, the Notice will serve as an admission ticket to attend the Annual Meeting. If you received a paper copy of the proxy materials, the proxy card includes an admission ticket to attend the Annual Meeting. You may alternatively present a brokerage statement showing proof of your ownership of Bright Horizons stock as of April 4, 2019. All shareholders must also present a valid form of government-issued picture identification in order to attend.

Shareholders Entitled to Vote

Shareholders of record at the close of business on April 4, 2019 are entitled to vote at the meeting. As of April 4, 2019, there were 58,069,961 shares of common stock outstanding and each share is entitled to one vote. Common stock is the only class of securities eligible to vote at the Annual Meeting. There are no cumulative voting rights.

2019 Proxy Statement	|	1

Quorum and Voting Requirements

Quorum

The presence, in person or by proxy, of the holders of a majority of the shares outstanding and entitled to vote for the election of directors is necessary to constitute a quorum for all purposes.

Abstentions and “broker non-votes” are counted as present and entitled to vote for purposes of determining a quorum. Brokers who have record ownership of shares that they hold in “street name” for their clients who are the beneficial owners of the shares normally have discretion to vote such shares on routine matters, such as ratifications of independent registered public accounting firms, but not on non-routine matters. Broker non-votes generally occur when the beneficial owner of shares held by a broker does not give the broker voting instructions on a non-routine matter. Proposals 1, 2 and 4 are non-routine matters and brokers are not permitted to vote your shares without instruction. Brokers are permitted to vote your shares without voting instructions on Proposal 3 (Ratification of Appointment of Independent Registered Public Accounting Firm).

Required Vote – Election of Directors

To elect directors under Proposal 1, our Amended and Restated By-laws (the “By-laws”) require that a director nominee be elected by a majority of votes cast in all elections other than a contested election of directors (as defined in our By-laws). This means a nominee will be elected to the Board if the votes cast “for” exceed the votes cast “against” such nominee’s election. Abstentions and broker non-votes are not considered votes cast for the foregoing purpose, and will have no effect on the election of the nominees.

Required Vote – Advisory Vote on Executive Compensation

The affirmative vote of a majority of the votes cast by the shareholders entitled to vote at the Annual Meeting is required for approval with respect to the advisory vote on executive compensation. Abstentions and broker non-votes are not considered votes cast for the foregoing purpose, and will have no effect on the results of this vote.

Required Vote – Ratification of Appointment of Independent Auditors

The affirmative vote of a majority of the votes cast by the shareholders entitled to vote at the Annual Meeting is required to ratify the appointment of our independent auditors. Abstentions are not considered votes cast for the foregoing purpose, and will have no effect on the results of this vote. Because the New York Stock Exchange (the “NYSE”) considers the ratification of the independent auditors to be routine, a broker holding shares in street name may vote on this proposal in the absence of instructions from the beneficial owner.

Required Vote – 2012 Omnibus Long-Term Incentive Plan, as Amended and Restated

The affirmative vote of a majority of the votes cast by the shareholders entitled to vote at the Annual Meeting is required for approval with respect to the 2012 Omnibus Long-Term Incentive Plan, as Amended and Restated (the “Amended Equity Plan”). Under applicable rules of the NYSE (the “NYSE Rules”) and guidance applicable to shareholder approval of equity compensation plans, an abstention is treated as a vote cast and it will have the same effect as a vote “against” the approval of the Amended Equity Plan. Broker non-votes are not considered votes cast for the foregoing purpose, and will have no effect on the results of this vote.

Board of Directors’ Recommendations

The Board recommends a vote:

☑ FOR the election of the Class III nominees for director.	See page 4

☑ FOR the advisory vote on compensation paid by the Company to its named executive officers.	See page 43

☑ FOR the ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2019.	See page 47

☑ FOR the 2012 Omnibus Long-Term Incentive Plan, as Amended and Restated.	See page 48

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Electronic Delivery of Future Proxy Materials and Annual Reports

We are pleased to offer our shareholders the opportunity to receive shareholder communications electronically. By opting for electronic delivery of documents, you will receive shareholder communications, such as this Proxy Statement and the 2018 Annual Report on Form 10-K, as soon as they become available, and you will be able to review those materials and submit your vote via the Internet. Choosing electronic delivery reduces the number of documents in your mail, conserves natural resources, and reduces our printing and mailing costs.

If you are a shareholder of record, to sign up for electronic delivery of future mailings, visit www.proxyvote.com and follow the instructions. Once you enroll, you will receive all future mailings via electronic delivery until you elect to cancel your enrollment by following the instructions provided on the website.

If you hold our common stock through a broker, bank, trust or other holder of record, please refer to the information provided by your broker, bank, trust or other holder of record regarding the availability of electronic delivery. If you hold our common stock through a broker, bank, trust or other holder of record and you have elected electronic access, you will receive information from your broker, bank, trust or other holder of record containing the Internet address for use in accessing this Proxy Statement and the 2018 Annual Report on Form 10-K.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting

to be Held on May 29, 2019

This Proxy Statement and the 2018 Annual Report on Form 10-K are available at www.proxyvote.com.

This Proxy Statement and the 2018 Annual Report on Form 10-K are also available on the Investor

Relations section of our website at www.brighthorizons.com by clicking on “Annual Meeting Materials.”

2019 Proxy Statement	|	3

PROPOSAL 1

ELECTION OF DIRECTORS

Bright Horizons has a classified Board currently consisting of four directors with terms expiring in 2019 (Class III), four directors with terms expiring in 2020 (Class I), and five directors with terms expiring in 2021 (Class II). At each annual meeting of shareholders, directors in one class are elected for a full term of three years to succeed those directors whose terms are expiring.

This year, four Class III director nominees will stand for election to a three-year term expiring at the 2022 annual meeting. The persons named as proxies will vote to elect Lawrence M. Alleva, Joshua Bekenstein, Roger H. Brown and Marguerite Kondracke as directors unless your proxy is marked otherwise. Each of the above nominees has indicated his or her willingness to serve, if elected, and as of the date of this Proxy Statement, the Board is not aware that any nominee is unable or will decline to serve as a director. In the event any nominee is unable to serve as a director at the time of the Annual Meeting, the shares of common stock represented by proxies may be voted for a substitute nominee, if any, who may be designated by the Board to fill the vacancy.

We seek nominees with established strong professional reputations, business acumen and experience in multi-site operations and/or contracted business services in the employee benefits arena. We also seek nominees with experience in substantive areas that are important to our business such as international operations; accounting, finance and capital structure; strategic planning and leadership of complex organizations; human resources and development practices; marketing strategy; and innovation.

The below nominees have substantial leadership, management, and industry expertise. The diversity of experience of these nominees, as illustrated by the skills described in their biographies below, help drive our strategic priorities. Each nominee brings a unique perspective to our Board that we believe is invaluable.

Nominees for Election for Terms Expiring in 2022 (Class III Directors)

The individuals listed below, Lawrence M. Alleva, Joshua Bekenstein, Roger H. Brown and Marguerite Kondracke, have been nominated and are standing for election at this year’s Annual Meeting. If elected, they will hold office until our 2022 annual meeting of shareholders and until their successors are duly elected and qualified. All of these directors were previously elected to the Board by shareholders.

This year’s nominees are all independent, hold or have held senior executive positions in large, complex organizations or with businesses within our industry, and have a broad range of experience that spans different industries, encompassing the business, philanthropic, academic and audit and accounting sectors. Our nominees have experience serving on boards and committees of other public companies and possess an understanding of public company corporate governance practices and trends. All of our nominees have served previous terms on the Board, which has provided them with significant exposure to both our business and the industry in which we compete. Our nominees bring to our Board a variety of skills, qualifications and viewpoints that both strengthen their ability to carry out their oversight role on behalf of our shareholders and bring richness to Board deliberations.

4	|	Bright Horizons

We believe that all our nominees possess the professional and personal qualifications necessary for board service, and we have highlighted particularly noteworthy attributes and qualifications for each director in the individual biographies below.

Lawrence M. Alleva Age: 69 Director since 2012 Chair, Audit Committee Member, Compensation Committee

Mr. Alleva is a Certified Public Accountant (inactive) and spent his professional career with PricewaterhouseCoopers LLP (PwC), including 28 years as a partner, from 1971 until his retirement in 2010. At PwC he served clients ranging from Fortune 500 and multi-national companies to rapid-growth companies pursuing initial public offerings. Mr. Alleva also served in a senior national leadership role for PwC’s Ethics and Compliance Group to manage the design and implementation of best practice procedures, internal controls and monitoring activities, including PwC’s response to inspection reports issued by the Public Company Accounting Oversight Board. Mr. Alleva currently serves as a director and chair of the audit committees of Adaptimmune Therapeutics PLC (Nasdaq: ADAP) and Mersana Therapeutics Inc. (Nasdaq: MRSN), and previously served in a similar capacity for Tesaro Inc. (Nasdaq: TSRO), Mirna Therapeutics, Inc. (Nasdaq: MIRN) and GlobalLogic, Inc. He served as a trustee of Ithaca College for over 20 years, including in the Vice Chair role for ten years.

Mr. Alleva brings valuable experience to the Board through his audit assurance and Sarbanes-Oxley Act expertise, and his professional focus on areas such as corporate governance, business strategy, risk, internal control and financial reporting best practices.

Joshua Bekenstein Age: 60 Director since 1986 Member, Compensation Committee

Mr. Bekenstein has been a Managing Director at Bain Capital LLP (“Bain Capital”) since 1986. Prior to joining Bain Capital in 1984, Mr. Bekenstein spent several years at Bain & Company, where he was involved with companies in a variety of industries. Mr. Bekenstein serves as a director of The Michaels Companies, Inc. (Nasdaq: MIK), Canada Goose Holdings Inc. (NYSE: GOOS), Dollarama Inc. (OTC), and BRP Inc. (TSX). He previously served on the boards of Burlington Stores, Inc. (NYSE: BURL), and Waters Corporation (NYSE: WAT), each until March 2017.

Mr. Bekenstein brings to the Board many years of experience both as a senior executive of a large investment firm and as a director of companies in various business sectors.

Roger H. Brown Age: 62 Director since 1986

Mr. Brown has served as President of Berklee College of Music since June 2004. Mr. Brown was Chief Executive Officer of the Company from June 1999 until December 2001, President of the Company from July 1998 until May 2000 and Executive Chairman of the Company from June 2000 until June 2004. Mr. Brown co-founded Bright Horizons and served as Chairman and Chief Executive Officer of Bright Horizons from its inception in 1986 until the merger with CorporateFamily Solutions Inc. in July 1998. Mr. Brown is the husband of Linda A. Mason, who is also a director of the Company. Mr. Brown is a co-founder of Horizons for Homeless Children, a non-profit that provides support for children and their families. He serves on the board of Wheaton College in Norton, Massachusetts.

Mr. Brown’s substantial expertise in management, development and oversight of business strategy combined with his longstanding ties to, and in-depth knowledge of, the Company will continue to serve the Board well throughout his tenure as director.

2019 Proxy Statement	|	5

Marguerite Kondracke Age: 73 Director since 2004 Chair, Nominating and Corporate Governance Committee

Ms. Kondracke founded and served as Chief Executive Officer of CorporateFamily Solutions, Inc. from 1987 to 1998. She served as a director of the Company in 1998, Chief Executive Officer of the Company for one year and then as Co-Chair of the Board of the Company from 1999 until 2001 and served as a director until 2003. From 2003 to 2004, she served as Staff Director for the U.S. Senate Subcommittee on Children and Families. Ms. Kondracke returned to the Company’s Board in 2004, and from 2004 until May 2012, also served as President and Chief Executive Officer of America’s Promise Alliance, a nonprofit organization founded by Colin Powell that advocates for the strength and well-being of America’s children and youth. Ms. Kondracke served on the board of LifePoint Health, Inc. (Nasdaq: LPNT) from 2012 to 2018, when the company was sold. Ms. Kondracke also served as a member of the board of directors of Saks, Inc. from 1997 to 2013 and Rosetta Stone from 2011 to 2015 (NYSE: RST).

Ms. Kondracke brings to the Board a rich understanding of developmental child care and education as well as extensive organizational leadership, deep knowledge of our Company and its strategy, and public company experience, including in corporate governance and management best practices.

Vote Required

The Company has a majority voting requirement for the uncontested election of directors, which increases our Board’s accountability to our shareholders. A majority of the votes cast at the meeting will be required for the election of each of the Class III director nominees. A nominee for director will be elected to the Board if the votes cast “for” such nominee’s election exceed the votes cast “against” such nominee’s election. Broker non-votes and abstentions are not considered votes cast for the foregoing purpose, and will have no effect on the outcome of the election of the nominees.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF EACH OF THE NOMINEES AS DIRECTOR.

6	|	Bright Horizons

Biographies of Directors Not Standing for Election

Directors with Terms Expiring in 2020 (Class I Directors)

Stephen H. Kramer Age: 48 Director since 2018

Mr. Kramer has served as Chief Executive Officer and a director of the Company since January 2018 and as President of the Company since January 2016. Mr. Kramer served as the Chief Development Officer from January 2014 until January 2016 and as Senior Vice President, Strategic Growth & Global Operations from January 2010 until December 2013. He served as Managing Director, Europe from January 2008 until December 2009. He joined Bright Horizons in September 2006 through the acquisition of College Coach, which he co-founded and led for eight years.

Mr. Kramer’s long career with Bright Horizons and his leadership and management of the Company’s day-to-day operations and strategic direction provides the Board with a deeper understanding of the Company’s business processes, strategic plan and operations making him a necessary and vital member of the Board.

Dr. Sara Lawrence- Lightfoot Age: 74 Director since 1993 Member, Nominating and Corporate Governance Committee

Dr. Lawrence-Lightfoot is the Emily Hargroves Fisher Professor of Education at Harvard University and has been on the faculty since 1972. Dr. Lawrence-Lightfoot served as a director of the John D. and Catherine T. MacArthur Foundation from 1991 to 2007 and as chair from 2001 to 2007. She is currently Deputy Chair of the board of directors of Atlantic Philanthropies, where she has served since 2007, and previously served as Chair of the Academic Affairs Committee of the board of trustees of Berklee College of Music from September 2007 until March 2012. She was re-elected to the Berklee board of trustees in March 2014 and is a trustee of the WGBH Educational Foundation where she has served since 2001.

Dr. Lawrence-Lightfoot’s extensive research and expertise in child development, teacher training, classroom structures and processes, curriculum development, parent/teacher relationships, educational policies and organizational structures and her position in academia continue to provide an invaluable resource and unique perspective to the Board.

David H. Lissy Age: 53 Director since 2001

Mr. Lissy has served as Executive Chairman of the Company since January 2018 and as a director of the Company since 2001. Mr. Lissy served as Chief Executive Officer of the Company from January 2002 to January 2018. Previously he served as Chief Development Officer of the Company from 1998 until January 2002 and as Executive Vice President from June 2000 to January 2002. He joined Bright Horizons in August 1997 and served as Vice President of Development until the merger with Corporate Family Solutions, Inc. in July 1998. Prior to joining Bright Horizons, Mr. Lissy served as senior vice president/general manager at Aetna U.S., Healthcare in the New England region. Mr. Lissy has served on the board of Redfin Corporation (Nasdaq: RDFN) since 2018. He also serves on the boards of Altegra Health, Jumpstart and Ithaca College.

Mr. Lissy’s prior experience, his leadership at many charitable, business services and educational organizations, and his leadership and prior management of the Company provide him with the considerable experience and breadth of management skills to serve as Executive Chairman of the Board.

2019 Proxy Statement	|	7

Cathy E. Minehan Age: 72 Director since 2016 Member, Audit Committee

Ms. Minehan has been the Managing Director of Arlington Advisory Partners, a private advisory services firm, since 2016. Ms. Minehan retired as Dean of the School of Management of Simmons College in June 2016 having held that position since August 2011. Ms. Minehan retired from the Federal Reserve Bank of Boston in July 2007, after serving 39 years with the Federal Reserve System. From July 1994 until her retirement, she was the President and Chief Executive Officer of the Federal Reserve Bank of Boston and served on the Federal Open Market Committee. She also was the first Vice President and Chief Operating Officer of the Federal Reserve Bank of Boston from July 1991 to July 1994. Ms. Minehan currently serves on the board of directors and chairs the audit committee of MITRE, a federally funded research and development corporation. She is also trustee of the Brookings Institution, the chair of the board of trustees of the Massachusetts General Hospital, a board member of Partners Healthcare System, co-chair of the Boston Women’s Workforce Council and a member of the boards of the Museum of Fine Arts Boston and WGBH. She previously served on the board of directors of Visa, Inc. (NYSE: V) and as a member of its audit committee, from November 2007 to January 2017 and the board of directors of MassMutual Life Insurance Company, a private company, from August 2009 to April 2017. Ms. Minehan is also a member of the University of Rochester’s board of trustees, serves on a number of other non-profit boards in the areas of health care, education and public broadcasting and is an elected fellow of the American Academy of Arts and Sciences.

Ms. Minehan, through her past leadership roles, her financial knowledge and her experience with risk management issues and best practices for audit committees and boards as well as her long-tenure with the Federal Reserve System, lends considerable financial, risk management, policy-making and operational expertise to the Board.

Directors with Terms Expiring in 2021 (Class II Directors)

Julie Atkinson Age: 45 Director since 2017 Member, Nominating and Corporate Governance Committee

Ms. Atkinson served as Senior Vice President, Global Digital at Tory Burch LLC from February 2017 to February 2018. Prior to joining Tory Burch LLC, Ms. Atkinson served in various leadership roles at Starwood Hotels & Resorts Worldwide, Inc. (“Starwood”), most recently as Senior Vice President, Global Digital from November 2014 to January 2017 and as Vice President of Global Online Distribution from September 2012 until November 2014. Prior to joining Starwood, Ms. Atkinson held multiple roles at Travelocity including marketing, operations and revenue.

Ms. Atkinson’s valuable experience and background in marketing, digital growth strategy, operations and e-commerce make her a key resource to the Board.

Jordan Hitch Age: 52 Director since 2008 Chair, Compensation Committee Member, Nominating and Corporate Governance Committee

Mr. Hitch is currently an active private investor in a wide range of early stage growth companies and renewable infrastructure projects. Previously, Mr. Hitch was a Managing Director at Bain Capital for 18 years. Mr. Hitch served as a Senior Advisor to Bain Capital following his departure from the firm in 2015 until 2017. Prior to joining Bain Capital, Mr. Hitch was a consultant at Bain & Company where he worked in the financial services, healthcare and utility industries. Mr. Hitch serves on the board of directors of Burlington Stores, Inc. (NYSE: BURL) and previously served on the board of the Gymboree Corporation (Nasdaq: GYMB) from 2010 to 2015.

Mr. Hitch’s significant professional experience in, and knowledge of, corporate finance, strategic development and capital markets strengthen the collective qualifications, skills and experience of the Board.

8	|	Bright Horizons

Linda A. Mason Age: 64 Director since 1986

Ms. Mason served as Leader in Residence at the Harvard Kennedy School from 2014 to 2017. She co-founded Bright Horizons in 1986, and served as director and its President from 1986 to 1998. She served as Chair of the Board from 1998 until January 2018. Prior to co-founding Bright Horizons, Ms. Mason was a co-director of the Save the Children relief and development effort in the Sudan and worked as a program officer with CARE in Thailand. Ms. Mason is the wife of Roger H. Brown, who is also a director of the Company. From 1993 to 2007, Ms. Mason served as director of Whole Foods Market. Ms. Mason currently serves on the boards of Horizons for Homeless Children, the Advisory Board of the Yale University School of Management, The Boston Foundation, Mercy Corps and the Packard Foundation.

Ms. Mason’s extensive leadership experience with the Company and her long career in child advocacy work brings a valuable perspective to the Board.

Laurel J. Richie Age: 60 Director since 2019 Member, Audit Committee

Ms. Richie served as President of the Women’s National Basketball Association LLC (“WNBA”), from May 2011 to November 2015. Prior to her appointment in 2011 to the WNBA, she served as Chief Marketing Officer of Girl Scouts of the United States of America from 2008 to 2011. From 1984 to 2008, she held various positions at Ogilvy & Mather, including Senior Partner and Executive Group Director and founding member of the agency’s Diversity Advisory Board. Ms. Richie was named one of the 25 Most Influential Women in Business by The Network Journal, awarded Ebony magazine’s Outstanding Women in Marketing and Communications Award, and named to Ebony’s Power 100 List. She has also been recognized by Black Enterprise magazine as one of the Most Influential African Americans in Sports and by Savoy magazine as one of the Most Influential Black Corporate Directors. Ms. Richie is a former Trustee of the Naismith Basketball Hall of Fame and currently serves as independent director of Synchrony Financial (NYSE: SYF), chair of the Board of Trustees at Dartmouth College, and a leadership consultant to Fortune 100 c-suite executives.

Ms. Richie’s executive management and leadership experience, her strategic and operational expertise and her considerable background in communications and marketing make her an important addition to the Board and broaden the Board’s collective experience.

Mary Ann Tocio Age: 70 Director since 2001

Ms. Tocio served as Chief Operating Officer of the Company from 1998 to 1993 and President from June 2000 until her retirement in June 2015. Ms. Tocio joined Bright Horizons in 1992 as Vice President and General Manager of Child Care Operations, and served as Chief Operating Officer from November 1993 until the merger with CorporateFamily Solutions, Inc. in July 1998. Ms. Tocio has more than 30 years of experience managing multi-site service organizations, more than 20 years of which were with the Company. She was previously the Senior Vice President of Operations for Health Stop Medical Management, Inc. Ms. Tocio currently serves as a member of the board of directors of Burlington Stores, Inc. (NYSE: BURL) and Civitas Solutions (The MENTOR Network) (NYSE: CIVI).

Ms. Tocio’s significant leadership and operational experience, including as former President and Chief Operating Officer of the Company, and her expertise with managing complex and growing organizations as well as other public company board experience render her an invaluable resource as a director.

2019 Proxy Statement	|	9

DIRECTOR COMPENSATION

The Company’s director compensation program for non-employee directors, as further described below, is intended to be competitive in attracting and recruiting new Board candidates and to further align our directors’ interests with those of our shareholders.

Annual Cash Compensation

Our non-employee directors receive an annual retainer of $50,000 for their service on the Board and any future non-employee Chair will receive an annual retainer of $75,000 for his or her service. Our non-employee directors receive the following additional annual retainers for their service on Board committees:

Committee	Chair(1)	Member
Audit Committee	$25,000	$10,000
Compensation Committee	$15,000	$7,500
Nominating and Corporate Governance Committee	$10,000	$5,000
Special Committee	$2,500	$2,500

(1) Committee Chairs do not receive a committee member retainer.

If a non-employee director does not serve on the Board or a Board committee for the full year, the Board and any applicable committee retainers and equity grants, as described below, are generally prorated.

Annual Equity Grant

Each non-employee director receives an annual equity grant of restricted stock units (RSUs) valued at $100,000, with the number of stock units determined by dividing the grant value by the closing price of the Company’s common stock on the NYSE on the date of grant. These RSUs are fully vested on the grant date and are settled on the earliest of (1) the director’s termination of service as a member of the Board, (2) the fifth anniversary of the grant date, or (3) a change of control of the Company.

Expense Reimbursements

The Company reimburses Board members for reasonable out-of-pocket expenses incurred in attending Board and Board committee meetings.

Stock Ownership Guidelines

The Board has adopted minimum stock ownership guidelines for non-employee directors. Directors are expected to own Company shares with a market value equal to five times the annual Board cash retainer ($250,000) and have five years from the later of (1) May 2016 (the date of adoption) or (2) the date of their appointment to the Board, to achieve this threshold.

As of December 31, 2018, each of our non-employee directors with the requisite years of service had met or exceeded this stock ownership requirement.

10	|	Bright Horizons

2018 Director Compensation

The following table sets forth information concerning the compensation earned by our non-employee directors during fiscal 2018. Compensation for Messrs. Kramer and Lissy, as executive officers, is included in the “Summary Compensation Table” and the supplemental tables under the heading “Executive Compensation” included elsewhere in this Proxy Statement. Messrs. Kramer and Lissy do not receive any additional compensation for serving on the Board.

Director(1)	Fees Paid in Cash ($)	Option Awards ($)(2)	Stock Awards ($)(3)(4)	Total ($)
Lawrence M. Alleva	82,500	—	100,000	182,500
Julie Atkinson(5)	50,000	—	150,000	200,000
Joshua Bekenstein	57,500	—	100,000	157,500
Roger H. Brown	52,500	—	100,000	152,500
E. Townes Duncan(6)	62,500	—	100,000	162,500
Jordan Hitch	70,000	—	100,000	170,000
Marguerite Kondracke	62,500	—	100,000	162,500
Sara Lawrence-Lightfoot	55,000	—	100,000	155,000
Linda A. Mason	50,000	—	100,000	150,000
Cathy E. Minehan	60,000	—	100,000	160,000
Mary Ann Tocio	50,000	—	100,000	150,000

(1)	Ms. Richie joined the Board effective March 28, 2019 and is not included herein.
(2)

There were no stock option awards granted to our non-employee directors in fiscal 2018. As of December 31, 2018, the following non-employee directors held the following options to purchase shares of our common stock: Roger H. Brown – 3,000 options, Marguerite Kondracke – 3,000 options, and Mary Ann Tocio – 165,041 options (representing options she received previously as an officer of the Company). Messrs. Alleva, Bekenstein, Duncan and Hitch, and Mses. Atkinson, Lawrence-Lightfoot, Mason and Minehan did not hold any options to purchase shares of our common stock as of December 31, 2018.

(3)

For fiscal 2018, amounts shown reflect the fair value of RSUs granted to our non-employee directors in 2018, determined in accordance with FASB ASC Topic 718. Assumptions used in the calculation of these amounts are included in Note 11 to our audited consolidated financial statements included in our 2018 Annual Report on Form 10-K.

(4)

As of December 31, 2018, Messrs. Alleva, Brown and Duncan and Mses. Kondracke, Lawrence-Lightfoot and Mason each held 5,218 RSUs, Messrs. Bekenstein and Hitch each held 4,207 RSUs, Mses. Minehan and Tocio held 3,207 RSUs and Ms. Atkinson held 1,457 RSUs. All RSUs are fully vested on the grant date and are settled as described above.

(5)

Ms. Atkinson joined the Board in late December 2017 and received a pro-rated equity award of RSUs on January 2, 2018 as compensation for time served on the Board between January 2018 and the 2018 Annual Meeting held on June 12, 2018. She, along with all the non-employee Board members, also received an annual equity grant of RSUs at the 2018 Annual Meeting.

(6)	Mr. Duncan retired from the Board effective March 28, 2019.

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BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD

Board Structure

We have an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee with the composition and responsibilities described below. Each committee operates under a charter that has been approved by the Board. A copy of each charter can be found by clicking on “Corporate Governance—Governance Documents” in the Investor Relations section of our website, www.brighthorizons.com. The members of each committee are appointed by the Board and each member serves until his or her successor is elected and qualified, unless he or she is earlier removed or resigns.

The Board is composed of a majority of independent directors, and our standing committees, Audit, Compensation and Nominating and Corporate Governance, are composed entirely of independent directors as defined under applicable NYSE Rules and the rules of the Securities and Exchange Commission (the “SEC”). For information on our director independence, please see “Board Independence” elsewhere in this Proxy Statement.

Board Meetings and Executive Sessions

The Board and its committees meet periodically throughout the year, as needed, to oversee management of the Company’s business and affairs for the benefit of its shareholders. During 2018, the Board held four meetings and acted by written consent three times. During 2018, each director attended at least 75% of the total Board and Committee meetings on which he or she served during the periods that he or she served and 92% of all directors attended 100% of all Board and committee meetings for which he or she served. We encourage, but do not require, our directors to attend annual meetings of shareholders and, in 2018, seven of our directors attended.

Periodically throughout the year, the independent directors meet in executive session without members of management present. These meetings allow independent directors to discuss issues of importance to the Company, including the business and affairs of the Company as well as matters concerning management, without any member of management present. Executive sessions of independent directors are presided over by Ms. Mason, an independent director and our former Chair.

Committees and Committee Composition

The Board has three standing committees: the Audit Committee, the Compensation Committee, and the Nominating and Corporate Governance Committee. From time to time, special committees may be established under the direction of the Board when necessary to address specific issues. The Board has delegated various responsibilities and authorities to these committees, as described below and in the committee charters. The committees periodically report on their activities and actions to the Board.

The table below provides information about the current membership of these committees:

Director	Audit	Compensation	Nominating and Corporate Governance
Lawrence M. Alleva	Chair	☑
Julie Atkinson(1)			☑
Joshua Bekenstein		☑
Roger H. Brown
Jordan Hitch		Chair	☑
Marguerite Kondracke			Chair
Stephen H. Kramer
Dr. Sara Lawrence-Lightfoot			☑
David H. Lissy
Linda A. Mason
Cathy E. Minehan	☑
Laurel J. Richie(2)	☑
Mary Ann Tocio
Number of meetings during fiscal 2018	8	2	2
Action by written consent during fiscal 2018	1	1	1

(1)  Ms. Atkinson was appointed to serve on the Nominating and Corporate Governance Committee on March 28, 2019.

(2)  Ms. Richie was appointed to serve on the Audit Committee on March 28, 2019 and replaced E. Townes Duncan who retired from Board service on March 28, 2019.

12	|	Bright Horizons

Audit Committee

Members: Lawrence M. Alleva, Chair | Cathy E. Minehan | Laurel J. Richie
Audit Committee Financial Experts: Lawrence M. Alleva | Cathy E. Minehan

The Audit Committee’s purpose, roles and responsibilities are set forth in a written Audit Committee charter adopted by the Board, which can be found in the Investor Relations section of our website at www.brighthorizons.com under “Corporate Governance—Governance Documents.” The Audit Committee’s purpose is to assist the Board in its oversight of (i) the integrity of the consolidated financial statements of the Company, (ii) the Company’s compliance with legal and regulatory requirements, (iii) the independent auditor’s qualifications and independence, (iv) the performance of the Company’s internal audit function and independent auditors, and (v) the Company’s internal control over financial reporting. The Audit Committee’s primary duties and responsibilities are to:

•

Appoint, evaluate, oversee, retain, compensate, terminate and change the registered public accounting firm for the purpose of preparing or issuing an audit report or related work or performing other audit, review or attest services for us. The registered public accounting firm reports directly to the Audit Committee.

•	Pre-approve all auditing services, internal control-related services and permissible non-audit services to be performed for us by our independent auditor.

•

Review and discuss with management and the independent auditor the annual audited and quarterly financial statements, including reviewing specific disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

•	Review and discuss reports from the independent auditor with regard to critical accounting policies and practices used in such financial statements.

•	Review and approve related party transactions.

•

Review and discuss with management, internal auditors and the independent auditor any material issues regarding accounting principles and financial statement presentations made in connection with the preparation of our financial statements, including any significant changes in our selection or application of accounting principles.

•

Review and discuss with management, internal auditors and the independent auditor the adequacy of our internal controls and any special steps or remedial measures adopted in light of any identified material control weaknesses.

•

Review and discuss with management and the Board the Company’s enterprise risk assessment and management and periodically discuss with management the Company’s major financial and accounting risks as well as risk assessments with respect to cybersecurity and data protection.

The Board has determined that all of the members are independent directors pursuant to Rule 10A-3(b)(1) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and NYSE Rules. All of our members are financially literate and Mr. Alleva and Ms. Minehan are also each considered an “audit committee financial expert” within the meaning of the applicable rules of the SEC. The Audit Committee’s Report is included on page 44 of this Proxy Statement.

Compensation Committee

Members: Jordan Hitch, Chair | Lawrence M. Alleva | Joshua Bekenstein

The Compensation Committee’s purpose, roles and responsibilities are set forth in a written Compensation Committee charter adopted by the Board, which can be found in the Investor Relations section of our website at www.brighthorizons.com under “Corporate Governance—Governance Documents.” The Compensation Committee’s primary duties and responsibilities are to:

•

Assist the Board in fulfilling its responsibilities relating to oversight of the compensation of our directors, executive officers and other employees and the administration of our benefits and equity-based compensation programs.

•	Approve the compensation plans, policies and programs and approve specific compensation levels for our executive officers.

•	Review and recommend the compensation structure for directors.

•	Assist the Board in developing and evaluating potential candidates for executive positions (including the Chief Executive Officer) and oversee the development of executive succession plans.

2019 Proxy Statement	|	13

•	Make recommendations regarding employee incentive compensation plans and equity-based plans.

•	Review risks related to executive compensation and the design of compensation plans.

•	Oversee compliance with shareholder approval of executive compensation matters, including advisory votes.

The Board has determined that all of the members are independent directors pursuant to NYSE Rules. The Compensation Committee does not currently use a compensation consultant. Pursuant to its charter, the Compensation Committee has the authority to delegate to subcommittees and management when appropriate. The Compensation Committee, in its role as administrator under the Company’s current 2012 Omnibus Long-Term Incentive Plan, as Amended and Restated, approved the delegation of authority to the Company’s Chief Executive Officer to grant equity awards under the plan within certain specified parameters.

Compensation Committee Interlocks and Insider Participation

During 2018, no member of the Compensation Committee was an officer or employee of the Company or served as a member of the board or compensation committee of any entity that has one or more executive officers serving as members of the Bright Horizons Board or its Compensation Committee and no executive officer of the Company served on the compensation committee or board of any entity that has one or more executive officers serving on the Bright Horizons Board or Compensation Committee. During 2018, Mr. Bekenstein was affiliated with Bain Capital. For additional information regarding transactions between Bain Capital and the Company, please see “Transactions with Related Persons” elsewhere in this Proxy Statement.

Nominating and Corporate Governance Committee

Members: Marguerite Kondracke, Chair | Julie Atkinson | Jordan Hitch | Dr. Sara Lawrence-Lightfoot

The Nominating and Corporate Governance Committee’s purpose, roles and responsibilities are set forth in a written charter adopted by the Board, which can be found in the Investor Relations section of our website at www.brighthorizons.com under “Corporate Governance—Governance Documents.” The Nominating and Corporate Governance Committee’s primary duties and responsibilities are to:

•	Identify individuals qualified to become members of the Board.

•	Recommend to the Board director nominees for the next shareholders’ meeting.

•	Review the Company’s Corporate Governance Guidelines.

•	Oversee director orientation and continuing education.

•	Review proposals submitted by shareholders.

•	Oversee the Board’s annual self-assessment.

The Board has determined that all of the members are independent directors pursuant to NYSE Rules.

Board Leadership Structure

While the Board has no set policy with respect to the separation of the offices of Chair and Chief Executive Officer and may review these offices from time to time, the Board has a long-standing practice of separating the offices of the Chair and the Chief Executive Officer. Such a review was conducted most recently during the succession-management process relating to the appointment in 2018 of Mr. Kramer as Chief Executive Officer and Mr. Lissy as Executive Chairman and, as a result of that review, the Board has determined to continue to separate the roles of Executive Chairman and Chief Executive Officer.

The Board believes that the separate roles are currently in the best interest of Bright Horizons and its shareholders. Mr. Lissy has wide-ranging, in-depth knowledge of our business arising from his many years of service to Bright Horizons and, as a result, provides effective leadership and stewardship for the Board. This structure permits Mr. Kramer to devote his attention to leading Bright Horizons and focusing on the Company’s strategic direction and day-to-day leadership and performance of our business and operations.

14	|	Bright Horizons

Succession Planning

The Compensation Committee and the full Board periodically review succession planning for the Chief Executive Officer and other senior leadership positions. These reviews include consideration and assessment of the most promising leadership talent throughout the Company, and roles in which external candidates may need to be considered. The Compensation Committee and the Board’s commitment to developing a strong succession plan for executive officer roles was particularly evident when we welcomed Stephen H. Kramer as Chief Executive Officer and Board member and David H. Lissy as Executive Chairman of the Board effective January 1, 2018.

The Board’s Role in Risk Oversight

It is management’s responsibility to manage risk and bring to the Board’s attention risks that are material to Bright Horizons. The Board has oversight responsibility for the systems established to report and monitor the most significant risks applicable to Bright Horizons. The Board administers its risk oversight role directly and through its committee structure and the committees’ periodic reports to the Board.

The Board reviews strategic, financial and execution risks and exposures associated with the annual plan and long-term plans, major litigation and other matters that may present material risk to the Company’s operations, plans, prospects, strategy or the Company’s reputation. The Board annually reviews the Company’s enterprise risk management program and receives regular updates on risk exposures.

The Audit Committee oversees the Company’s internal audit function and reviews risks associated with financial and accounting matters, including financial reporting, accounting, disclosure, internal controls over financial reporting, ethics and compliance programs, and regulatory compliance. The Audit Committee oversees and discusses with management the Company’s practices with respect to our enterprise risk management program as well as the risks associated with cybersecurity and data protection and the implementation of the Company’s policies and controls for management of such risks.

The Compensation Committee reviews risks related to executive compensation and the design of compensation programs, plans and arrangements and oversees the development of executive succession plans.

The Nominating and Corporate Governance Committee oversees Board refreshment and the appropriate assignment of directors to the Board committees for risk oversight and other areas of responsibilities.

Communications with Directors

Shareholders and other interested parties may communicate directly with the Board, the non-employee directors or the independent directors as a group, or specified individual directors by writing to such individual or group c/o Corporate Secretary, Bright Horizons Family Solutions Inc., 200 Talcott Avenue, Watertown, Massachusetts 02472. The Secretary will forward such communications to the relevant group or individual at or prior to the next meeting of the Board, excluding those items that are not related to Board duties and responsibilities, such as advertisements or solicitations.

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CORPORATE GOVERNANCE AND DIRECTOR INDEPENDENCE

Corporate Governance Highlights

Bright Horizons demands integrity and is committed to upholding high ethical standards. Our strong corporate governance practices support this goal and provide a framework within which the Board and management can pursue the strategic objectives of the Company and ensure long-term growth for the benefit of our shareholders. The Nominating and Corporate Governance Committee regularly reviews matters of corporate governance and highlights of our corporate governance practices are listed below and discussed elsewhere in this Proxy Statement.

Recent Developments in Corporate Governance:

✓ Recent Board Refreshment:	We are committed to Board refreshment and seek to balance continuity and fresh perspectives as demonstrated by the addition of three independent directors over the past few years—Ms. Minehan in 2016, Ms. Atkinson in 2017 and Ms. Richie in 2019.

✓ Ongoing Commitment to Diversity:	Approximately 54% of our Board members are women and 15% of our Board members are racially diverse. Our Board membership is represented by a varied range of experiences.

✓ Introduction of Individual Director Self-Assessments:	In 2018, the Board introduced a peer review and individual assessment of each director annually to enhance director development and Board/committee leadership planning. This process is overseen by the Board’s Nominating and Corporate Governance Committee.

Our Other Corporate Governance Practices:

✓ Independent Board:	11 out of 13 current directors are independent under NYSE Rules (all directors other than our Executive Chairman and Chief Executive Officer) and all Committees are comprised solely of independent directors under NYSE Rules.

✓ Robust Self-Evaluation Process:	The Board and each committee conduct annual self-assessments in addition to the peer reviews discussed above.

✓ Strong Stock Ownership Guidelines:	We have stock ownership requirements for non-employee directors (5x annual cash retainer), our Chief Executive Officer (5x annual base salary) and our other named executive officers (3x annual base salary).

✓ Hedging and Pledging Policy:	All directors and executive officers are subject to the anti-pledging and anti-hedging provisions under our Amended and Restated Insider Trading Policy.

✓ Majority Voting:	Our By-laws provide for a majority voting standard in uncontested elections of directors.

✓ No Overboarding:	All directors, including the Chief Executive Officer, are subject to limits on other public company board service.

✓ Independent Executive Sessions:	There are regular Board and committee executive sessions of non-employee directors who are all independent under NYSE Rules.

✓ Dedicated Succession Planning:	The Board actively monitors our management succession and development plans and receives regular updates on employee engagement, diversity, and retention matters.

✓ Split Chair and Chief Executive Officer Roles:	Our separate Executive Chair and Chief Executive Officer leadership structure aims to maintain segregation between Board oversight and management operating decisions.

✓ Compensation Best Practices:	We have caps on incentive cash bonuses tied to corporate performance, limits on annual director equity awards and cash fees, and, beginning with the Amended Equity Plan, minimum vesting requirements. Please see page 27 of this Proxy Statement for more information on our other compensation practices.

16	|	Bright Horizons

Our Other Corporate Governance Practices (cont.):

✓ Clawback Policy:	We maintain a clawback policy covering performance-based compensation for current and former executive officers.

✓ Risk Oversight:	Audit Committee approval is required for related party transactions and our Audit Committee oversees enterprise risk management and cybersecurity risk with regular reports and review by the full Board.

✓ Director Attendance:	All directors attended at least 75% of the aggregate total meetings of the Board and its committees on which the director served during the last fiscal year.

✓ Director Education:	We have a board orientation and continuing education program available to all directors.

✓ No Poison Pill:	We do not have shareholder rights plan in place.

Board Refreshment, Diversity and Expertise

The Board of Directors and the Nominating and Corporate Governance Committee are committed to ensuring our Board represents a balance of long-term members with in-depth knowledge of our business and newer members who bring valuable additional attributes, skills and experience. In addition to ensuring the Board reflects an appropriate mix of experiences, qualifications, attributes and skills, the Nominating and Corporate Governance Committee focuses on director succession and tenure. Over the last three to four years, the Board has undergone significant refreshment by bringing in new directors who lend fresh perspectives resulting in increased gender/racial diversity and broadened backgrounds and skill sets.

Board Refreshment. Under the leadership of the Nominating and Corporate Governance Committee, chaired by Marguerite Kondracke, the Board has been notably refreshed over the last three years by adding four new directors, including three independent directors, all women, and rotating two directors off the Board. Since 2016, we have welcomed the following directors:

● Cathy E. Minehan in 2016 ● Julie Atkinson in 2017 ● Stephen H. Kramer in 2018 ● Laurel J. Richie in 2019	Board Refreshment Since 2016

These directors have brought a mix of experience in digital strategy, marketing, innovation, strategic and operational leadership, industry experience, financial expertise and risk management.

Board Diversity. Our Corporate Governance Guidelines provide that our Board should reflect a range of diversity. We seek to have a Board that represents diversity as to experience, gender and ethnicity/race and are committed to a diversified membership, in terms of both the individuals involved as well as their various experiences and areas of expertise. Currently, approximately 54% of Board members are women, a marked increase from 2015 when approximately 36% of Board members were women, and 15% of Board members are racially diverse. The Board continuously seeks to broaden its membership to ensure it has the right mix of directors with institutional knowledge, fresh perspectives, differentiated backgrounds, and diversity in terms of gender and ethnicity. The following graph reflects the diversity of our current Board.

Board Diversity

13 Board Directors

7 Women / 2 Racially Diverse

2019 Proxy Statement	|	17

Board Expertise. We seek a Board that reflects a range of talents, ages, skills, character and expertise, particularly in the areas of accounting and finance, management, domestic and international markets, leadership and corporate governance and the child care, education and related industries in which we operate, sufficient to provide sound and prudent guidance with respect to our operations and interests. The Board regularly reviews the skills, experience, and background that it believes are desirable to be represented on the Board and the following is a description of some of the Board members’ varied skills, experience, and backgrounds:

Director Experience & Expertise

Board Independence

Our Corporate Governance Guidelines provide that the Board shall consist of such number of directors who are independent as is required and determined in accordance with applicable laws and regulations and requirements of the NYSE. The Board evaluates relationships of each director and nominee with Bright Horizons and makes an affirmative determination whether or not such director or nominee is independent. Under our Corporate Governance Guidelines, an “independent” director is one who meets the qualification requirements for being an independent director under applicable laws and the listing standards of the NYSE. The Board reviews transactions and relationships between each non-employee director and nominee or any member of his or her immediate family and Bright Horizons. The purpose of this review is to determine whether there are any such relationships or transactions and, if so, whether they are inconsistent with a determination that the director or nominee was independent.

As a result of this review, the Board has affirmatively determined that all non-employee directors, Mr. Alleva, Ms. Atkinson, Mr. Bekenstein, Mr. Brown, Mr. Hitch, Ms. Kondracke, Dr. Lawrence-Lightfoot, Ms. Mason, Ms. Minehan, Ms. Richie and Ms. Tocio, are independent under the governance and listing standards of the NYSE.

Board Independence

Board and Committee Annual Performance Reviews and Individual Director Assessments

Our Corporate Governance Guidelines provide that the Board shall be responsible for annually conducting a self-evaluation of the Board as a whole. In addition, the written charters of each of the Audit, Compensation and Nominating and Corporate Governance Committees provide that each committee shall evaluate its performance on an annual basis. During 2018, the Board and each committee conducted a self-evaluation pursuant to these requirements.

The Board views the annual self-assessment review as an integral part of its commitment to continuous improvement and achieving high levels of Board and committee performance and, beginning in 2018, the Board began conducting an individual director assessment and peer review annually to enhance director development, accountability and leadership planning.

18	|	Bright Horizons

Corporate Responsibility

Social Sustainability. Bright Horizons strives to be a positive influence in our communities by living up to the highest ethical standards, pursuing socially minded business practices, providing rewarding career and employment opportunities, delivering high quality child care and early education, and giving back to our communities in concert with our employees’ individual efforts.

Supporting the communities in which we work and live is at our core. Bright Horizons proudly stands behind our many employees who give their time to non-profit organizations, awarding recognition grants for volunteer work they do to give back to their communities. We also work together to support the Bright Horizons Foundation for Children®, a nonprofit organization focused on brightening the lives of children, youth, and families experiencing homelessness and other crises, through its mission to bring Bright Spaces® to children and families in homeless shelters.

Employee Sustainability and Development. Our ability to be successful in the global marketplace directly depends on attracting and retaining talented and skilled employees, and keeping those individuals fully engaged in our business. From hiring, career development, and compensation to safety and wellness, we are invested in creating programs and resources that enhance our workplace environment, our employee experience, and retain and engage our talent.

We provide tuition reimbursement and tuition assistance to our teachers and center directors. In 2018, we launched our Horizons Teacher Degree Program, an expanded tuition support program, whereby our teachers are able to earn associates and bachelor’s degrees in early childhood education at no cost to the employee.

We provide wellness initiatives to our employees with benefits relating to nutrition, stress management and employee assistance, financial well-being, mental health, and work-life balance and we provide a robust, award-wining ongoing employee training and career development program that is available to all employees through our online training university that includes online and offline components and interactive courses.

Governance and Ethical Sustainability. Ethical behavior is a core tenet of our Company’s values. Our employees, across all locations and job functions, have internalized the value of ethical behavior, routinely going beyond mere compliance with applicable laws and regulations. The foundation of our culture is our HEART principles, through which we encourage Honesty, Excellence, Accountability, Respect, and Teamwork. We operate a robust ethics and compliance program, which includes regular employee training, and our Code of Business Conduct and Code of Ethics are designed to ensure that our business is conducted with integrity.

Commitment to Diversity and Inclusion. Bright Horizons is fully committed to a workplace where all employees feel welcomed and comfortable. At Bright Horizons, we don’t just talk about diversity and inclusion, we embrace it. We understand the importance of welcoming differences, creating a sense of belonging and providing opportunities for our employees to bring their full selves to work.

We are an organization made up of employees, children, and families from many cultures, backgrounds, and experiences. We have an employee-led Inclusion Steering Committee and Employee Advisory Groups that help facilitate interactive activities, ignite/engage in bold conversations, lead diversity awareness and provide inclusive leadership trainings, webinars and discussion groups, which aide us in creating a culture where everyone’s unique differences are celebrated and valued.

We are honored to be recognized as one of Fortune’s Best Workplaces for Diversity and proud to have received a 100 percent rating on the Human Rights Campaign Foundation’s Corporate Equality Index in 2018—a national benchmarking survey and report on corporate policies and practices related to LGBTQ workplace equality. We have a long track record of being named an employer of choice for women and have been named a “100 Best Workplaces for Women” by FORTUNE Magazine in 2018 and a “Best Workplaces for Women” by the Great Place to Work Institute in 2018 in the U.K. in addition to being named to the list of “100 Best Companies to Work For” by FORTUNE Magazine 18 times—most recently in 2019.

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Director Nominations

Criteria and Process of Identifying and Evaluating Candidates for Consideration as a Director Nominee

The Nominating and Corporate Governance Committee is responsible for recommending to the Board candidates to stand for election to the Board at the Company’s annual meeting of shareholders and for recommending candidates to fill vacancies on the Board that may occur between annual meetings. The Nominating and Corporate Governance Committee receives suggestions for new directors from a number of sources, including other Board members and our Chief Executive Officer. It also may, in its discretion, employ a third-party search firm to assist in identifying candidates for director. Our Corporate Governance Guidelines provide that the Board shall review the appropriate skills and characteristics required of Board members in the context of its current make-up. It is the policy of the Board that directors should possess the highest personal and professional ethics, integrity and values. Board members are expected to become and remain informed about the Company, its business and its industry and rigorously prepare for, attend and participate in all Board and applicable committee meetings. The Nominating and Corporate Governance Committee evaluates each individual in the context of the skills, character, diversity and expertise of the Board as a whole, with the objective of recommending a group that can best perpetuate the success of our business and represent shareholder interests through the exercise of sound judgment using its diversity of experience. In addition, the Nominating and Corporate Governance Committee considers, in light of our business, each director nominee’s experience, qualifications, attributes and skills that are identified in the biographical information contained under “Proposal 1—Election of Directors.”

In mid-2018, the Nominating and Corporate Governance Committee retained Spencer Stuart, an executive search and leadership consulting firm, to assist in identifying potential candidates for the Board that resulted in Ms. Richie joining the Board as a new independent member in March of 2019.

Procedures for Recommendation of Director Nominees by Shareholders

The Nominating and Corporate Governance Committee also considers properly submitted recommendations for candidates to the Board from shareholders in accordance with our By-laws. Any shareholder may submit in writing a candidate for consideration for each shareholder meeting at which directors are to be elected by no later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the anniversary date of the prior year’s annual meeting. Any shareholder recommendations for consideration by the Nominating and Corporate Governance Committee should include the candidate’s name, biographical information, and the information required by Section 1.2 of our By-laws. Recommendations should be sent to c/o Corporate Secretary, Bright Horizons Family Solutions Inc., 200 Talcott Avenue, Watertown, MA 02472. The Nominating and Corporate Governance Committee evaluates candidates for the position of director recommended by shareholders or others in the same manner as candidates from other sources. The Nominating and Corporate Governance Committee will determine whether to interview any candidates and may seek additional information about candidates from third-party sources.

Majority Voting

In 2017, the Board adopted a majority voting requirement for the election of directors at uncontested meetings of shareholders to increase our Board’s accountability to our shareholders. Under the Company’s majority voting standard, a nominee for director in an uncontested election will be elected to the Board if the votes cast “for” such nominee’s election exceed the votes cast “against” such nominee’s election (disregarding abstentions and broker non-votes). Directors will continue to be elected by plurality vote in a contested election of directors (as defined in our By-laws). Our By-laws provide that a proposed nominee must deliver an irrevocable letter of resignation as a director, effective upon such person’s failure to receive the required vote for reelection at the next meeting of shareholders at which such person faces reelection and, to the extent that an irrevocable resignation has not been previously received by the Board from an incumbent director, in an election that is not a contested election, if any incumbent director nominated for reelection fails to receive a majority of the votes cast in an election, such director will promptly tender his or her resignation to the Board. An irrevocable resignation shall become effective on (1) that person not receiving a majority of the votes cast in an election that is not a contested election of directors, and (2) acceptance of that resignation by the Board in accordance with Section 2.2 of our By-laws. The Nominating and Corporate Governance Committee shall make a recommendation to the Board as to whether to accept or reject an incumbent director’s resignation, or whether other action should be taken. The Board shall act on the resignation, taking into account the committee’s recommendation, and publicly disclose its decision regarding the resignation and the rationale behind the decision within 90 days following certification of the election results. The Nominating and Corporate Governance Committee in making its recommendation and the Board in making its decision each may consider any factors and other information that they consider appropriate and relevant. If the Board does not accept the resignation, the incumbent director will continue to serve until the next annual meeting and until his or her successor is duly elected, or earlier resignation or removal.

20	|	Bright Horizons

Policies Relating to Directors and Limits on Board Service

It is our policy that directors, who are also employees of the Company, shall offer their resignation from the Board at the same time they retire from employment with the Company. In addition, it is our policy that directors who retire or otherwise change from the principal occupation or background association they held when they were originally invited to the Board should provide notice to the Board and offer to resign from the Board. The Board does not believe that such directors should necessarily leave the Board, but it is our policy that there should be an opportunity for the Board to review the continued appropriateness of such director’s membership under these circumstances.

We believe that no director should serve on more than four boards of public companies (including our Board), provided, however, that this restriction shall not apply to those directors with full-time jobs that require the director to serve on the boards of other companies, as is the case for Mr. Bekenstein. We believe that our Chief Executive Officer should serve on no more than two boards of public companies (including our Board). Pursuant to our Audit Committee charter and NYSE Rules, members may serve on no more than three separate public company audit committees simultaneously without prior review and determination by the Board that such simultaneous service would not impair the ability of such member to effectively serve on the Company’s Audit Committee. Currently, no members of the Audit Committee serve on more than three separate public company audit committees.

Director Education

Our director orientation and continuing education program consists of visits to Bright Horizons centers, background material on the Company, education regarding our Code of Business Conduct and Ethics and other policies and practices relevant to our business and operations, and meetings with and presentations by senior management. In addition, we provide updates on relevant topics of interest to the Board. We also encourage directors to attend director education programs sponsored by various educational institutions and all Board members receive a National Association of Corporate Directors membership.

Code of Business Conduct and Ethics

We have adopted a written Code of Business Conduct and Ethics Applicable to all Directors, Officers and Employees and a written Code of Ethics for Senior Managers and Financial Officers, which are designed to ensure that our business is conducted with integrity. These codes cover, among other things, professional conduct, conflicts of interest, accurate recordkeeping and reporting, public communications and the protection of confidential information, as well as adherence to laws and regulations applicable to the conduct of our business. Copies of these codes can be found by clicking on “Corporate Governance—Governance Documents” in the Investor Relations section of our website, www.brighthorizons.com. We intend to disclose any future amendments to, or waivers from, these codes of ethics for Bright Horizons executive officers within four business days of the waiver or amendment through a website posting or by filing a Current Report on Form 8-K with the SEC.

Online Availability of Information and Governance Documents

The current versions of our Corporate Governance Guidelines, Code of Business Conduct and Ethics Applicable to all Directors, Officers and Employees, Code of Ethics for Senior Managers and Financial Officers and charters for our Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee are available by clicking on “Corporate Governance—Governance Documents” in the Investor Relations section of our website, www.brighthorizons.com. These materials are also available in print free of charge to shareholders upon written request to c/o Corporate Secretary, Bright Horizons Family Solutions Inc., 200 Talcott Avenue, Watertown, Massachusetts 02472.

2019 Proxy Statement	|	21

TRANSACTIONS WITH RELATED PERSONS

Stockholders Agreement

In connection with the consummation of our initial public offering in January 2013, we entered into an amended and restated stockholders agreement (the “Stockholders Agreement”) with certain investment funds affiliated with Bain Capital (the “Bain Funds”) and certain other investors, including certain of our executive officers and directors. Our Stockholders Agreement obligated the stockholders parties thereto, subject to the limited exceptions described in the Stockholders Agreement, to enter into customary lock-up agreements with the underwriters in the event of underwritten public offerings of our shares of common stock. On March 29, 2018, the Bain Funds sold their remaining shares in Bright Horizons in an underwritten secondary offering and no longer hold any shares of the Company. Investors, including certain of our executive officers and directors, no longer have any rights under the Stockholders Agreement.

Registration Rights Agreement

In connection with the consummation of our initial public offering, our registration rights agreement (the “Registration Agreement”) with the Bain Funds and certain other shareholders, including certain of our executive officers and directors, was amended. The Registration Agreement, as amended, provided the Bain Funds with certain demand registration rights. In addition, if we from time to time registered additional shares of common stock for sale to the public, we were required to give notice of such registration to the other shareholders party to the agreement of our intention to effect such a registration, and, subject to certain limitations, such other holders (including certain of our executive officers and directors) had piggyback registration rights providing them with the right to require us to include shares of common stock held by them in such registration. We were required to bear the registration expenses, other than underwriting discounts and commissions and transfer taxes, associated with any registration of shares by the Bain Funds or other holders described above.

The Registration Agreement included customary indemnification provisions in favor of any person who is or might be deemed a controlling person within the meaning of Section 15 of the Securities Act of 1933, as amended (the “Securities Act”), or Section 20 of the Exchange Act and related parties against liabilities under the Securities Act incurred in connection with the registration of any of our debt or equity securities. These provisions provided indemnification against certain liabilities arising under the Securities Act and certain liabilities resulting from violations of other applicable laws in connection with any filing or other disclosure made by us under the securities laws relating to any such registrations. We agreed to reimburse such persons for any legal or other expenses incurred in connection with investigating or defending any such liability, action or proceeding, except that we were not required to indemnify any such person or reimburse related legal or other expenses if such loss or expense arises out of or is based on any untrue statement or omission made in reliance upon and in conformity with written information provided by such person.

On March 29, 2018, the Bain Funds sold their remaining shares in Bright Horizons in an underwritten secondary offering and no longer hold any shares of the Company. Shareholders under the agreement, including certain of our executive officers and directors, no longer have any “registrable securities” as that term is defined under the Registration Agreement.

Policies and Procedures for Related Party Transactions

The Board has adopted a written policy for the review and approval or ratification of transactions involving related persons. “Related Persons” consist of any person who is or was (since the beginning of the fiscal year) a director, nominee for director or executive officer, any greater than 5% shareholder and the immediate family members of any of those persons. The Audit Committee is responsible for administering this policy.

Transactions covered by the policy consist of any transaction, arrangement or relationship (including any indebtedness or guarantee of indebtedness) or any series of similar transactions, arrangements, or relationships, or currently proposed transaction, in which (1) the aggregate amount exceeds $120,000 with respect to any fiscal year, (2) the Company is a participant, and (3) any Related Person has or will have a direct or indirect material interest, other than solely as a result of being a director or a less than 10% beneficial owner of another entity (an “Interested Transaction”). Under the policy, the Audit Committee and the Board have reviewed and determined that certain

22	|	Bright Horizons

categories of Interested Transactions are deemed to be pre-approved or ratified by the Board even if the amounts will exceed $120,000. These are: (a) the employment and compensation arrangements required to be reported in the proxy statement; (b) director compensation required to be reported in the proxy statement; (c) any transaction with another company if the aggregate amount involved does not exceed the greater of $1,000,000 or 2% of that company’s total revenues, or any transaction where the Company is indebted to another company if the total amount of indebtedness does not exceed 1% of that company’s total consolidated assets (in both cases, the pre-approval applies if the Related Person’s only relationship is as an employee (other than executive officer), director or beneficial owner of less than 10% of the other company’s shares); (d) competitively bid or regulated public utility services transactions; (e) transactions involving trustee-type services; and (f) transactions where the Related Person’s interest arises solely from the ownership of our common stock and all common shareholders received the same benefit on a pro rata basis.

The Audit Committee Chair has the authority to pre-approve or ratify any Interested Transaction with a Related Person in which the aggregate amount involved is expected to be less than $500,000. In determining whether to approve or ratify an Interested Transaction, the Audit Committee and the Chair may take into account such factors as they deem appropriate, which may include whether the Interested Transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related person’s interest in the transaction.

2019 Proxy Statement	|	23

STOCK OWNERSHIP INFORMATION

The following table sets forth information regarding the beneficial ownership of our common stock as of April 4, 2019 by:

•	each person or group of affiliated persons known by us to be the beneficial owner of more than 5% of our common stock;

•	each of our named executive officers, directors and director nominees; and

•	all of our directors and executive officers as a group.

The percentage ownership information shown in the table below is based upon 58,069,961 shares of common stock outstanding as of April 4, 2019.

Information with respect to beneficial ownership has been furnished by each director, officer or beneficial owner of more than 5% of our common stock. We have determined beneficial ownership in accordance with the rules of the SEC. These rules generally attribute beneficial ownership of shares to persons who possess sole or shared voting or investment power with respect to such shares. The information does not necessarily indicate beneficial ownership for any other purpose. Under these rules, the number of shares of common stock deemed outstanding includes shares issuable upon exercise of options or settlement of vested restricted stock units and held by the respective person or group which may be exercised or converted within 60 days after April 4, 2019 as well as shares of restricted stock of which a respective person has voting power. These shares are deemed to be outstanding and beneficially owned by the person holding those options for the purpose of computing the percentage ownership of that person or entity, but they are not treated as outstanding for the purpose of computing the percentage ownership of any other person or entity.

Unless otherwise indicated below, the address for each listed director, officer and shareholder is c/o Bright Horizons Family Solutions Inc., 200 Talcott Avenue, Watertown, Massachusetts 02472. The inclusion in the following table of those shares, however, does not constitute an admission that the named shareholder is a direct or indirect beneficial owner. Unless otherwise indicated and subject to applicable community property laws, to our knowledge, each shareholder named in the following table possesses sole voting and investment power over the shares listed, except for those jointly owned with that person’s spouse.

Name	Number of Shares	Percentage
Beneficial holders of 5% or more of our outstanding common stock:

T. Rowe Price Associates, Inc.(1)	7,419,144	12.8%

The Vanguard Group(2)	5,112,970	8.8%

Baron Capital Group, Inc.(3)	3,046,080	5.2%

BlackRock, Inc.(4)	2,892,077	5.0%

Directors and executive officers:

Mary Lou Burke Afonso(5)	72,460	*

Lawrence M. Alleva(6)	5,218	*

Julie Atkinson(7)	1,457	*

Joshua Bekenstein(8)	4,207	*

Mandy Berman(9)	34,554	*

Elizabeth J. Boland(10)	145,266	*

Roger H. Brown(11)	67,455	*

Jordan Hitch(12)	4,207	*

Marguerite Kondracke(13)	16,718	*

Stephen H. Kramer(14)	98,925	*

Dr. Sara Lawrence-Lightfoot(15)	5,218	*

David H. Lissy(16)	348,642	*

Linda A. Mason(17)	67,455	*

Cathy E. Minehan(18)	3,207	*

Laurel J. Richie(19)	198	*

Mary Ann Tocio(20)	210,678	*

All Directors, Nominees and Executive Officers as a Group (17 persons)(21)	1,090,251	1.9%

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(*)	Indicates less than 1%.
(1)

The information regarding the T. Rowe Price Entities (as defined below) is based solely on information included in the Schedule 13G/A filed by them with the SEC on February 14, 2019. T. Rowe Price Entities reported that T. Rowe Price Associates, Inc. (“Price Associates”) has sole voting power with respect to 1,491,990 shares of common stock and sole dispositive power with respect to 7,419,144 shares of common stock and that T. Rowe Price New Horizons Fund, Inc. (together with Price Associates, the “T. Rowe Price Entities”) has sole voting power with respect to 4,631,964 shares of common stock. The principal business address of the T. Rowe Price Entities is 100 E. Pratt Street, Baltimore, MD 21202.

(2)

The information regarding The Vanguard Group is based solely on information included in the Schedule 13G/A filed by The Vanguard Group with the SEC on February 11, 2019. The Vanguard Group reported that it has sole voting power with respect to 32,374 shares of common stock, shared voting power with respect to 5,964 shares of common stock, sole dispositive power with respect to 5,081,540 shares of common stock, and shared dispositive power with respect to 31,430 shares of common stock. The principal business address of The Vanguard Group is 100 Vanguard Blvd., Malvern, PA 19355.

(3)

The information regarding the Baron Entities (as defined below) is based solely on information included in the Schedule 13G/A filed by them with the SEC on February 14, 2019. The Baron Entities reported that Baron Capital Management, Inc. (“BCM”) has shared voting and shared dispositive power over 87,460 shares of common stock; BAMCO, Inc. (“BAMCO”) has shared voting power over 2,728,620 shares of common stock and shared dispositive power over 2,958,620 shares of common stock; Baron Capital Group, Inc. (“BCG”) has shared voting power over 2,816,080 shares of common stock and shared dispositive power over 3,046,080 shares of common stock; and Ronald Baron (collectively with BCM, BAMCO and BCG, the “Baron Entities”) has shared voting power over 2,816,080 shares of common stock and shared dispositive power over 3,046,080 shares of common stock. BAMCO and BCM are subsidiaries of BCG. Ronald Baron owns a controlling interest in BCG. The address for each of the Baron Entities is 767 Fifth Avenue, 49th Floor, New York, NY 10153.

(4)

The information regarding BlackRock, Inc. is based solely on information included in the Schedule 13G filed by BlackRock, Inc. with the SEC on February 11, 2019. BlackRock, Inc. reported that it has sole voting power with respect to 2,664,701 shares of common stock and sole dispositive power with respect to 2,892,077 shares of common stock. The principal business address of BlackRock, Inc. is 55 East 52nd Street, New York, NY 10055.

(5)	Includes 2,600 shares of common stock held by Ms. Burke Afonso’s daughters and 39,808 shares of common stock that can be acquired upon the exercise of outstanding options.
(6)	Includes 5,218 shares that can be acquired upon the settlement of vested restricted stock units.
(7)	Includes 1,457 shares that can be acquired upon the settlement of vested restricted stock units.
(8)	Includes 4,207 shares that can be acquired upon the settlement of vested restricted stock units.
(9)	Includes 16,991 shares of common stock that can be acquired upon the exercise of outstanding options.
(10)	Includes 44,609 shares held by the Elizabeth J. Boland Revocable Trust of 2018 and 17,925 shares of common stock that can be acquired upon the exercise of outstanding options.
(11)

Includes (i) 1,226 shares held by the Roger H. Brown, Jr. Trust dated August 7, 1996, (ii) 1,235 shares held by Mr. Brown, (iii) 43,288 shares held by the Linda A. Mason Trust dated August 7, 1996, (iv) 8,270 shares held by Ms. Mason, Mr. Brown’s spouse, (v) 3,000 shares that may be acquired by Mr. Brown upon the exercise of outstanding options, (vi) 5,218 shares that can be acquired upon the settlement of vested restricted stock units for Mr. Brown, and (vii) 5,218 shares that can be acquired upon the settlement of vested restricted stock units by Ms. Mason.

(12)	Includes 4,207 shares that can be acquired upon the settlement of vested restricted stock units.
(13)

Includes 3,500 shares held by Ms. Kondracke, 5,000 shares held by Morton Kondracke, Ms. Kondracke’s spouse, 3,000 shares of common stock that can be acquired upon the exercise of outstanding options, and 5,218 shares that can be acquired upon the settlement of vested restricted stock units.

(14)	Includes 53,900 shares held by the Charles River View Trust dated 12/13/07.
(15)	Includes 5,218 shares that can be acquired upon the settlement of vested restricted stock units.
(16)

Includes 12,096 shares of common stock held by Irrevocable Trusts for Mr. Lissy’s children, 13,500 shares of common stock that can be acquired upon the exercise of outstanding options and 9,147 shares of common stock held by the Lissy Family Foundation of which Mr. Lissy may be deemed a beneficial owner.

(17)

Includes (i) 43,288 shares held by the Linda A. Mason Trust dated August 7, 1996, (ii) 8,270 shares held by Ms. Mason, (iii) 1,226 shares held by the Roger H. Brown, Jr. Trust dated August 7, 1996, (iv) 1,235 shares held by Mr. Brown, Ms. Mason’s spouse, (v) 3,000 shares that may be acquired by Mr. Brown, upon the exercise of outstanding options, (vi) 5,218 shares that can be acquired upon the settlement of vested restricted stock units for Ms. Mason, and (vii) 5,218 shares that can be acquired upon the settlement of vested restricted stock units by Mr. Brown.

(18)	Includes 3,207 shares that can be acquired upon the settlement of vested restricted stock units.
(19)	Includes 198 shares that can be acquired upon the settlement of vested restricted stock units.
(20)

Includes 54,336 shares held by the Mary Ann Tocio Revocable Trust dated November 14, 2013, 149,135 shares of common stock that can be acquired upon the exercise of outstanding options, and 3,207 shares of common stock that can be acquired upon the settlement of vested restricted stock units.

(21)

Includes 243,359 shares of common stock that can be acquired upon the exercise of outstanding options and 42,573 shares of common stock that can be acquired upon settlement of vested restricted stock units.

2019 Proxy Statement	|	25

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors, executive officers and holders of more than 10% of our common stock to file reports of holdings and transactions in our common stock with the SEC. Specific due dates for these reports have been established and we are required to report any failure to file by such dates during fiscal year 2018. Based on our review of filings made with the SEC and representations made by our directors and executive officers, we believe that all of our directors and executive officers timely filed all reports that were required to be filed under Section 16(a).

26	|	Bright Horizons

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

This discussion describes our compensation philosophy, principles and practices with respect to the compensation of the executive officers listed below (referred to as our named executive officers) for 2018:

David H. Lissy	Executive Chairman
Stephen H. Kramer	Chief Executive Officer and President
Elizabeth J. Boland	Chief Financial Officer
Mary Lou Burke Afonso	Chief Operating Officer, North America Center Operations
Mandy Berman(1)	Executive Vice President and Chief Administrative Officer

(1)

Effective February 28, 2019, Ms. Berman resigned from the Company. In connection with her departure, the Company entered into a Consulting Agreement for a period of one (1) year beginning on February 28, 2019 for a modest consulting fee of $25,000 to assist in a seamless transition.

Overview of Compensation

Our named executive officers’ compensation is determined by the Compensation Committee and is reviewed annually. Our executive compensation program is designed to attract and retain high-quality leadership and incentivize our executive officers and other key employees to achieve company performance goals and strong individual performance over the short- and long-term. Our pay-for-performance approach to executive compensation places a greater emphasis on long-term equity incentive grants than on other forms of compensation, reflecting our focus on long-term value creation and serving to align the interests of our executive officers with those of our shareholders. For example, our annual Equity Choice Plan awards, which permit recipients to choose awards of stock options or purchased restricted stock, require an upfront, personal investment by mandating participants who elect purchased restricted stock to pay 50% of the fair market value on the grant date to receive the underlying award.

Fiscal 2018 Performance and Company Highlights

The Company achieved strong financial results in fiscal 2018 and successfully completed a number of operational and strategic activities during the year. We believe that our named executive officers were instrumental in helping us achieve these results. Key aspects of our overall financial, operating and strategic performance include:

•

Financial Performance: For fiscal 2018, revenue grew 9%, or $162 million, to $1.9 billion, operating income grew 16%, or $34 million, to $239 million, and diluted earnings per share grew 3%, or $0.07, to $2.66.

•

Total Shareholder Return (TSR): The Company delivered a strong TSR in fiscal 2018 and has outperformed the Russell 3000 Index and the Russell Midcap Growth Index on a one-, three- and five-year basis as outlined below:

	1-Year	3-Year	5-Year
Bright Horizons Family Solutions	18.56%	18.60%	24.85%
Russell 3000 Index	–5.24%	8.97%	7.91%
Russell Midcap Growth Index	–4.75%	8.59%	7.42%

*	Source: Thomson Reuters Eikon; Zacks Investment Research

•

New Business Growth: In 2018, we increased revenue in each of our operating segments, growing our Full Service Center-Based Child Care revenue 9% to $1.6 billion, our Back-Up services revenue 10% to $245 million and our Educational Advisory services revenue 21% to $71 million. As of December 31, 2018, the Company operated 1,082 child care and early education centers across a wide range of industries with the capacity to serve approximately 120,000 children and their families in the United States as well as in the United Kingdom, the Netherlands, Canada and India.

•	Recognition as an Employer of Choice and Leader in Diversity: We have a long track record of being named an employer of choice by external publications and organizations:

*	Named one of the “100 Best Companies to Work For” by FORTUNE Magazine 18 times—most recently in 2019.

*	Named a “Best Workplaces for Diversity” by FORTUNE Magazine in 2018.

*	Named one of the “100 Best Workplaces for Women” by FORTUNE Magazine in 2018.

*	Recognized as one of the Boston Globe’s “Top Places to Work in Massachusetts” 11 years in a row—most recently in 2018.

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*	Named a Boston Business Journal “Best Places to Work” in 2018.

*	Named a Denver Post “Top Workplaces” in Colorado in 2018.

*	Awarded Human Rights Campaign Foundation’s Best Place to Work for LGBTQ Equality in 2018.

*	Named one of the United Kingdom’s “Best Workplaces” and “Best Workplaces for Women” by the Great Place to Work Institute in 2018.

*	Named one of the Netherlands’ “Best Workplaces” by the Great Place to Work Institute in 2018.

•

Commitment to Employees: In 2018, we launched the new Horizons Teacher Degree Program, an expanded tuition reimbursement program, whereby our teachers are able to earn associate and bachelor’s degrees in early childhood education at no cost to the employee.

•

Succession Planning: On January 1, 2018, Mr. Lissy transitioned from his role as Chief Executive Officer to Executive Chairman of the Board and Mr. Kramer became Chief Executive Officer of Bright Horizons, in addition to being appointed to the Board as a Class I director.

For additional information on the Company’s fiscal 2018 performance, please see our Annual Report on Form 10-K for the year ended December 31, 2018, as filed with the SEC on February 27, 2019.

Compensation and Governance Best Practices

Our executive compensation program includes a number of compensation practices intended to promote good corporate governance and to align the interests of management with those of our shareholders:

What We Do:		What We Don’t Do:
☑	Limit incentive compensation—a 3x cap on the maximum payout of the portion of annual cash bonuses tied to Company performance.	☒	No tax gross-ups—we do not provide for tax gross-ups to our executive officers.
☑	Maintain stock ownership guidelines—we have adopted stock ownership guidelines for directors, our Chief Executive Officer and our named executive officers.	☒	No repricing of options—we do not allow repricing of underwater stock options unless approved by our shareholders.
☑	Set challenging performance goals—rigorous corporate performance targets that we believe motivate our executives to deliver value to our shareholders.	☒	No defined benefit pension—we do not maintain a defined benefit pension plan for our executive officers.
☑	Tie incentive compensation to achievement of financial performance metrics—we disclose the financial performance metrics used in our incentive bonuses and maintain a pay mix that is performance-based.	☒	Restrictions on Dividends and Dividend Equivalents—our Amended Equity Plan prohibits participants from receiving current dividends that are paid before the underlying award vests and is paid.
☑	Minimum vesting requirement—awards to be granted under the Amended Equity Plan will have a one (1) year minimum vesting requirement (subject to a 5% carve-out).	☒	Do not incentivize excessive risk taking—the Company annually assesses our compensation program to mitigate compensation-related risks.
☑	Clawback policy—the Company maintains a clawback policy covering performance-based cash and equity compensation for current and former executive officers (including all named executive officers).	☒	Limited perks—the Company provides modest perquisites to its executive officers and eliminated car allowances in 2018; most benefits are available to all eligible employees.
☑	Limits on non-employee director compensation—the Amended Equity Plan contains a separate limit on the value of equity awards and cash fees for non-employee directors.	☒	Anti-hedging and anti-pledging policy—hedging transactions are prohibited and pledging transactions are generally prohibited under our Amended and Restated Insider Trading Policy.

For additional information on equity-related compensation changes implemented in connection with the Amended Equity Plan, please see Proposal 4 on page 48 of this Proxy Statement.

Compensation Philosophy, Objectives, and Process

Our compensation philosophy centers on:

•	Pay for Performance: Compensation should be tied to the achievement of financial targets and operating and strategic goals.

•

Equity Ownership: A significant part of our compensation program is in the form of equity-based awards. These awards serve to align the interests of our executive officers with those of our shareholders, encourage long-term retention and incentivize long-term value creation.

•	Individual Performance: Compensation should take into account and reward individual performance and contributions to our success.

28	|	Bright Horizons

Role of the Compensation Committee and our Chief Executive Officer. The Compensation Committee oversees our executive compensation program and is responsible for approving the compensation paid to, and the agreements entered into with, our executive officers, including our named executive officers. The Compensation Committee determines the base salary, annual cash incentive compensation, and equity compensation of our executive officers, including our named executive officers. The Compensation Committee applies the same general principles to the compensation-related decisions it makes for all of our named executive officers, regardless of position.

Our Chief Executive Officer provides recommendations to the Compensation Committee with respect to compensation-related decisions for our other executive officers (other than our Executive Chairman), including base salary adjustments, target annual cash bonus awards and equity awards, and also provides an assessment of each officer’s individual performance. The Compensation Committee considers these recommendations as one factor when making decisions regarding the compensation of these named executive officers; however, the Compensation Committee is ultimately responsible for approving named executive officer compensation. With respect to our Chief Executive Officer and Executive Chairman, the Compensation Committee annually reviews and approves the corporate and individual goals relevant to compensation, evaluates performance in light of those goals, and determines and approves compensation based on this evaluation. Beginning in fiscal 2018, the Compensation Committee reviewed our Chief Executive Officer’s performance with input from our Executive Chairman.

Role of Compensation Consultant and Benchmarking. Although we may decide to do so in the future, neither the Company nor the Compensation Committee currently uses a compensation consultant or compensation benchmarking comparison data to assist in the determination of the compensation to be paid to our named executive officers. The Compensation Committee relies on the factors described in this Compensation Discussion and Analysis in making compensation decisions for our named executive officers.

The Role of Shareholder Say-on-Pay Vote. The Compensation Committee reviewed the results of the Company’s 2018 Annual Meeting held on June 12, 2018 at which our shareholders overwhelmingly approved, on an advisory basis, the compensation of our named executive officers with approximately 92.4% of the votes cast voting in favor of the proposal. The Compensation Committee believes this affirms our shareholders’ support of the Company’s approach to executive compensation. Although the vote is non-binding, the Compensation Committee considered the results of the vote in its review of our executive compensation program. Based on this level of support and its assessment of the efficacy and appropriateness of our executive compensation program, the Compensation Committee did not implement substantial changes to our 2019 compensation program. The Compensation Committee will continue to consider the outcome of the Company’s say-on-pay vote when making future compensation decisions for the Company’s named executive officers.

Chief Executive Officer Transition in 2018 and Compensation Changes for 2019

On January 1, 2018, Mr. Lissy transitioned from his role as Chief Executive Officer to Executive Chairman of the Board and Mr. Kramer succeeded Mr. Lissy as Chief Executive Officer of Bright Horizons. In connection with Mr. Kramer’s appointment as Chief Executive Officer, the Compensation Committee approved an increase in Mr. Kramer’s base salary for 2018 to $408,500 and an annual target cash bonus award of 125% of his 2018 base salary. Mr. Kramer also received a 2018 Equity Choice Plan Award equal to five times his 2018 base salary in special recognition of this promotion.

The award granted to Mr. Kramer, as do all Equity Choice Plan awards, includes certain provisions to align the interests of our executive officers with those of our shareholders such as (1) recipients who elect purchased restricted stock are required to make an upfront, personal investment in the underlying award by paying 50% of the fair market value on the grant date to receive the underlying award; (2) three-year cliff-vesting for purchased restricted stock with such shares being subject to a risk of forfeiture in the event the recipient leaves the Company before the vesting date (except in the event of a change of control or upon death or disability); and (3) a five-year vesting schedule for options with 60% vesting only upon the third anniversary of grant.

In connection with Mr. Lissy’s appointment as Executive Chairman, the Compensation Committee approved a decrease in Mr. Lissy’s base salary for 2018 to $318,270 and an annual target cash bonus award of 100% of his 2018 base salary. Mr. Lissy also received a 2018 Equity Choice Plan Award equal to two times his 2017 base salary in recognition of the transition.

In 2019, to reflect the completion of the Chief Executive Officer transition and to align Mr. Lissy’s compensation with the new management structure, Mr. Lissy’s base salary remained at his 2018 level, his annual Equity Choice Plan Award was reduced to 1.5 times his base salary and his annual target cash bonus award was reduced to 50% of his 2019 base salary. Additionally, in 2019, the target value of Mr. Kramer’s annual Equity Choice Plan Award was reduced to two times his base salary consistent with the former Chief Executive Officer’s target value.

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Elements of Executive Compensation

The compensation of our named executive officers consists of a base salary, an annual cash bonus, equity awards, and employee benefits that are generally made available to all eligible employees and certain other benefits, as described below. Our named executive officers are also entitled to certain compensation and benefits upon a qualifying termination of employment pursuant to severance agreements.

Base Salary. Base salaries for our named executive officers provide a fixed, base level of cash compensation. It is our philosophy to maintain a conservative level of base cash compensation, with greater emphasis placed on short- and long-term incentive compensation. Base salaries for our named executive officers are reviewed annually by the Compensation Committee. When reviewing base salaries, the Compensation Committee takes into account such factors as each officer’s experience and individual performance, the Company’s performance as a whole and general industry conditions, but does not assign specific weighting to any factor. Consistent with the philosophy of maintaining a conservative level of base cash compensation, we have generally provided for moderate base salary increases on an annual basis.

For fiscal 2018, the Compensation Committee approved an increase of 3% in the base salaries for our named executive officers, other than Messrs. Lissy and Kramer, which is in line with the Company-wide targeted salary increase of 3% proposed by management in our annual operating budget. In connection with Mr. Kramer’s appointment as Chief Executive Officer, the Compensation Committee approved an increase in Mr. Kramer’s base salary for 2018 to $408,500, which reflects a 32% increase over his 2017 base salary, but a 3% increase over Mr. Lissy’s (the former Chief Executive Officer) 2017 base salary. In connection with Mr. Lissy’s appointment as Executive Chairman, the Compensation Committee approved a decrease in Mr. Lissy’s base salary for 2018 to $318,270, which reflects a 20% decrease compared to his 2017 base salary.

The table below summarizes the base salary changes for our named executive officers for fiscal 2018 as approved by the Compensation Committee:

Named Executive Officer	2018 Salary	2017 Salary	(%) Change
David H. Lissy(1)	$318,270	$396,608	–20%
Stephen H. Kramer(1)	$408,500	$309,000	32%
Elizabeth J. Boland	$332,026	$322,355	3%
Mary Lou Burke Afonso	$297,052	$288,400	3%
Mandy Berman	$286,443	$278,100	3%

(1)	The changes in base salaries as a result of Mr. Kramer’s appointment as Chief Executive Officer and Mr. Lissy’s appointment as Executive Chairman are further described above under “Base Salary.”

Annual Cash Bonus. Our annual cash bonus program under our Annual Incentive Plan was established to promote and reward the achievement of key strategic and business goals as well as individual performance and is designed to motivate our executive officers to meet or exceed annual performance goals. Each named executive officer receives a target award opportunity under this program that is expressed as a percentage of the executive’s base salary. Each executive’s target award opportunity is established by the Compensation Committee based on the individual’s scope of responsibilities and his or her potential contributions to the achievement of the Company’s strategic goals.

The table below summarizes the target award bonus opportunity for our named executive officers for fiscal 2018 as approved by the Compensation Committee:

Named Executive Officer	2018 Target Bonus Opportunity (% of base salary)	2017 Target Bonus Opportunity (% of base salary)
David H. Lissy(1)	100%	125%
Stephen H. Kramer(1)	125%	100%
Elizabeth J. Boland	75%	75%
Mary Lou Burke Afonso	100%	100%
Mandy Berman	75%	75%

(1)

In connection with the transition to a new Chief Executive Officer and the appointment of an Executive Chairman in 2018, the Compensation Committee approved an increase in Mr. Kramer’s annual target cash bonus award to 125% of his 2018 base salary and a decrease in Mr. Lissy’s annual target cash bonus award to 100% of his 2018 base salary.

30	|	Bright Horizons

Individual Performance. For fiscal 2018, 50% of the cash bonus awards granted to our named executive officers was based on the achievement of pre-established corporate performance goals and 50% was based on a qualitative assessment of each individual’s performance, with primary emphasis on the achievement of individual goals communicated to the executive at the beginning of the fiscal year. The individual goals applicable to each of our named executive officers for 2018 generally encompassed:

• Leadership skills and strategic vision	• Board and Board committee relations
• Strategic planning and execution	• External relations, including awards and recognition
• Culture and brand building	• Innovation and change management
• Integration of acquisitions	• Capital markets and efficient capital deployment
• Employee, parent and client satisfaction	• Shareholder relations
• Succession planning and employee development • Demonstrated ethics and values in line with those of our Company	• Other strategic and tactical decisions employed during the year to execute on the Company’s strategic plan and achieve financial performance targets for 2018

During the first quarter of 2019, the Compensation Committee evaluated the individual performance of our named executive officers for the 2018 fiscal year and considered the various individual and business factors outlined above, each named executive officer’s strategic and operational decisions and their contributions to our achievement of the corporate performance goals, and their other efforts to strengthen the Company’s performance (as more fully discussed below). After review and discussion, the Compensation Committee determined that each named executive officer earned 100% of the 50% portion of the annual cash bonus award based on individual performance.

Corporate Performance. For the 50% of the cash bonus awards based on the achievement of pre-established corporate performance goals, the Compensation Committee selected Adjusted EBITDA(1) and Adjusted EPS(1) as the corporate performance metrics for our annual cash bonus program for fiscal 2018. The Compensation Committee selected Adjusted EBITDA because it believes that it reflects the Company’s cash flow generation on a consistent basis and as such is also a strong overall indicator of the Company’s operational performance. Adjusted EPS was selected as a corporate performance metric because the Compensation Committee believes it reflects the Company’s overall operating and financial achievements, as adjusted for the impact of certain non-cash charges and non-recurring transactions.

At the beginning of fiscal 2018, the Compensation Committee established target corporate performance goals for the 2018 annual cash bonus awards. Of the 50% portion of the bonus award based on corporate performance, 50% is based on meeting the Adjusted EBITDA Target and 50% is based on meeting the Adjusted EPS Target, each representing growth over the prior year’s performance (the “Target”). Corporate performance of Adjusted EBITDA and Adjusted EPS at their respective Targets results in 100% of that portion of the annual cash bonus award being earned, subject to a proportional increase or decrease in the amount earned based on whether or not the Company’s performance for the year was either above or below the Target. There is a payout on a sliding scale if the Company outperforms or underperforms the Target with the maximum amount that can be paid to an executive officer based on the Company’s over-achievement of performance metrics capped at three times (300%) the portion of the target bonus based on Company performance.

For purposes of awarding fiscal 2018 cash bonuses, Adjusted EBITDA for 2018 was $357 million (growth of $33.5 million over fiscal 2017), which was 83.7% of the Adjusted EBITDA Target of $364 million (growth of $40 million over fiscal 2017). Adjusted EPS for 2018 was $3.21 (growth of $0.52 per share over fiscal 2017), which was 100% of the Adjusted EPS Target of $3.21(growth of $0.52 per share over fiscal 2017). In determining the annual cash bonus awards based on corporate performance, the Compensation Committee has discretion to include, exclude or adjust for certain non-recurring or isolated charges. In awarding fiscal 2018 cash bonuses, the Compensation Committee did not make any adjustments for non-recurring charges. The Compensation Committee retains further discretion to adjust the amount that each named executive officer earns with respect to his or her annual cash bonus based on other factors as it deems appropriate and no such adjustments with respect to the 2018 annual cash bonuses were made. The Company’s overall financial performance in 2018, as measured by Adjusted EBITDA and Adjusted EPS, resulted in a weighted average performance achievement of 91.8% for the 50% portion of the annual cash bonus award tied to corporate performance goals as outlined below.

(1) Adjusted EBITDA and Adjusted EPS are financial measures that are not calculated in accordance with generally accepted accounting principles in the United States, which commonly are referred to as “non-GAAP measures.” Adjusted EBITDA represents EBITDA adjusted to exclude the impact of (i) deferred rent, (ii) stock-based compensation expense, and (iii) certain transaction costs. We calculate Adjusted EPS based on adjusted net income, which represents net income determined in accordance with GAAP, adjusted to exclude the impact of (i) stock-based compensation expense, (ii) amortization of intangible assets, (iii) certain transaction costs, and (iv) the income tax provision (benefit) thereon, divided by the diluted weighted average number of our common shares. Please see “Item 7. Management’s Discussion and Analysis of Financial Condition—Non-GAAP Financial Measures and Reconciliation” in our Form 10-K for the fiscal year ended December 31, 2018 as filed with the SEC on February 27, 2019 for additional information on Adjusted EBITDA and Adjusted EPS and a reconciliation of these non-GAAP financial measures.

2019 Proxy Statement	|	31

2018 Annual Cash Bonus Payout. During the first quarter of 2019, the Compensation Committee assessed for each named executive officer (1) the achievement of individual performance, including the strategic and operational decisions made to achieve the Company’s financial performance targets, and (2) the overall corporate performance achievement at 91.8% of target. The below table summarizes how the Compensation Committee determined the 2018 annual cash bonus awards:

Individual Performance (Weighted 50%) Composed of individual goals described on page 31, which are qualitatively assessed by the Compensation Committee			Corporate Performance (Weighted 50%) Composed of Adjusted EBITDA Target and Adjusted EPS Target, each of which are equally weighted

Base Salary	X	Target Opportunity (% of Base Salary)	X	Performance Achievement (50% Based on Individual and 50% Based on Corporate(1))	=	Payout

(1)	Subject to a 3x maximum achievement.

Based on the above assessment, the Compensation Committee determined that our named executive officers would receive the following total cash bonus for 2018 under our annual cash bonus plan:

Named Executive Officer	Target Bonus Opportunity as % of Base Salary for Fiscal 2018	Individual Performance (50%)	Corporate Performance (50%)			Actual Bonus Paid as % of Base Salary for Fiscal 2018
			Adjusted EBITDA (25%)	Adjusted EPS (25%)	Weighted Average Achievement
David H. Lissy	100%	100%	83.7%	100%	91.8%	95.9%
Stephen H. Kramer	125%	100%	83.7%	100%	91.8%	119.9%
Elizabeth J. Boland	75%	100%	83.7%	100%	91.8%	71.9%
Mary Lou Burke Afonso	100%	100%	83.7%	100%	91.8%	95.9%
Mandy Berman	75%	100%	83.7%	100%	91.8%	71.9%

Equity Awards. The largest single component of our executive compensation program has been the annual granting of equity-based awards in the form of stock options and purchased restricted stock. Our equity compensation program for our named executive officers and other key employees permits our executives to elect to receive their annual equity award in the form of either (1) non-qualified stock options, (2) purchased restricted stock, or (3) a combination of the two (the “Equity Choice Plan”). We require our executives who elect an award of restricted stock to purchase such award by paying 50% of the fair market value of the underlying shares on the grant date to the Company. These equity-based awards have served both to align the interests of our named executive officers with those of our shareholders and to encourage retention and promote a longer-term, strategic view. We consider stock options to be performance-based because no value is created unless the value of our common stock appreciates after grant and the same value is created for our shareholders.

Under the Equity Choice Plan, the number of shares of our common stock subject to each stock option award will be determined by the Compensation Committee based on the target incentive compensation value for each executive and the Black-Scholes value of an option at the time of the grant. The number of shares of purchased restricted stock to be issued will approximately equal 120% of the executive’s target incentive compensation value divided by 50% of the fair market value of a share of Company common stock, as measured by the average closing price of our common stock for a 90-day period occurring prior to January 1st (typically the most recently completed calendar quarter).

An executive who elects to receive purchased restricted stock is required to pay a purchase price on the date of grant equal to 50% of the fair market value of the shares of our common stock on the date of the award. In the event the executive’s employment with the Company terminates prior to the vesting date, in certain circumstances, the Company may, but is not obligated to, repurchase the shares subject to the award at a price equal to the lesser of cost or fair market value. Purchased restricted stock awards vest as to 100% of the restricted stock on the earliest of the third anniversary of the grant date, a change of control of the Company, and the termination of the participant’s employment by reason of death or disability (subject to continued service with the Company through the applicable vesting date). Stock options granted under this program vest over five years with 60% of the stock options vesting on the third anniversary of the grant date, an additional 20% vesting on the fourth anniversary of the grant date and the final 20% vesting on the fifth anniversary of the grant date (subject to continued service with the Company through each applicable vesting date). The Compensation Committee applies these three- and five- year vesting periods to encourage retention and long-term focus on the Company’s overall performance.

32	|	Bright Horizons

In the first quarter of 2018, the Compensation Committee granted equity awards under the 2018 Equity Choice Plan with aggregate targeted values of base salary as indicated below. With the exception of Messrs. Lissy and Kramer, these targeted values did not change from the targeted values established by the Compensation Committee in fiscal 2017. With respect to Messrs. Lissy and Kramer, in connection with the appointment of Mr. Kramer as Chief Executive Officer and the appointment of Mr. Lissy as Executive Chairman in 2018, Mr. Kramer received a 2018 Equity Choice Plan Award equal to five times his 2018 base salary, in special recognition of the transition and promotion, and Mr. Lissy received a 2018 Equity Choice Plan Award equal to two times his 2017 base salary, in recognition of the transition and his long tenure and many years of service. Each award contains certain provisions to align the interests of our executive officers with those of our shareholders as further described above. Beginning in 2019, the target value of Mr. Kramer’s annual Equity Choice Plan Award was reduced to two times his base salary consistent with the former Chief Executive Officer’s target value and Mr. Lissy’s annual Equity Choice Plan Award was reduced to 1.5 times his base salary to align with the new management structure.

Named Executive Officer	Target Value of Equity Awards (% of annual base salary)
David H. Lissy(1)	200%
Stephen H. Kramer(1)	500%
Elizabeth J. Boland	150%
Mary Lou Burke Afonso	135%
Mandy Berman	125%

(1)

Target value based on 2017 base salary for Mr. Lissy; all other named executive officers based on 2018 base salaries. The reductions in the target value of equity awards in fiscal 2019 for Messrs. Lissy and Kramer are further described above.

Information about the number of stock options granted to, and/or restricted shares purchased by, our named executive officers in 2018 is included in the “Grants of Plan-Based Awards” table and accompanying footnotes below, including the amounts paid by our named executive officers to purchase restricted stock in fiscal 2018.

Benefits and Perquisites. We provide modest benefits and perquisites to our named executive officers. Most of these benefits, such as matching contributions under our tax-qualified retirement plan—the Bright Horizons 401(k) Plan—and basic health and welfare benefit coverage, are available to all eligible employees. In 2018, we eliminated the car allowance.

Under the 401(k) Plan, employees’ elective deferrals are immediately vested and non-forfeitable. Each plan year, we may, but are not required to, make discretionary matching contributions and other employer contributions on behalf of eligible employees. For 2018, we matched 25% of each participant’s contributions, up to 8% of the participant’s compensation, provided that the participant had at least one year of service. Employer matching contributions and other employer contributions begin to vest 20% per year after two years of service with us and fully vest after six years of service. Since all of our executive officers have more than six years of service, all matching contributions are fully vested at the date of match.

In addition to the 401(k) Plan match, in 2018, we provided modest supplemental benefits and programs to certain named executive officers as described below. The compensation associated with these benefits is included in the “Summary Compensation Table.”

•	Company-paid supplemental disability insurance—provided to Mr. Lissy and Ms. Boland.

•

Matching contribution under our nonqualified deferred compensation plan—provided to Ms. Berman and Mr. Kramer in connection with their election to participate in this plan for fiscal 2018 (as described below).

Our nonqualified deferred compensation plan (the “NQDC Plan”) for our executive officers and other highly compensated employees allows participants to defer up to 50% of base salary and up to 100% of paid bonus compensation and receive earnings on these deferred amounts. We provide for discretionary matching contributions under this plan, which for 2018 was 25% of a participant’s elective deferral, up to $2,500 per year. Participants are fully vested in their elective deferrals, and Company matching contributions vest on the same schedule as under the 401(k) Plan, as described above.

Change of Control / Severance Agreements. All our named executive officers have severance agreements with the Company, which include severance, change of control, and restrictive covenant provisions. We believe that change of control arrangements provide our executives with security that will likely reduce any reluctance they may have to pursue a change of control transaction that could be in the best interests of our shareholders. We also believe that reasonable severance and change of control benefits are necessary in order to attract and retain high-quality executive officers. For more information on the severance agreements with our named executive officers, please see the description in “Potential Payments Upon Termination or Change of Control” found elsewhere in this Proxy Statement.

2019 Proxy Statement	|	33

Other Key Compensation Practices

Executive Clawbacks. The Company has adopted a clawback policy that covers current and former executive officers who are or were subject to the requirements of Section 16 of the Exchange Act (including all of our named executive officers). This policy provides that if any such current or former executive officer has engaged in misconduct which materially contributed to a material restatement of the Company’s financial results, the Compensation Committee has the right to use reasonable efforts to recover from such executive officer an amount of performance-based compensation (including annual and long-term incentives, either cash or equity) awarded during the three-year period preceding such restatement equal to the amount of excess compensation awarded or earned had the compensation been calculated based on the restated financial results. This policy applies to performance-based compensation awards granted on or after January 1, 2017. The Compensation Committee will review any required changes to the clawback policy in light of evolving regulatory requirements, including under the Dodd-Frank Wall Street Reform and Consumer Protection Act. Additionally, under the Sarbanes-Oxley Act, our Chief Executive Officer’s and Chief Financial Officer’s annual cash incentive payments and equity-based awards are subject to recoupment under circumstances where the Company materially fails to comply with a financial reporting requirement as a result of misconduct.

Anti-Hedging Policy and Anti-Pledging. The Company’s written Amended and Restated Insider Trading Policy prohibits employees, executive officers and members of the Board (including family members and controlled entities) from entering into monetization transactions or hedging Company securities including through variable prepaid forward contracts, equity swaps and collars, and similar devices.

Similarly, directors, officers and employees (including family members and controlled entities) are prohibited from holding Company securities in a margin account or pledging securities as collateral for a loan, except the Company’s General Counsel may permit the pledge of securities for a loan (not including margin debt) in limited circumstances if such person demonstrates the financial capacity to repay the loan.

No “Gross-ups.” The Company does not provide tax “gross-ups” for compensation, perquisites or other benefits provided to our executive officers.

No Repricing of Stock Options. The Company cannot reprice underwater stock options without shareholder approval.

Cap / Limit on Incentive Bonus. The Compensation Committee has implemented a three times (3x) cap on the maximum amount that could be paid to an executive under the portion of our annual cash bonus tied to corporate performance. The Compensation Committee believes such a limit will ensure that our annual cash bonus program rewards positive Company performance without creating an incentive to engage in undue risk or providing a windfall to an executive.

Stock Ownership Guidelines. The Company has stock ownership guidelines that apply to our Chief Executive Officer, named executive officers and non-employee directors to further align the interests of our executive officers and directors with the interests of the Company’s shareholders. Under our guidelines, our Chief Executive Officer is expected to own shares of Company stock with a market value of at least five times (5x) his/her annual base salary, each other named executive officer is expected to own shares of Company stock with a market value of at least three times (3x) his/her annual base salary, and each non-employee director is expected to own shares of Company stock with a market value of at least five times (5x) the annual cash retainer paid to non-employee directors for service on the Board. Non-employee directors, named executive officers and our Chief Executive Officer have five years from the date they become subject to the guidelines to meet the target. The Compensation Committee reviews compliance with these guidelines annually.

As of December 31, 2018, our Chief Executive Officer and each of our other named executive officers had met or exceeded this stock ownership requirement and all of our non-employee directors with requisite years of service had met or exceeded this stock ownership requirement.

Tax Considerations (Section 162(m))

Section 162(m) (“Section 162(m)”) of the Internal Revenue Code (the “Code”) had generally disallowed a tax deduction for any publicly held corporation for individual compensation exceeding $1 million in any taxable year for a company’s chief executive officer and its three other most highly compensated executive officers, other than its chief financial officer, excluding qualifying performance-based compensation and certain compensation paid under plans that were adopted prior to the expiration of the transition period related to our initial public offering in 2013. Under the Tax Cuts and Jobs Act, enacted in December 2017, the performance-based compensation exception to Section 162(m) was repealed for tax years beginning in 2018. As a result, compensation paid to our covered officers, including our Chief Financial Officer, in excess of $1 million will not be deductible unless such compensation

34	|	Bright Horizons

is eligible for a grandfathering rule that preserves the performance-based compensation exemption for certain arrangements and awards in place as of November 2, 2017 or qualifies under a transition rule related to our initial public offering.

The Compensation Committee believes in the importance of retaining flexibility to approve compensation arrangements that promote the objectives of the Company’s compensation program, even if such arrangements may not qualify for full or partial tax deductibility. Accordingly, the Compensation Committee reserves the right to continue to award or approve compensation that is not tax deductible or otherwise limited as to tax deductibility in order to provide competitive levels of total compensation to our executive officers in a manner designed to incentivize achievement of our strategic goals and objectives and in furtherance of our compensation principles described above.

Risk Assessment of Overall Compensation Program

The Compensation Committee has reviewed with management the design and operation of our compensation program for all employees, including our executive officers, for the purpose of determining whether such program might encourage unnecessary or excessive risk-taking. In the case of all employees, base salaries are fixed in amount and thus do not encourage risk taking. For eligible employees, including our executive officers and other members of senior management, our equity awards are long-term awards that help align the interests of our employees with those of our shareholders. These awards are made on an annual basis and subject to multi-year vesting schedules (three years in the case of restricted stock awards and five years in the case of stock options). The ultimate value of these awards is tied to the Company’s long-term stock price performance and based on this long-range focus, should not encourage unnecessary or excessive risk-taking. Our annual cash bonus plan was established to promote and reward the achievement of key annual corporate performance goals as well as individual performance. Each executive officer receives a target award opportunity under this program that is expressed as a percentage of the executive’s base salary. While 50% of the annual cash incentive bonus is based on achievement of annual corporate performance goals, and such goals are, by definition, short-term in nature, the Company’s annual incentive program represents only a portion of the total compensation opportunity. In light of the above, the Compensation Committee, after discussion with management, believes that the Company’s compensation program does not create risks that are reasonably likely to have a material adverse effect on the Company.

Compensation Committee Report

The information contained in this report shall not be deemed to be “soliciting material” or “filed” or incorporated by reference in future filings with the SEC, or subject to the liabilities of Section 18 of the Exchange Act, except to the extent that Bright Horizons specifically incorporates it by reference into a document filed under the Securities Act or the Exchange Act.

The Compensation Committee has reviewed and discussed with management the foregoing Compensation Discussion and Analysis. Based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December 31, 2018.

Submitted by the Compensation Committee,

Jordan Hitch, Chair

Lawrence M. Alleva

Joshua Bekenstein

2019 Proxy Statement	|	35

Summary Compensation Table

The following table sets forth information about compensation earned by, or awarded or paid to our named executive officers for the fiscal years specified below as required to be reported under SEC rules and regulations.

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)(2)	Stock Awards ($)(3)	Option Awards ($)(4)	Non-Equity Incentive Plan Compensation ($)(5)	All Other Compensation ($)(7)	Total ($)
David H. Lissy	2018	318,270	159,135	1,036,945	—	146,086	6,356	1,666,792
Executive Chairman	2017	396,608	247,880	967,960	—	196,817	13,043	1,822,308
	2016	385,057	240,661	909,936	426,248	177,608	12,952	2,152,461

Stephen H. Kramer(6)	2018	408,500	255,313	1,354,032	1,134,966	234,377	3,133	3,390,320
Chief Executive Officer & President	2017	309,000	154,500	563,491	—	122,673	7,000	1,156,664
	2016	300,000	150,000	533,956	—	110,700	3,057	1,097,712

Elizabeth J. Boland	2018	332,026	124,510	423,218	195,340	114,300	5,325	1,194,719
Chief Financial Officer	2017	322,355	120,883	587,690	—	95,981	4,693	1,131,602
	2016	312,966	117,362	556,072	284,165	86,613	2,820	1,359,999

Mary Lou Burke Afonso	2018	297,052	148,526	131,427	336,552	136,347	4,097	1,054,001
Chief Operating Officer, North America Center Operations	2017	288,400	144,200	284,165	162,720	114,495	3,586	997,566
	2016	280,000	140,000	224,325	610,955	103,320	3,813	1,362,412

Mandy Berman(*)	2018	286,443	107,416	280,699	160,423	98,608	5,043	938,632
Executive Vice President & Chief Administrative Officer	2017	278,100	104,288	212,606	182,213	82,804	4,530	864,540
	2016	270,000	101,250	100,314	531,389	74,723	4,440	1,082,115

*

Effective February 28, 2019, Ms. Berman stepped down from the Company. In connection with her departure, the Company entered into a Consulting Agreement for a period of one (1) year beginning on February 28, 2019 for a modest consulting fee of $25,000 to assist in a seamless transition.

(1)	Salary amounts are not reduced to reflect amounts contributed by the named executive officer to the 401(k) Plan or to the NQDC Plan.
(2)

Amounts shown reflect the cash amounts paid to our named executive officers under our annual bonus plan that was based on individual performance, which is described in “—Elements of Executive Compensation—Annual Cash Bonus” above. These payments are made in the year following the fiscal year to which the payment relates.

(3)

The amounts included in the “Stock Awards” column represent the aggregate grant date fair value of all restricted stock awards granted in 2018, 2017, and 2016 and reflect the 50% purchase price paid by the respective officer, which in fiscal 2018 was as follows: Mr. Lissy paid $1,036,945; Mr. Kramer paid $1,354,032; Ms. Boland paid $423,218; Ms. Burke paid $131,427 and Ms. Berman paid $280,699. These values have been determined in accordance with FASB ASC Topic 718 and do not contemplate forfeitures by the respective executives. For a description of the assumptions used for purposes of determining the grant date fair value of restricted stock awards granted in all three years, please see Note 11 to our audited consolidated financial statements included in our 2018 Annual Report on Form 10-K. For more information regarding the restricted stock awards we granted in 2018, please see the “Grants of Plan-Based Awards” table.

(4)

The amounts included in the “Option Awards” column represent the aggregate grant date fair value of all stock options granted in 2018, 2017, and 2016. These values have been determined in accordance with FASB ASC Topic 718 and do not contemplate forfeitures by the respective executives. For a description of the assumptions used for purposes of determining the grant date fair value of stock options granted in all three years, please see Note 11 to our audited consolidated financial statements included in our 2018 Annual Report on Form 10-K. For more information regarding the stock option awards we granted in 2018, please see the “Grants of Plan-Based Awards” table.

(5)

Amounts shown reflect the cash amount paid to our named executive officers under our annual bonus plan in respect of his or her annual bonus for each fiscal year that was earned based on Company performance, which is described in “—Elements of Executive Compensation—Annual Cash Bonus” above. These payments are made in the year following the fiscal year to which the payment relates.

(6)

Mr. Kramer received a 2018 Equity Choice Plan Award equal to five times his 2018 base salary in special recognition of his promotion to Chief Executive Officer. In 2019, the target value of Mr. Kramer’s annual Equity Choice Plan Award was reduced to two times his base salary consistent with the former Chief Executive Officer’s target value.

(7)

Amounts shown in the “All Other Compensation” column include the following: matching contributions made to the 401(k) Plan on behalf of each named executive officer; matching contributions made to the NQDC Plan on behalf of Mr. Kramer and Ms. Berman and supplemental disability insurance premiums paid by the Company on behalf of Mr. Lissy and Ms. Boland, in fiscal 2018, as set forth in the table below.

Name	Year	401(k) Match ($)	Deferred Compensation Plan Match ($)	Supplemental Medical and Disability Insurance ($)	Total ($)
David H. Lissy	2018	4,043	—	2,313	6,356
Stephen H. Kramer	2018	633	2,500	—	3,133
Elizabeth J. Boland	2018	4,037	—	1,288	5,325
Mary Lou Burke Afonso	2018	4,097	—	—	4,097
Mandy Berman	2018	2,543	2,500	—	5,043

36	|	Bright Horizons

Grants of Plan-Based Awards

The following table sets forth information regarding grants of plan-based awards in 2018.

Name	Type of Award	Grant Date	Approval Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards		All Other Stock Awards: Number of Shares of Stock (#)(3)	All Other Option Awards: Number of Securities Underlying Options (#)(4)	Exercise or Base Price of Option Awards ($/Sh)(5)	Grant Date Fair Value of Stock and Option Awards ($)(6)
				Target ($)(1)	Maximum ($)(2)
David H. Lissy	Annual Cash Bonus			318,270	636,540
	Restricted Stock	2/23/2018	2/22/2018			21,500			1,036,945

Stephen H. Kramer	Annual Cash Bonus			510,625	1,021,250
	Restricted Stock	1/2/2018	12/19/2017			28,800			1,354,032
	Stock Options	1/2/2018	12/19/2017				42,700	$94.03	1,134,966

Elizabeth J. Boland	Annual Cash Bonus			249,020	498,039
	Restricted Stock	2/23/2018	2/22/2018			8,775			423,218
	Stock Options	2/23/2018	2/22/2018				6,965	$96.46	195,340

Mary Lou Burke Afonso	Annual Cash Bonus			297,052	594,104
	Restricted Stock	2/23/2018	2/22/2018			2,725			131,427
	Stock Options	2/23/2018	2/22/2018				12,000	$96.46	336,552

Mandy Berman	Annual Cash Bonus			214,832	429,665
	Restricted Stock	2/23/2018	2/22/2018			5,820			280,699
	Stock Options	2/23/2018	2/22/2018				5,720	$96.46	160,423

(1)

These amounts represent the target cash bonus opportunities under the annual cash bonus plan with respect to both Company and individual performance. The actual amount of the bonus earned by each named executive officer for fiscal 2018 is reported in the “Summary Compensation Table.” For a description of the Company performance targets relating to the annual cash bonus, please refer to “—Elements of Executive Compensation—Annual Cash Bonus” above.

(2)

These amounts represent achievement of 100% of the target annual cash bonus tied to individual performance and achievement of 300% (the maximum permitted) of the target annual cash bonus tied to corporate performance.

(3)

These amounts reflect restricted stock awards. Restricted stock awards were granted as part of the 2018 Equity Choice Plan and vest as to 100% of the restricted stock on the earliest of the third anniversary of the date of grant, a change of control of the Company, and the termination of the participant’s employment by reason of death or disability (subject to continued service with the Company through the applicable vesting date). The purchase price of each restricted stock award is equal to 50% of the fair market value of a share of our common stock on the grant date. For the 2018 awards, the following amounts were paid in cash on the grant date by executives who elected to receive purchased restricted stock under the 2018 Equity Choice Plan:

Named Executive Officer	Purchase Price Paid by each Named Executive Officer ($)	Shares of Restricted Stock (#)
David H. Lissy	$1,036,945	21,500
Stephen H. Kramer	$1,354,032	28,800
Elizabeth J. Boland	$423,218	8,775
Mary Lou Burke Afonso	$131,427	2,725
Mandy Berman	$280,699	5,820

(4)

These amounts reflect options to purchase shares of our common stock. Stock options were granted as part of the 2018 Equity Choice Plan and vest 60% of the stock options on the third anniversary of the date of grant, and 20% on each of the fourth and fifth anniversary of the date of grant, subject to continued service with the Company through each applicable vesting date, and have a term of seven years.

(5)	The exercise price of each stock option is equal to the fair market value of a share of our common stock on the grant date.
(6)

Amounts shown reflect the total grant date fair value of the stock and option awards granted in 2018, determined in accordance with FASB ASC Topic 718. Assumptions used in the calculation of these amounts are included in Note 11 to our audited Consolidated Financial Statements included in our 2018 Annual Report on Form 10-K. These amounts do not reflect actual amounts that may be paid to or realized by our named executive officers and do not contemplate forfeitures by the respective executives. See footnotes (3) and (4) to the “Summary Compensation Table.”

2019 Proxy Statement	|	37

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information regarding equity awards held by our named executive officers as of December 31, 2018.

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price(1)	Option Expiration Date(2)	Number of Shares or Units of Stock that Have Not Vested (#)		Market Value of Shares or Units of Stock that Have Not Vested ($)(3)
David H. Lissy	—		22,500	(4)	$63.19	1/15/2023	28,800	(6)	3,209,760	(7)
	—		—		—	—	28,000	(6)	3,120,600	(8)
	—		—		—	—	21,500	(6)	2,396,175	(9)

Stephen H. Kramer	—		42,700	(4)	$94.03	1/2/2025	16,900	(6)	1,883,505	(7)
	—		—		—	—	16,300	(6)	1,816,635	(8)
	—		—		—	—	28,800	(6)	3,209,760	(10)

Elizabeth J. Boland	7,140	(4)	1,785	(4)	$36.29	1/6/2021	17,600	(6)	1,961,520	(7)
	—		15,000	(4)	$63.19	1/15/2023	17,000	(6)	1,894,650	(8)
	—		6,965	(4)	$96.46	2/23/2025	8,775	(6)	977,974	(9)

Mary Lou Burke Afonso	362	(4)	5,056	(4)	$36.29	1/6/2021	7,100	(6)	791,295	(7)
	11,280	(4)	7,520	(4)	$47.35	1/12/2022	8,220	(6)	916,119	(8)
	—		32,250	(4)	$63.19	1/15/2023	2,725	(6)	303,701	(9)
	—		7,680	(4)	$69.14	2/24/2024	—		—
	—		12,000	(4)	$96.46	2/23/2025	—		—

Mandy Berman	1,136	(5)	—		$14.54	5/2/2022	3,175	(6)	353,854	(7)
	5,640	(4)	3,760	(4)	$47.35	1/12/2022	6,150	(6)	685,418	(8)
	—		28,050	(4)	$63.19	1/15/2023	5,820	(6)	648,639	(9)
	—		8,600	(4)	$69.14	2/24/2024	—		—
	—		5,720	(4)	$96.46	2/23/2025	—		—

(1)

The exercise price of each stock option awarded prior to our initial public offering on January 25, 2013 was set at or above the fair market value of a share of our common stock on the grant date as determined by our Board, based in part on an independent third-party valuation report. The exercise price of stock options awarded subsequent to January 25, 2013 is the closing price of our common stock on the date of grant.

(2)	Stock options awarded prior to January 25, 2013 have a ten-year term and stock options awarded on or after January 25, 2013 have a seven-year term.
(3)	The market value of stock awards that have not vested is determined based on the closing price of our common stock on December 31, 2018, or $111.45 per share.
(4)

Stock options vest as to 60% of the stock options on the third anniversary of the date of grant, and 20% on each of the fourth and fifth anniversaries of the date of grant, subject to continued service with the Company through each applicable vesting date.

(5)

Stock options vest as to 40% of the stock options on the second anniversary of the date of grant, and 20% on each of the third, fourth, and fifth anniversaries of the date of grant, subject to continued service with the Company through each applicable vesting date.

(6)

Restricted stock awards vest as to 100% of the restricted stock on the earliest of the third anniversary of the date of grant, a change of control of the Company, and the termination of the participant’s employment by reason of death or disability, subject to continued service with the Company through the applicable vesting date.

(7)

The purchase price of restricted stock awards is equal to 50% of the fair market value of our common stock on the date of grant, or $31.60 per share for restricted stock awards granted on January 15, 2016.

(8)

The purchase price of restricted stock awards is equal to 50% of the fair market value of our common stock on the date of grant, or $34.57 per share for restricted stock awards granted on February 24, 2017.

(9)

The purchase price of restricted stock awards is equal to 50% of the fair market value of our common stock on the date of grant, or $48.23 per share for restricted stock awards granted on February 23, 2018.

(10)

The purchase price of restricted stock awards is equal to 50% of the fair market value of our common stock on the date of grant, or $47.015 per share for restricted stock awards granted on January 2, 2018.

38	|	Bright Horizons

Option Exercises and Stock Vested

The following table sets forth information regarding stock options that were exercised by our named executive officers during fiscal 2018 and shares of restricted stock held by our named executive officers that vested during fiscal 2018.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)(1)	Value Realized on Exercise ($)(2)	Number of Shares Acquired on Vesting (#)(3)	Value Realized on Vesting ($)(4)
David H. Lissy	73,908(5)	5,901,529	42,200	4,027,568
Stephen H. Kramer	—	—	21,600	2,061,504
Elizabeth J. Boland	—	—	25,700	2,452,808
Mary Lou Burke Afonso	13,200	915,339	—	—
Mandy Berman	3,000	259,464	6,800	648,992

(1)	Each stock option was exercisable for one share of our common stock.
(2)	Represents the difference between the aggregate exercise price of the stock options and the fair market value of these shares at the time of exercise.
(3)

On January 12, 2018, shares of purchased restricted stock granted on January 12, 2015 vested in full. At the time of grant, Mr. Kramer filed an election under Section 83(b) of the Code and thereby received the full number of shares of restricted stock granted on January 12, 2015 at the time of vesting. The other named executive officers elected to have withheld from the shares to be delivered on vesting a number of shares necessary to satisfy tax obligations. After such withholding, Mr. Lissy received 29,609 shares, Ms. Boland received 18,623 shares and Ms. Berman received 5,235 shares. Ms. Burke Afonso did not receive a grant of purchased restricted stock in 2015 as she elected to receive her 2015 Equity Choice Plan award in options.

(4)

Represents the fair market value of the underlying shares as of January 12, 2018 multiplied by the number of shares that vested. Under the Company’s Equity Choice Plan, executives who elect to receive purchased restricted stock awards pay 50% of the fair market value of the underlying shares on the grant date, and these respective purchase prices as of January 12, 2015 were $999,085 for Mr. Lissy, $511,380 for Mr. Kramer, $608,448 for Ms. Boland and $160,990 for Ms. Berman. These amounts are not accounted for in the above table.

(5)

On May 3, 2018, Mr. Lissy net settled 73,908 options, whereby the Company withheld 40,016 shares that would otherwise have been delivered upon the exercise of the options to satisfy his tax obligations and the exercise price. After satisfying these obligations, Mr. Lissy received 33,892 shares.

Nonqualified Deferred Compensation

The following table sets forth certain information with respect to the NQDC Plan as of December 31, 2018 for our named executive officers who elected to participate in the plan.

Name	Executive Contributions in 2018 ($)(1)	Company Contributions in 2018 ($)(1)	Aggregate Earnings in 2018 ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at 12/31/2018 ($)(2)
David H. Lissy	—	—	—	—	—
Stephen H. Kramer	16,264	2,500	(11,326)	(23,265)	246,269
Elizabeth J. Boland	—	—	(12,435)	—	94,741
Mary Lou Burke Afonso	—	—	—	—	—
Mandy Berman	57,257	2,500	(21,610)	—	254,118

(1)

Contributions are reported as compensation in the “Summary Compensation Table” consisting of (i) deferral of eligible compensation included in “Salary” (Mr. Kramer, $16,264 and Ms. Berman, $57,257) and (ii) matching contributions from the Company included in “All Other Compensation” (Mr. Kramer, $2,500 and Ms. Berman, $2,500).

(2)

The aggregate balance for our NQDC Plan includes executive deferrals for prior fiscal years. Such deferrals for individuals who were named executive officers for the fiscal years in which the deferrals were made were included as compensation for such individuals in the Summary Compensation Tables in prior proxy statements.

We offer the NQDC Plan to a select group of management or highly compensated employees as defined by the Employee Retirement Income Security Act of 1974, as amended, including our named executive officers. Participants can defer up to 50% of their base salary and up to 100% of paid bonus compensation under the NQDC Plan. The Company also makes matching contributions, and this matching contribution for 2018 was 25% of a participant’s elective deferral, up to $2,500. Participants are fully vested in their elective deferrals, and Company matching contributions begin to vest 20% per year after two years of service with us and fully vest after six years of service with us. Aggregate earnings on account balances under this plan are determined based on the performance of the underlying investments available under the NQDC Plan and selected by the individual participant. Participants can elect to receive scheduled distributions of their elective deferrals during or following employment and in a lump sum or in installment payments and may only take distributions of Company contributions following a separation from service with the form of payment selected by the participant.

2019 Proxy Statement	|	39

Potential Payments Upon Termination or Change of Control

The following summaries and tables describe and quantify the potential payments and benefits that would have been provided to each of our named executive officers if a termination of employment or a change of control had occurred on December 31, 2018 under our compensation plans and agreements.

Change of Control / Severance Agreements

The Company has severance agreements with each of Messrs. Lissy and Kramer and Mses. Boland, Berman and Burke Afonso that provide for certain payments and benefits upon a qualifying termination of the executive’s employment and/or a change of control.

Termination of Employment Without Cause or for Good Reason Within 24 Months Following a Change of Control. If, within 24 months after a change of control (the “Protection Period”), the executive’s employment is terminated by the Company for any reason other than for cause or death or disability, or the executive terminates his or her employment for good reason (as such terms are defined in the respective agreements), the executive will be entitled to receive, in each case, (a) any accrued but unpaid base salary as of termination and a prorated portion of any bonus payable for the fiscal year in which the termination occurs, and (b) subject to the executive not breaching the non-competition, non-solicitation and non-hire provisions contained in the executive’s agreement, monthly severance pay for 24 months (or until such earlier date as the executive secures other employment) equal to 1/24th of the executive’s total base salary and cash bonus compensation for the prior two years of the executive’s employment. If the executive elects, in accordance with applicable federal law, to continue his or her participation in the Company’s health plans following termination of employment, the Company will pay the premiums for such participation for 24 months (or until such earlier date as the executive secures other employment). If the executive’s continued participation in the Company’s group health plans is not possible under the terms of those plans, the Company will instead arrange to provide the executive and his or her dependents substantially similar benefits upon comparable terms or pay the executive an amount in cash equal to the full cash value of such continued benefits.

Termination of Employment Without Cause or for Good Reason Without a Change of Control. If the Company terminates the executive’s employment without cause or the executive resigns for good reason outside of the Protection Period, in addition to any accrued but unpaid base salary and other accrued benefits then due to the executive as of termination, the executive will be entitled to receive bi-weekly severance payments for 18 months in the case of Mr. Lissy and for one year in the case of Mses. Boland, Burke Afonso and Berman and Mr. Kramer at his or her then-base salary rate and a prorated portion of other accrued benefits due and any bonus payable for the fiscal year in which the termination occurs.

Termination of Employment Due to Death or Disability. If the executive’s employment terminates due to death or due to the executive becoming disabled, the executive will be entitled to receive accrued but unpaid base salary and other accrued benefits then due to the executive as of termination and a prorated portion of any bonus payable for the fiscal year in which the termination occurs. Pursuant to the restricted stock agreements, restricted stock will vest as to 100% of the restricted stock on a termination of the executive officer’s employment by reason of death or disability.

Other Termination of Employment. If the executive’s employment is terminated by the Company for cause or the executive voluntarily resigns without good reason, the executive will only be entitled to receive accrued but unpaid base salary and any other accrued benefits then due to the executive as of termination.

Change of Control. Pursuant to the severance agreements, immediately prior to a change of control, all unvested options then held by the executive will vest in full. Pursuant to the restricted stock agreements, restricted stock will vest as to 100% of the restricted stock on a change of control.

Restrictive Covenants. Under the terms of their respective severance agreements, each of our named executive officers has agreed to confidentiality obligations during and after employment and to non-competition, non-solicitation, and non-hire obligations for up to 24 months following a termination of his or her employment by the Company without cause or a good reason resignation by the executive.

The executive’s right to receive severance pay and benefits described above is subject to his or her execution of an effective release of claims in favor of the Company.

40	|	Bright Horizons

The following table summarizes the payments that would have been made to our named executive officers upon the occurrence of a qualifying termination of employment or change of control, assuming that each named executive officer’s termination of employment or a change of control occurred on December 31, 2018 (the last business day of our fiscal year). In the case of a termination of employment by the Company without cause or by the executive for good reason, severance amounts and benefits have been calculated assuming that the termination occurred within and outside the 24-month Protection Period described above. If a termination of employment had occurred on this date, severance payments and benefits would have been determined under the executive officer’s severance agreement, as in effect on such date and as described above. Amounts shown do not include (i) accrued but unpaid salary or bonus and vested benefits and (ii) other benefits earned or accrued by the named executive officer during his or her employment that are available to all salaried employees and that do not discriminate in scope, terms or operations in favor of executive officers.

	Termination of Employment Without Cause/ for Good Reason and Change of Control				Termination of Employment Without Cause/for Good Reason and No Change of Control		Termination of Employment Due to Death or Disability		Change of Control
Name	Pro- Rata Bonus ($)	Salary and Bonus Continuation ($)	Medical Benefits Continuation ($)(1)	Accelerated Vesting of Equity Awards ($)(2)(3)	Pro-Rata Bonus ($)	Salary Continuation ($)	Pro-Rata Bonus ($)	Accelerated Vesting of Equity Awards ($)(3)(4)	Accelerated Vesting of Equity Awards ($)(2)(3)
David H. Lissy	305,221	1,464,797	117,318	6,897,544	305,221	477,405	305,221	5,811,694	6,897,544
Stephen H. Kramer	489,689	1,484,362	117,318	5,202,256	489,689	408,500	489,689	4,458,422	5,202,256
Elizabeth J. Boland	238,810	1,110,055	38,305	4,229,629	238,810	332,026	238,810	3,267,164	4,229,629
Mary Lou Burke Afonso	284,873	1,129,020	117,318	4,294,445	284,873	297,052	284,873	1,371,199	4,294,445
Mandy Berman	206,024	957,659	—	3,138,610	206,024	286,443	206,024	1,094,292	3,138,610

(1)	Based on the cost of health premiums in effect for fiscal 2019.
(2)

Equity awards include unvested stock option awards and restricted stock awards. The amount associated with option awards is calculated by multiplying the number of unvested stock option awards by the difference between the exercise price of the stock options and $111.45, which was the closing stock price on December 31, 2018.

(3)

The amount associated with restricted stock awards is calculated by multiplying the number of restricted stock awards by the difference between $111.45 and the initial purchase price of the restricted stock awards. The purchase price of restricted stock awards granted on January 16, 2016 is equal to 50% of the fair market value of our common stock on the date of grant, or $31.60 per share. The purchase price of restricted stock awards granted on February 24, 2017 is equal to 50% of the fair market value of our common stock on the date of grant, or $34.57 per share. The purchase price of restricted stock awards granted on January 2, 2018 is equal to 50% of the fair market value of our common stock on the date of grant, or $47.015 per share. The purchase price of restricted stock awards granted on February 23, 2018 is equal to 50% of the fair market value of our common stock on the date of grant, or $48.23 per share. Pursuant to the restricted stock agreements, restricted stock will vest as to 100% of the restricted stock on the earliest of the third anniversary of the grant date, a change of control and the termination of the executive officer’s employment by reason of death or disability (subject to continued service with the Company through the applicable vesting date).

(4)	Includes restricted stock awards only. Option awards do not accelerate on termination of employment by reason of death or disability.

CEO Pay Ratio

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(u) of Regulation S-K, we are providing the following information about the ratio of the annual total compensation of Stephen H. Kramer, our Chief Executive Officer, to the median of the annual total compensation of all employees (other than our Chief Executive Officer). For the year ended December 31, 2018:

•	the annual total compensation of our Chief Executive Officer, as reported in the Summary Compensation Table, was $3,390,320; and

•	the median of the annual total compensation of all employees (other than our Chief Executive Officer) was $23,969 (calculated in the same manner as under the Summary Compensation Table).

Based on this information, the 2018 ratio of our Chief Executive Officer’s annual total compensation to the annual total compensation of our median employee (other than our Chief Executive Officer) is estimated to be 141:1.

On January 1, 2018, Mr. Kramer became the next Chief Executive Officer of Bright Horizons. In special recognition of his appointment, Mr. Kramer received a 2018 Equity Choice Plan award with a target value equal to five times his base salary. This reflected an outsized award for 2018 in light of the transition and, beginning in 2019, the target value of Mr. Kramer’s annual Equity Choice Plan Award was reduced to two times his base salary consistent with the former Chief Executive Officer’s target value. We believe the pay ratio for 2018 does not reflect the expected pay ratio for future years. When calculating Mr. Kramer’s annual total compensation for 2018 with a target value Equity Choice Plan Award of two times his base salary for 2018 (which reflects Mr. Kramer’s 2019 target equity award), the ratio of our Chief Executive Officer’s annual total compensation to the annual total compensation of our median employee (other than our Chief Executive Officer) is estimated to be 79:1.

2019 Proxy Statement	|	41

To calculate the ratio above, we used a median employee in a similar position to the median employee we identified as of December 31, 2017. We believe there have been no material changes in our employee population or our compensation arrangements in 2018 as compared to 2017. However, we ultimately did not use the same median employee for 2018 as we did in 2017 due to a market compensation adjustment that disproportionately impacted the median employee used in 2017.

We determined the median employee as of December 31, 2018. As of December 31, 2018, our employee population consisted of 33,372 employees, including full-time, part-time, temporary and seasonal employees and all employees added by acquisitions in 2018. Of our total employee population, 21,709 were located in the U.S. (including Puerto Rico), 10,125 were located in the United Kingdom, 1,375 were located in the Netherlands, 94 were located in India, and 69 were located in Canada. As permitted by SEC rules, we excluded all of our employees located in the Netherlands, India, and Canada who, in the aggregate, represented 4.6% of our total employee population on December 31, 2018. As a result, for purposes of the pay ratio calculation, our employee population consisted of 31,833 employees (not including the Chief Executive Officer).

We utilized 2018 gross cash compensation as our consistently applied compensation measure to identify the median employee within the above employee population. We defined gross cash compensation as base salary/wages (including overtime pay), bonuses, cash incentives and allowances paid in 2018. We excluded the value of stock-based compensation because we do not widely distribute equity awards to employees. For employees working outside the United States, we converted employee compensation to U.S. dollars using the average exchange rates for fiscal 2018. We annualized the compensation of employees who were new hires or re-hires in 2018 and who did not work for us for the entire calendar year.

This pay ratio is a reasonable estimate calculated in a manner consistent with SEC rules based on our records and the methodology described above. Because the SEC rules for identifying the median of the annual total compensation of our employees and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices, the pay ratio reported by other companies may not be comparable to the pay ratio for Bright Horizons.

Equity Compensation Plan Information

The following table provides information as of December 31, 2018 with respect to shares of our common stock that may be issued under existing equity compensation plans. Additional information is included in Note 11 of the consolidated financial statements in the 2018 Annual Report on Form 10-K.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights(1) (a)	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights(1) (b)	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans (excluding securities reflected in column(a)) (c)
Equity compensation plans approved by security holders	2,793,887	$54.72	1,302,101
Equity compensation plans not approved by security holders	—	—	—

Total	2,793,887	$54.72	1,302,101

(1)

The number of securities includes 47,593 shares that may be issued upon the settlement of restricted stock units. The restricted stock units are excluded from the weighted average exercise price calculation.

42	|	Bright Horizons

PROPOSAL 2

ADVISORY VOTE ON NAMED EXECUTIVE OFFICER COMPENSATION

The Company is providing its shareholders with the opportunity to cast an advisory vote on the compensation of the Company’s named executive officers (“say-on-pay”). The Compensation Discussion and Analysis included elsewhere in this Proxy Statement describes our executive compensation program and the compensation of our named executive officers for fiscal 2018.

At our 2018 annual meeting, the advisory vote on executive compensation received approximately 92.4% support from shareholders, demonstrating strong support of the Company’s executive compensation program. We intend to hold the next advisory vote to approve the compensation of our named executive officers at our 2020 annual meeting of shareholders. In 2015, we asked shareholders to vote on the frequency of our say-on-pay vote and shareholders recommended, on an advisory basis, that future advisory votes on the compensation of the Company’s named executive officers be held annually.

As described in detail in the Compensation Discussion and Analysis, our compensation philosophy is to provide appropriate competitive compensation opportunities to our executives with actual pay partially dependent on the achievement of Company performance targets and individual performance objectives in support of our business strategy and creation of long-term shareholder value. We have a total compensation approach focused on performance-based incentive compensation that seeks to:

•	tie compensation to the achievement of company performance goals;

•	reward individual performance and contribution to our success over the short- and long-term; and

•	align the interests of our executive officers with those of our shareholders through delivering a significant part of our compensation program in the form of equity-based awards.

In addition, as we described in the Compensation Discussion and Analysis and elsewhere in this Proxy Statement, in approving the 2018 compensation for our named executive officers, the Compensation Committee considered the financial performance of the Company and awarded bonuses commensurate with Company performance. In addition, the Company employs a number of compensation and governance practices including (1) majority voting, (2) a clawback policy, (3) caps on annual bonuses tied to Company performance, and (4) stock ownership guidelines for directors, our Chief Executive Officer and our named executive officers.

For the reasons outlined above, the Board is asking shareholders to support this proposal. Although this vote is non-binding, the Compensation Committee and the Board value the views of our shareholders as expressed in their votes. The Board and Compensation Committee will consider the outcome of the vote when determining future compensation arrangements for our named executive officers.

The Board is asking shareholders to cast a non-binding, advisory vote indicating their approval of the compensation paid to our named executive officers by voting “FOR” the following resolution:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion is hereby APPROVED.”

Vote Required

The affirmative vote of a majority of the votes cast by the shareholders entitled to vote at the Annual Meeting is required for the approval with respect to the advisory vote on executive compensation. Abstentions and broker non-votes are not considered votes cast for the foregoing purpose, and will have no effect on the results of this vote.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL 2 AND THE APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.

2019 Proxy Statement	|	43

AUDIT COMMITTEE MATTERS

Audit Committee Report

The information contained in this report shall not be deemed to be “soliciting material” or “filed” or incorporated by reference in future filings with the SEC, or subject to the liabilities of Section 18 of the Exchange Act, except to the extent that the Company specifically incorporates it by reference into a document filed under the Securities Act or the Exchange Act.

The Audit Committee is responsible for overseeing the quality and integrity of Bright Horizons’ financial statements and financial reporting process and providing independent, objective oversight with respect to the Company’s accounting and financial reporting functions, internal and external audit functions, system of internal controls, ethical compliance, and risk oversight and management, including the Company’s enterprise risk management program and cybersecurity risks. The Audit Committee’s scope of responsibilities and functions are described in the “Committees and Committee Composition” section of this Proxy Statement. The Audit Committee operates in accordance with a written charter adopted by the Board and reviewed annually by the Audit Committee, a copy of which is available on the Company’s website, www.brighthorizons.com, in the Investor Relations section under “Corporate Governance—Governance Documents.”

The Audit Committee is composed of three directors, Lawrence M. Alleva, Laurel J. Richie, and Cathy E. Minehan, each of whom the Board has determined is independent in accordance with the rules of the SEC and the NYSE. All members are “financially literate” as that term is defined by the listing standards of the NYSE, and the Board has determined that both Mr. Alleva and Ms. Minehan are audit committee financial experts as defined by the rules of the SEC.

The Audit Committee engaged Deloitte & Touche LLP (“Deloitte”) as the Company’s independent registered public accounting firm for the period ending December 31, 2018. This appointment of Deloitte was ratified by the shareholders of the Company at the 2018 Annual Meeting. The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the Company’s independent auditor and, at least annually, the Audit Committee reviews and evaluates the performance of the Company’s independent auditors and determines whether to continue to engage the current auditor or to interview another audit firm. Additionally, the Audit Committee is directly involved in selecting the lead engagement audit partner to ensure that the lead engagement partner is appropriately qualified to lead the Bright Horizons audit. Under SEC rules, the lead engagement audit partner is required to rotate every five years and a new lead audit partner was appointed for fiscal 2018. Deloitte has been the Company’s independent registered public accounting firm since 2005.

Company management has primary responsibility for Bright Horizons’ financial statements and the overall financial reporting process, including the Company’s system of internal controls and evaluating the effectiveness of internal control over financial reporting. Deloitte is responsible for (i) performing an audit of the annual financial statements, (ii) expressing an opinion as to whether those financial statements fairly present the financial position, results of operations and cash flows of Bright Horizons in conformity with generally accepted accounting principles and on the effectiveness of Bright Horizons’ internal control over financial reporting, and (iii) issuing reports thereon. The Audit Committee’s responsibility is to monitor and oversee these processes.

In discharging its duties, the Audit Committee met eight times during fiscal 2018, acted by written consent once, and regularly met in executive sessions after each committee meeting. The Audit Committee also regularly meets with each of Deloitte, management and representatives of internal audit as well as in committee-only executive sessions.

The Audit Committee met with management of the Company and Deloitte and (a) reviewed and discussed the Company’s audited consolidated financial statements for the fiscal year ended December 31, 2018, (b) the quarterly consolidated financial statements, and (c) discussed and reviewed with management the Company’s earnings press releases. The Audit Committee discussed with management and Deloitte the critical accounting policies and practices used in the preparation of the Company’s audited financial statements. The Audit Committee also discussed with management and Deloitte the significant accounting estimates utilized by the Company, the reasonableness of significant judgments, new accounting developments and pronouncements, and the clarity of disclosures in the financial statements. Management has represented to the Audit Committee that the audited financial statements for the year ended December 31, 2018 were prepared in accordance with generally accepted accounting principles and Deloitte audited and expressed an unqualified opinion on the financial statements.

44	|	Bright Horizons

Regularly throughout fiscal year 2018, the Audit Committee reviewed and discussed with internal audit and Deloitte, with and without management present, the Company’s progress in the testing and evaluation of its internal control over financial reporting and discussed the results of their respective audit examinations and the overall quality of the Company’s financial reporting. Management has provided the Audit Committee with its assessment on the effectiveness of the Company’s internal control over financial reporting. The Audit Committee reviewed management’s assessment and Deloitte’s report on the effectiveness of Bright Horizons’ internal control over financial reporting included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018.

The Audit Committee reviewed with both Deloitte and the Company’s internal auditors each of their audit plans, audit scope, identification of audit risks and the results of their audit efforts. The Audit Committee discussed the Company’s internal audit function’s organization, responsibilities, budget and staffing with the internal auditors, management and Deloitte. The Audit Committee also discussed and reviewed with management and the Company’s internal auditors the Company’s enterprise wide risk assessment as well as cyber and information security generally.

The Audit Committee received the written disclosures and the letter from Deloitte pursuant to Rule 3526, Communication with Audit Committees Concerning Independence, of the Public Company Accounting Oversight Board (the “PCAOB”) regarding Deloitte’s communications with the Audit Committee concerning independence and any relationships between Deloitte and Bright Horizons and the potential effects of any disclosed relationships on Deloitte’s independence. The Audit Committee discussed with Deloitte its independence and any relationships with Deloitte that may impact their objectivity and independence, and also considered whether the provision of non-audit fees and services by Deloitte is compatible with independence. Based on these discussions, the Audit Committee is satisfied with Deloitte’s independence. The Audit Committee also received and reviewed a report prepared by Deloitte describing the firm’s internal quality control procedures and any material issues raised by the firm’s most recent internal quality-control review and peer review.

The Audit Committee discussed and reviewed with Deloitte the matters required to be communicated by Deloitte to the Audit Committee by Auditing Standards No. 1301, as amended, adopted by the PCAOB, Communication with Audit Committees and, with and without management present, discussed and reviewed the results of Deloitte’s examination of Bright Horizons’ financial statements.

Based on these reviews and discussions with management, the internal auditors and Deloitte referred to above, the Audit Committee recommended to the Board that Bright Horizons’ audited financial statements be included in its Annual Report on Form 10-K for fiscal 2018 for filing with the SEC. The Audit Committee also reviewed and evaluated the performance of Deloitte in 2018 (as further discussed in Proposal 3 of this Proxy Statement) and, as a result, appointed Deloitte as the independent registered public accounting firm for fiscal 2019, which is being presented to Bright Horizons’ shareholders for ratification.

Submitted by the Audit Committee,*

Lawrence M. Alleva, Chair

Cathy E. Minehan

*Ms. Richie joined the Audit Committee on March 28, 2019 and, as such, her signature does not appear with this report. Ms. Richie replaced E. Townes Duncan who retired from Board service on March 28, 2019. Prior to Mr. Duncan’s retirement he reviewed and approved the Audit Committee Report while he was still a member of the Audit Committee.

Audit and Other Fees

The aggregate fees that Bright Horizons paid for professional services rendered by Deloitte for the fiscal years ended December 31, 2018 (fiscal 2018) and December 31, 2017 (fiscal 2017) were:

	2018	2017
Audit Fees	$2,425,059	$2,485,100
Audit-Related Fees	—	—
Tax Fees	127,457	77,822
All Other Fees	—	—

Total	$2,552,516	$2,562,922

2019 Proxy Statement	|	45

•

Audit Fees. Consist of professional services rendered for the audit of our annual audited consolidated financial statements and review of our quarterly financial statements, statutory audit services, advice on accounting matters directly related to the audit and audit services, and assistance with review of documents filed with the SEC, including the related consents and comfort letters issued to underwriters, with respect to fiscal 2018 and fiscal 2017.

•	Tax Fees. Consist of aggregate fees for professional services related to domestic and international tax advisory services and India tax compliance and advisory services in fiscal 2018 and fiscal 2017.

Pre-Approval of Audit and Non-Audit Services

The Audit Committee pre-approves all Deloitte audit services and all permitted non-audit services, including engagement fees and terms, to be provided by the independent auditors. All of the fees and services described above were pre-approved by the Audit Committee. Our policies prohibit Bright Horizons from engaging Deloitte to provide any non-audit services prohibited by applicable SEC rules. In addition, we evaluate whether Bright Horizons’ use of Deloitte for permitted non-audit services is compatible with maintaining Deloitte’s independence and objectivity. After review of the non-audit services provided, we concluded that Deloitte’s provision of these non-audit services, all of which were approved in advance, is compatible with its independence.

46	|	Bright Horizons

PROPOSAL 3

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board has appointed Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2019. We are asking shareholders to ratify this appointment as we believe the reappointment of Deloitte is in the best interest of the Company and its shareholders. Although shareholder ratification of Deloitte is not required by law, the Board believes it is a good corporate governance practice and advisable to provide shareholders an opportunity to ratify this appointment. In the event that shareholders fail to ratify the appointment of Deloitte, the Audit Committee may reconsider the appointment. Even if the appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in the best interests of the Company and its shareholders.

Representatives of Deloitte are expected to attend the Annual Meeting, where they will have the opportunity to make a statement if they wish to do so and will be available to answer questions from our shareholders.

The Audit Committee is directly responsible for the appointment, compensation (including approval of audit fees), retention and oversight of the independent registered public accounting firm that audits the Company’s financial statements and its internal control over financial reporting. Deloitte has served as our independent auditor since 2005. The Audit Committee annually evaluates our independent auditor and considers the independence, qualifications and performance of the independent auditor in deciding whether to appoint. In the course of these reviews, the Audit Committee considers, among other things, the length of time Deloitte has served as the Company’s independent auditor, Deloitte’s general reputation for adherence to professional auditing standards, historical and recent performance, recent PCAOB reports on Deloitte, management’s assessment of Deloitte’s performance and quality of service, Deloitte’s staff and its global reach, sufficiency of resources, the engagement team’s knowledge and experience, Deloitte’s capability, ability and expertise in handling the breadth and complexity of our operations and the potential impact to the Company of changing auditors. Such consideration also includes reviewing the written disclosures and the letter required by applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and discussing with Deloitte their independence as well as their objectivity and professional skepticism.

Additionally, the Audit Committee periodically reviews and evaluates the performance of Deloitte’s lead audit partner and oversees the required rotation of Deloitte’s lead audit partner as required by law (and as further discussed in the Audit Committee Report). In addition, in order to help ensure auditor independence, the Audit Committee periodically considers whether there should be a rotation of the Company’s independent registered public accounting firm.

We reviewed and evaluated the performance of Deloitte in fiscal 2018, and based on this evaluation the Audit Committee believes that it is in the best interests of Bright Horizons and our shareholders to retain Deloitte as the independent registered public accounting firm for fiscal 2019, which is being presented to Bright Horizons’ shareholders for ratification.

Vote Required

The affirmative vote of a majority of the votes cast by the shareholders entitled to vote at the Annual Meeting is required to ratify Deloitte’s appointment. Abstentions are not considered votes cast for the foregoing purpose, and will have no effect on the results of this vote.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL 3, THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP TO SERVE AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2019.

2019 Proxy Statement	|	47

PROPOSAL 4

APPROVAL OF 2012 OMNIBUS LONG-TERM INCENTIVE PLAN, AS AMENDED AND RESTATED

Overview

At the Annual Meeting, shareholders will be asked to approve the adoption of the Bright Horizons Family Solutions Inc. 2012 Omnibus Long-Term Incentive Plan, as Amended and Restated (the “Amended Equity Plan”). The Amended Equity Plan was adopted by the Board on March 28, 2019, acting on the recommendation of our Compensation Committee, and will become effective upon receiving shareholder approval at the Annual Meeting. The Amended Equity Plan is an amendment and restatement of the Bright Horizons Family Solutions Inc. 2012 Omnibus Long-Term Incentive Plan, as Amended and Restated effective June 1, 2017 (the “Existing Equity Plan”).

Shareholder approval of the Amended Equity Plan is being sought (i) to meet NYSE listing requirements, (ii) to extend the term of the Amended Equity Plan, (iii) to allow incentive stock options to meet the requirements of the Code, and (iv) as a matter of good corporate governance.

The Board believes that equity awards are a critical part of our compensation program. Our compensation philosophy emphasizes equity-based awards because they align the interests of our key employees (including our executive officers), non-employee directors, and any consultants or advisors who are selected to receive awards with those of our shareholders, encourage long-term retention, and incentivize long-term value creation.

The Board believes that the Amended Equity Plan will promote the interests of shareholders and is consistent with principles of good corporate governance, including:

✓

Reserve Shares for Future Equity Awards. The Amended Equity Plan will reserve a sufficient number of shares to enable us to continue to grant equity awards, which is a critical component of our compensation program and is designed to attract, motivate and retain those executive officers, other key employees and non-employee directors whom we expect will contribute to our financial success.

✓

Independent Committee. The Amended Equity Plan will be administered by our Compensation Committee, which is composed entirely of non-employee directors who meet applicable NYSE standards for independence.

✓

No Discounted Options or SARs. All options and stock appreciation rights (“SARs”) awarded under the Amended Equity Plan must have an exercise or base price that is at least the fair market value of a share of common stock on the date of grant.

✓

Limits on Awards and Non-Employee Director Compensation. The Amended Equity Plan limits the number of options, SARs and other awards that may be granted to plan participants. It also contains a separate limit on the value of equity awards that may be made, and cash fees that may be paid, to non-employee directors in any year.

✓

Minimum Vesting. No awards granted under the Amended Equity Plan will include vesting schedules under which any portion of the award will vest earlier than one year from the date of grant; provided, however, that, subject to certain adjustments described in the Amended Equity Plan, up to 5% of the aggregate share limit may be subject to awards granted without regard to such one-year minimum vesting requirement.

✓	No Repricing. The Amended Equity Plan prohibits any repricing of options and SARs, unless approved by shareholders or in connection with a corporate transaction involving the Company.

✓

No Liberal Share Recycling. Shares underlying options and other awards issued under the Amended Equity Plan will not be recycled into the share pool if such shares are withheld in payment of the exercise price of the award or to satisfy applicable tax withholding obligations.

✓	Restrictions on Dividends and Dividend Equivalents. The Amended Equity Plan prohibits participants from receiving current dividends before the underlying award vests and is paid.

✓

Performance Awards. Under the Amended Equity Plan, the Compensation Committee may grant performance-based awards, the payout of which is contingent upon the Company or recipient fulfilling specified performance criteria.

✓

Clawback Policy. Awards under the Amended Equity Plan will be subject to clawback under any Company clawback policy or as required by law. The Company currently maintains a clawback policy covering performance-based cash and equity compensation for current and former executive officers, as described in more detail on page 34 of this Proxy Statement.

48	|	Bright Horizons

✓	No “Reloads.” The Amended Equity Plan prohibits automatic “reload” grants of additional awards upon exercise of an option or SAR or otherwise as a term of an award.

✓	No Tax Gross-Ups. The Amended Equity Plan does not provide for tax gross-ups with respect to awards.

The principal changes made by the Amended Equity Plan are to:

•	Increase the number of shares of common stock available for awards under the Amended Equity Plan by an additional 2,350,000 shares.

•

Limit the maximum grant date value of shares subject to awards granted to any non-employee director during any calendar year, plus cash retainer and other fees paid to any non-employee director during such calendar year, to $500,000.

•	Update the definition of “Covered Transaction” under the Amended Equity Plan.

•	Remove the ability to grant cash awards under the Amended Equity Plan.

•

Reflect changes to Section 162(m) of the Code made by the Tax Cuts and Jobs Act enacted in December 2017, which generally eliminated the performance-based compensation exception under Section 162(m) of the Code.

•

Implement a one-year minimum vesting schedule for all awards granted under the Amended Equity Plan, provided that up to 5% of the shares reserved for issuance will not be subject to such one-year minimum vesting requirement, subject to certain adjustments described in the Amended Equity Plan.

•	Extend the term of the Amended Equity Plan to May 28, 2029.

•	Make corresponding and appropriate clarifying changes and updates.

Determination of Shares to be Available for Issuance

If this Proposal 4 is approved by our shareholders at the Annual Meeting, subject to adjustments set forth in the Amended Equity Plan and summarized below under “Adjustment,” the maximum aggregate number of shares of common stock that may be issued pursuant to awards granted under the Amended Equity Plan on or after the effective date of the Amended Equity Plan is 2,940,082, which is calculated as follows:

•	2,350,000 shares of common stock, plus

•	590,082 shares of common stock, which is the number of shares of common stock that remained available for awards under the Existing Equity Plan as of April 4, 2019.

The number of shares under the second bullet above will be reduced by the number of shares subject to awards that are granted under the Existing Equity Plan after April 4, 2019 and before May 29, 2019, if any. In addition, the number of shares of common stock subject to outstanding awards under the Existing Equity Plan as of April 4, 2019 (up to 2,931,162 shares, subject to adjustments as summarized below), which expire, become unexercisable, terminate, or are forfeited to or repurchased by the Company without having been exercised, vested, or paid in full, as applicable, on or after April 4, 2019 may be returned to the Amended Equity Plan and issued pursuant to awards granted under the Amended Equity Plan. The Board believes that the requested increase in the maximum number of shares that may be issued under the Existing Equity Plan of 2,350,000 shares will (i) ensure that we continue to have a sufficient number of shares with which to achieve our compensation strategy and (ii) allow for growth.

When deciding on the number of shares to be available for awards under the Amended Equity Plan, the Board considered a number of factors, including the number of shares remaining available under the Existing Equity Plan, the number of shares needed for future awards, the potential dilutive impact, competitive data from relevant peer companies, the current and future accounting expenses associated with our equity award practices, and shareholder advisory firms and institutional shareholder voting policies.

Dilution Analysis

As of April 4, 2019, our capital structure consisted of 58,069,961 shares of common stock outstanding. 590,082 shares of Common Stock remained available for grant of awards under the Existing Equity Plan as of April 4, 2019. The proposed share authorization is a request for 2,350,000 new shares of common stock to be available for awards under the Amended Equity Plan. The table below shows our potential dilution (referred to as “overhang”) levels, based on our “Total Potential Overhang,” which includes our request for 2,350,000 new shares of common stock to be available for awards under the Amended Equity Plan, and our “Shares of Common Stock Outstanding.” The 2,350,000 new shares of common stock represent approximately 3.68% of the “Fully Diluted Shares of Common Stock,” as described in the table below. The Board believes that this number of shares represents a reasonable amount of potential equity dilution, which will allow us to continue granting equity awards, which are an important component of our equity compensation program.

2019 Proxy Statement	|	49

Potential Overhang with 2,350,000 New Shares

Stock Options Outstanding as of April 4, 2019(1)	2,863,122

Weighted Average Exercise Price of Stock Options Outstanding as of April 4, 2019	$74.91

Weighted Average Remaining Term of Stock Options Outstanding as of April 4, 2019 (in years)	4.63

Outstanding Full Value Awards as of April 4, 2019(2)	330,553

Total Equity Awards Outstanding as of April 4, 2019	3,193,675

Shares Available for Grant under the Existing Equity Plan as of April 4, 2019	590,082

New Shares Requested under the Amended Equity Plan(3)	2,350,000

Total Potential Overhang (under the Amended Equity Plan and the 2008 Plan (as defined below))(4)	6,133,757

Shares of Common Stock Outstanding as of April 4, 2019	58,069,961

Fully Diluted Shares of Common Stock(5)	63,915,738

Potential Dilution of 2,350,000 shares as a Percentage of Fully Diluted Shares of Common Stock	3.68%

(1)

Includes (i) 2,600,609 stock options granted under the Existing Equity Plan, for which all underlying shares could again become available for issuance under the Amended Equity Plan and (ii) 262,513 stock options granted under the Company’s 2008 Equity Incentive Plan (the “2008 Plan”), for which no underlying shares are eligible for issuance under the Amended Equity Plan.

(2)

Includes 287,980 shares subject to time-based restricted stock awards and 42,573 restricted stock unit awards granted under the Existing Equity Plan, for which all underlying shares could again become available for issuance under the Amended Equity Plan.

(3)	Includes our request for 2,350,000 new shares available for awards under the Amended Equity Plan.
(4)

“Total Potential Overhang” in the foregoing table consists of (i) 3,193,675 total equity awards outstanding as of April 4, 2019, plus (ii) 2,350,000 new shares requested under the Amended Equity Plan, plus (iii) 590,082 shares that remain available for grant under the Existing Equity Plan as of April 4, 2019.

(5)

The “Fully Diluted Shares of Common Stock” in the foregoing table consists of the “Shares of Common Stock Outstanding as of April 4, 2019” plus the “Total Potential Overhang” described in the foregoing table, minus 287,980 outstanding restricted stock awards (which are already included in the number of “Shares of Common Stock Outstanding as of April 4, 2019”).

Based on our current equity award practices, the Board estimates that the authorized shares under the Amended Equity Plan may be sufficient to provide us with an opportunity to grant equity awards for approximately three to five years, in amounts determined appropriate by the Compensation Committee, which will administer the Amended Equity Plan (as discussed below). This is only an estimate, and circumstances could cause the share reserve to be used more quickly or slowly. These circumstances include, but are not limited to, the future price of shares of the common stock, the mix of cash, options and full value awards provided as long-term incentive compensation, grant amounts provided by our competitors, payout of any performance-based awards in excess of target in the event of superior performance, hiring activity, and promotions during the next few years.

Burn Rate

Included below is the following information regarding the awards granted under the Existing Equity Plan: (i) the burn rate for each of the last three calendar years and (ii) the average burn rate over the last three calendar years. The burn rate for a year has been calculated as follows:

All Stock Options Granted in Applicable Year + All Full Value Awards Granted in Applicable Year	÷	Weighted Average Number of Shares of Common Stock Outstanding for Applicable Year

Burn Rate

Element	2018	2017	2016
Full Value Stock Awards Granted	103,846	142,600	127,070
Stock Options Granted	479,836	464,175	559,025

Total Full Value Stock Awards and Stock Options Granted	583,682	606,775	686,095
Weighted Average Shares of Common Stock Outstanding as of December 31 (Basic)	57,812,602	58,873,196	59,229,069

Burn Rate(1)	1.0%	1.0%	1.2%

(1)	The burn rate means that the Company used an annual average of 1.1% of the weighted average shares outstanding for awards granted over the past three years.

The Board believes that our compensation program, and particularly the granting of equity awards, allows us to align the interests of our key employees (including our executive officers), non-employee, directors, and any consultants or advisors who are selected to receive awards with the interests of our shareholders. The Amended Equity Plan is designed to enable us to formulate and implement a compensation program that will attract, motivate and retain executive officers and other key employees whom we expect will contribute to our financial success. The

50	|	Bright Horizons

Board believes that awards granted pursuant to the Amended Equity Plan are a vital component of our compensation program. Accordingly, it is important that an appropriate number of shares be authorized for issuance under the Amended Equity Plan.

Description of the Amended Equity Plan

A copy of the Amended Equity Plan is attached to this Proxy Statement as Appendix A. The following description of certain features of the Amended Equity Plan is qualified in its entirety by reference to the full text of the plan.

Purpose. The purpose of the Amended Equity Plan is to advance the Company’s interests by providing for the grant to eligible participants of equity-based incentive awards. If approved by shareholders at the Annual Meeting, the Amended Equity Plan will apply to awards granted on or after May 29, 2019. Awards granted under the Existing Equity Plan prior to May 29, 2019 will continue in accordance with the terms of the Existing Equity Plan and the applicable award agreements.

Plan Administration. The Amended Equity Plan will be administered by our Compensation Committee, which has the authority to, among other matters, interpret the Amended Equity Plan, determine eligibility for, grant and determine the terms of awards under the Amended Equity Plan, determine the form of settlement of awards under the Amended Equity Plan, and do all things necessary to carry out the purposes of the Amended Equity Plan. Our Compensation Committee’s determinations under the Amended Equity Plan will be conclusive and binding.

Authorized Shares. Subject to adjustment, the maximum number of shares of our common stock that may be delivered in satisfaction of awards granted under the Amended Equity Plan on or after the effective date of the Amended Equity Plan is 2,940,082, which is calculated as follows:

•	2,350,000 shares of common stock, plus

•	590,082 shares of common stock, which is the number of shares of common stock that remained available for awards under the Existing Equity Plan as of April 4, 2019.

The number of shares under the second bullet above will be reduced by the number of shares subject to awards that are granted under the Existing Equity Plan after April 4, 2019 and before May 29, 2019, if any. In addition, the number of shares of common stock subject to outstanding awards under the Existing Equity Plan as of April 4, 2019 (up to 2,931,162 shares, subject to adjustment), which expire, become unexercisable, terminate, or are forfeited to or repurchased by the Company without having been exercised, vested, or paid in full on or after April 4, 2019 may be delivered in satisfaction of awards granted under the Amended Equity Plan.

Share Counting. Shares of common stock withheld by the Company in payment of the exercise or purchase price of an award or in satisfaction of tax withholding requirements and the full number of shares covered by a SAR, any portion of which is settled in shares will be counted as issued under the Amended Equity Plan. However, shares of common stock underlying awards that are settled in cash or otherwise expire, become unexercisable, terminate, or are forfeited to or repurchased by the Company without having been exercised, vested, or paid in full, as applicable, will not be counted as issued under the Amended Equity Plan. The number of shares of our common stock available for delivery under the Amended Equity Plan will not be increased by any shares delivered under the Amended Equity Plan that are subsequently purchased on the open market using proceeds directly attributable to option exercises. Shares of common stock to be issued under the Amended Equity Plan may be newly issued shares of our common stock or previously-issued shares acquired by the Company.

Valuation. As of April 4, 2019, the closing price of a share of our common stock was $127.60.

Eligibility. Our Compensation Committee will select participants from the key employees, non-employee directors, and consultants and advisors of the Company and its affiliates who are eligible to participate in the Amended Equity Plan. As of April 4, 2019, approximately 2,700 key employees and 11 non-employee directors could be eligible to participate in the Amended Equity Plan. Under current Company practice, we do not grant equity awards to consultants and advisors. As of April 4, 2019, approximately 1,450 key employees, 11 non-employee directors, and one consultant/advisor (a former executive officer who holds equity awards as described in the Compensation Discussion and Analysis section herein) held outstanding awards granted under our Existing Equity Plan. Because our executives and non-employee directors are eligible to receive awards under the Amended Equity Plan, they may be deemed to have a personal interest in the approval of this Proposal 4.

Individual Limits. The maximum number of shares underlying options and the maximum number of shares underlying SARs that may be granted to any person in any calendar year is 500,000 shares, subject to adjustment. The maximum number of shares subject to other awards that may be granted to any person in any calendar year is 250,000 shares, subject to adjustment.

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Limitations on Awards to Non-Employee Directors. Notwithstanding the foregoing limitations, the maximum grant date fair value of equity awards granted to any non-employee director of the Board under the Amended Equity Plan, plus cash retainers and other cash fees paid to any non-employee director of the Board may not exceed $500,000 in any calendar year.

Types of Awards. The Amended Equity Plan provides for grants of options, SARs, restricted and unrestricted stock and stock units, performance awards, and other awards convertible into or otherwise based on shares of our stock. Dividend equivalents may also be provided in connection with an award under the Amended Equity Plan. However, dividends and dividend equivalents may not be paid in respect of stock subject to an award unless and until the award has vested and is paid, and no dividends or dividend equivalents may be paid with respect to options or SARs.

Options and SARs. The exercise price of an option, and the base price against which a SAR is to be measured, may not be less than the fair market value (or, in the case of an ISO granted to a 10% shareholder, 110% of the fair market value) of a share of common stock on the date of grant. Options and SARs may have a maximum term of no more than 10 years (or, in the case of an ISO granted to a 10% shareholder, five years) from the date of grant. Our Compensation Committee determines the time or times at which options or SARs become exercisable and the terms on which such awards remain exercisable.

Restricted and unrestricted stock. A restricted stock award is an award of common stock subject to forfeiture restrictions, such as time- or performance-based vesting conditions, while an unrestricted stock award is not subject to such restrictions.

Stock units. A stock unit award is denominated in shares of common stock and entitles the participant to receive stock or cash measured by the value of the shares in the future. The delivery of stock or cash under a stock unit may be subject to the satisfaction of performance conditions or other vesting conditions.

Performance awards. A performance award can be any type of award that may otherwise be granted under the Amended Equity Plan, for which the vesting, settlement or exercisability of such award is subject to specified performance criteria.

Vesting. Our Compensation Committee has the authority to determine the vesting schedule applicable to each award. Awards granted under the Amended Equity Plan will include vesting schedules under which no portion of the award will vest earlier than one year from the date of grant; provided, that up to 5% of the shares reserved for issuance under the Amended Equity Plan (subject to adjustments as described below) may be granted under awards that are not subject to this minimum vesting requirement.

Discretionary Acceleration. The Compensation Committee may, at any time, accelerate the vesting or exercisability of an award.

No Repricing. Except in connection with a corporate transaction involving the Company, without the prior approval of the Company’s shareholders, the Company may not amend the terms of an outstanding option or SAR to reduce the exercise price or base value of the award, cancel outstanding options or SARs in exchange for options or SARs with an exercise price or base value that is less than the exercise price or base value of the original award, or cancel outstanding options or SARs that have an exercise price or base value greater than the fair market value of a share of our common stock on the date of such cancellation in exchange for cash or other consideration.

Termination of Employment. Our Compensation Committee determines the impact of termination of employment or service on an award. Unless otherwise provided by our Compensation Committee, upon a termination of employment, all unvested options and SARs will terminate and all other unvested awards will be forfeited.

Performance Criteria. The Amended Equity Plan provides that grants of performance awards may be made based upon, and subject to achieving, “performance objectives” over a specified performance period. Performance objectives may, but are not required to, relate to any or any combination of the following (measured either absolutely or comparatively including, without limitation, by reference to an index or indices or the performance of one or more companies) and determined either on a consolidated basis or, as the context permits, on a divisional, subsidiary, line of business, project or geographical basis or in combinations thereof and subject to such adjustments, if any, as our Compensation Committee specifies: sales; revenues; assets; expenses; earnings before or after deduction for all or any portion of interest, taxes, depreciation, amortization or equity expense whether or not on a continuing operations or an aggregate or per share basis; return on equity, investment, capital, capital employed or assets; one or more operating ratios; operating income or profit, including on an after-tax basis; net income; borrowing levels, leverage ratios or credit rating; market share; capital expenditures; cash flow; stock price; stockholder return; sales of particular services; customer acquisition or retention; acquisitions and divestitures (in whole or in part); joint ventures

52	|	Bright Horizons

and strategic alliances; spin-offs, split-ups and the like; reorganizations; center openings (including openings in new markets); new service or product lines; or recapitalizations, restructurings, financings (issuance of debt or equity) or refinancing.

Our Compensation Committee may provide that one or more of the performance objectives applicable to an award will be adjusted to reflect events (for example, without limitation, the impact of charges for restructurings, discontinued operations, mergers, acquisitions, and other unusual or infrequently occurring items, and the cumulative effects of tax or accounting changes, each as defined by U.S. generally accepted accounting principles) occurring during the performance period of such award that affect the applicable performance objectives.

Transferability. Awards under the Amended Equity Plan may not be transferred except by will or by the laws of descent and distribution, unless (for awards other than ISOs) otherwise provided by our Compensation Committee in accordance with the terms of the Amended Equity Plan.

Clawback. Our Compensation Committee may cancel, rescind, withhold or otherwise limit or restrict any award under the Amended Equity Plan if the participant is not in compliance with all applicable provisions of the award agreement and the plan, or if the participant breaches any agreement with the Company or its affiliates with respect to non-competition, non-solicitation or confidentiality. Our Compensation Committee may recover awards and payments under or gain in respect of awards under the Amended Equity Plan to the extent required by Section 10D of the Exchange Act or any stock exchange or similar rule or any applicable Company clawback policy.

Corporate Transactions. In the event of a corporation transaction (defined below), our Compensation Committee may, among other things, provide for continuation or assumption of outstanding awards, for new grants in substitution of outstanding awards, for the accelerated vesting or delivery of shares under awards or for a cash-out of outstanding awards, in each case on such terms and with such restrictions as it deems appropriate. Except as our Compensation Committee may otherwise determine, awards not assumed or continued following the transaction will terminate upon the consummation of such corporate transaction. For purposes of the Amended Equity Plan, a corporate transaction generally means (i) the acquisition, directly or indirectly, by a person (other than a person who holds shares of our common stock on effective date of the Amended Equity Plan) of more than 50% of the combined voting power of our then-outstanding securities; (ii) individuals who, as of the effective date of the Amended Equity Plan, constitute the Board cease for any reason to constitute a majority of our Board; provided that any director who is not in office on the effective date of the Amended Equity Plan but whose election or nomination was approved by a vote of at least two-thirds of the directors then still in office who either were directors on the effective date of the Amended Equity Plan or whose election or nomination was previously so approved; (iii) the consummation of the sale or other disposition of all or substantially all of our assets, other than to a wholly-owned subsidiary or to a holding company of which we are a direct or indirect wholly owned subsidiary prior to such transaction; (iv) the consummation of a reorganization, merger or consolidation of our Company, other than a reorganization, merger or consolidation which would result in our voting securities outstanding immediately prior to the transaction continuing to represent (whether by remaining outstanding or by being converted to voting securities of the surviving entity) 50% or more of the combined voting power of our then-outstanding securities or the voting power of the voting securities of such surviving entity outstanding immediately after such transaction; or (v) shareholder approval of a plan for our complete liquidation or dissolution. Notwithstanding the foregoing, a corporate transaction will not be deemed to have occurred solely because of the acquisition of our securities by an employee benefit plan that we maintain for our employees.

Adjustment. In the event of certain corporate transactions (including a stock dividend, stock split or combination of shares, recapitalization or other change in the Company’s capital structure that constitutes an equity restructuring within the meaning of FASB ASC 718), our Compensation Committee will make appropriate adjustments to the maximum number of shares that may be delivered under and the individual limits included in the Amended Equity Plan, and will also make appropriate adjustments to the number and kind of shares of stock or securities subject to awards, the exercise prices of such awards or any other terms of awards affected by such change. Our Compensation Committee will also make the types of adjustments described above to take into account distributions and other events other than those listed above if it determines that such adjustments are appropriate to avoid distortion and preserve the value of awards.

Amendment and Termination. Our Compensation Committee may amend the Amended Equity Plan or outstanding awards, or terminate the Amended Equity Plan as to future grants of awards, except that our Compensation Committee may not alter the terms of an award if it would affect materially and adversely a participant’s rights under the award without the participant’s consent (unless expressly provided in the Amended Equity Plan or reserved by our Compensation Committee). Shareholder approval will be required for any amendment to the extent such approval is required by law, including the Code or applicable stock exchange requirements. No awards will be granted under the Amended Equity Plan after May 28, 2029.

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Certain Material U.S. Federal Income Tax Consequences

The following discussion summarizes certain material U.S. federal income tax consequences associated with the grant and exercise of awards under the Amended Equity Plan under the U.S. federal tax law as in effect on the date of this Proxy Statement. The summary does not purport to cover U.S. federal employment tax or other U.S. federal tax consequences that may be associated with the Amended Equity Plan, nor does it cover state, local or non-U.S. taxes.

ISOs. In general, a participant realizes no taxable income upon the grant of an ISO and does not realize any ordinary income in connection with the exercise of the ISO. However, the exercise of an ISO may result in an alternative minimum tax liability to the participant. With certain exceptions, a disposition of shares purchased under an ISO within two years from the date of grant or within one year after exercise results in ordinary income to the participant (and the availability of a deduction to the Company) equal to the value of the shares at the time of exercise less the exercise price. Any additional gain recognized in the disposition is treated as a capital gain for which the Company is not entitled to a deduction. If the participant does not dispose of the shares until after the expiration of these one- and two-year holding periods, any gain or loss recognized upon a subsequent sale is treated as a long-term capital gain or loss for which the Company is not entitled to a deduction.

NSOs. In general, in the case of an NSO, a participant has no taxable income at the time of grant but realizes ordinary income in connection with the exercise of the option in an amount equal to the excess (at the time of exercise) of the fair market value of the shares acquired upon exercise over the exercise price. A corresponding deduction is generally available to the Company. Upon a subsequent sale or exchange of the shares, any recognized gain or loss after the date of exercise is treated as capital gain or loss for which the Company is not entitled to a deduction.

SARs. The grant of a SAR does not itself result in taxable income, nor does taxable income result merely because a SAR becomes exercisable. In general, a participant who exercises a SAR for shares of stock or receives payment upon the exercise of a SAR will have ordinary income equal to the amount of any cash and the fair market value of any stock received. A corresponding deduction is generally available to the Company.

Restricted Stock. A participant who is awarded or purchases shares subject to a substantial risk of forfeiture generally does not have income until the risk of forfeiture lapses. When the risk of forfeiture lapses, the participant has ordinary income equal to the excess of the fair market value of the shares at that time over the purchase price, if any, and a corresponding deduction is generally available to the Company. However, a participant may make an election under Section 83(b) of the Code to be taxed on restricted stock when it is acquired rather than later, when the substantial risk of forfeiture lapses. A participant who makes an effective Section 83(b) election will realize ordinary income equal to the fair market value of the shares as of the time of acquisition less any price paid for the shares. A corresponding deduction will generally be available to the Company. If a participant makes an effective Section 83(b) election, no additional income results by reason of the lapsing of the restrictions.

For purposes of determining capital gain or loss on a sale of shares awarded under the Amended Equity Plan, the holding period in the shares begins when the participant recognizes taxable income with respect to the transfer. The participant’s tax basis in the shares equals the amount paid for the shares plus any income realized with respect to the transfer. However, if a participant makes an effective Section 83(b) election and later forfeits the shares, the tax loss realized as a result of the forfeiture is limited to the excess of what the participant paid for the shares (if anything) over the amount (if any) realized in connection with the forfeiture.

Restricted Stock Units. In general, the grant of a restricted stock unit does not itself result in taxable income. Instead, the participant is taxed at ordinary income rates upon vesting and settlement (and a corresponding deduction is generally available to the Company at such time), unless he or she has made a proper election to defer receipt of the shares (or cash if the award is cash settled) under Section 409A of the Code. If the shares delivered are restricted for tax purposes, the participant will instead be subject to the rules described above for restricted stock.

Stock Awards. A participant who receives a stock award generally is required to recognize ordinary income in an amount equal to the excess of the fair market value of the shares on the date the shares are granted over the purchase price (if any) paid for the shares. The Company generally will be entitled to a corresponding deduction.

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Certain Change of Control Payments. Under the so-called “golden parachute” provisions of the Code, the vesting or accelerated exercisability of awards in connection with a change of control of the Company may be required to be valued and taken into account in determining whether participants have received compensatory payments, contingent on the change of control, in excess of certain limits. If these limits are exceeded, a substantial portion of amounts payable to the participant, including income recognized by reason of the grant, vesting or exercise of awards under the Amended Equity Plan, may be subject to an additional 20% federal tax and may not be deductible to the Company.

New Plan Benefits

Our Compensation Committee has full discretion to determine the amount of any future awards to be made to participants under the Amended Equity Plan, subject to the limits described above under “Description of the Amended Equity Plan—Individual Limits.” Additionally, no awards have been made under the Amended Equity Plan that are contingent upon shareholder approval of the Amended Equity Plan. Therefore, it is not possible to determine the benefits or amounts that will be received by or allocated to participants under the Amended Equity Plan. The 2019 annual equity grant of RSUs expected to be granted to each non-employee director on the date of the Annual Meeting (as described under “Director Compensation—Annual Equity Grant” elsewhere in this Proxy Statement) will be granted, regardless of whether the shareholders approve the Amended Equity Plan.

The awards received by each of the persons or groups described in the below table under the Existing Equity Plan during the fiscal year ended December 31, 2018, valued as of the grant date, were as follows:

Name	Title	Stock Awards(#)(1)	Option Awards(#)(2)	Grant Date Fair Value
David H. Lissy	Executive Chairman	21,500	—	$1,036,945
Stephen H. Kramer	Chief Executive Officer & President	28,800	42,700	$2,488,998
Elizabeth J. Boland	Chief Financial Officer	8,775	6,965	$618,559
Mary Lou Burke Afonso	Chief Operating Officer, North America Center Operations	2,725	12,000	$467,979
Mandy Berman	Executive Vice President & Chief Administrative Officer	5,820	5,720	$441,122
All current executive officers as a group		69,620	67,385	$5,150,062
All current directors who are not executive officers as a group		10,707	—	$1,150,000
All employees, including current officers who are not executive officers, as a group		23,519	412,451	$13,041,001

(1)

Represents restricted stock awards granted to employees and restricted stock unit awards granted to non-employee directors. Please see the “Grants of Plan Based Awards” table on page 37 for details of the restricted stock awards granted to the named executive officers. Please see the “2018 Director Compensation” table on page 11 for details of the restricted stock unit awards granted to the non-employee directors.

(2)

Represents the number of shares underlying stock options granted in fiscal 2018. Please see the “Grants of Plan Based Awards” table on page 37 for details of the options granted to the named executive officers.

Vote Required

The affirmative vote of a majority of the votes cast by the shareholders entitled to vote at the Annual Meeting is required for approval of the Amended Equity Plan. Under NYSE Rules and applicable guidance, an abstention is treated as a vote cast and it will have the same effect as a vote “against” the approval of the Amended Equity Plan. Broker non-votes are not considered votes cast for the foregoing purpose, and will have no effect on the results of this vote.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL 4 AND THE APPROVAL OF THE 2012 OMNIBUS LONG-TERM INCENTIVE PLAN, AS AMENDED AND RESTATED.

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OTHER INFORMATION

Shareholder Proposals for the 2020 Annual Meeting

Our shareholders may submit a proposal to be considered for a vote at our 2020 annual meeting of shareholders. If you wish to submit a proposal for consideration, you should adhere to the following procedures as prescribed in our By-laws and Rule 14a-8 under the Exchange Act (“Rule 14a-8”).

Under Rule 14a-8, a shareholder who intends to present a proposal at the 2020 annual meeting of shareholders and who wishes the proposal to be included in the proxy materials for that meeting must submit the proposal in writing to us so that it is received by our Corporate Secretary no later than December 14, 2019. Please refer to Rule 14a-8 for the requirements that apply to these proposals. Any proposals received after this date will be considered untimely under Rule 14a-8. Written proposals may be mailed to us at Bright Horizons Family Solutions Inc., 200 Talcott Avenue, Watertown, MA 02472, Attn: Corporate Secretary.

In addition, a shareholder may nominate a director or present any other proposal at the 2020 annual meeting of shareholders by complying with the requirements set forth in Section 1.2 (Advance Notice of Nominations and Proposals of Business) of our By-laws by providing written notice of the nomination or proposal to our Corporate Secretary no earlier than January 30, 2020 and no later than February 29, 2020. We reserve the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements. Our By-laws describe the requirements for submitting proposals at the Annual Meeting. The notice must be given in the manner and must include the information and representations required by our By-laws.

Annual Report on Form 10-K

Our Annual Report on Form 10-K for the year ended December 31, 2018 (without exhibits and information incorporated by reference) is available without charge to each shareholder, upon written request to the Corporate Secretary at our principal executive offices at 200 Talcott Avenue, Watertown, MA 02472 and is also available by clicking “SEC Filings” in the Investor Relations section of our website, www.brighthorizons.com.

Shareholder Account Maintenance

Our transfer agent is Equiniti Trust Company. All communications concerning accounts of shareholders of record, including address changes, name changes, inquiries as to requirements to transfer Bright Horizons stock and similar issues, can be handled by calling EQ Shareowner Services toll-free at 800-468-9716 or by accessing Equiniti’s website at ShareownerOnline.com.

Householding of Proxy Materials

Shareholders who have the same last name and address and who request paper copies of the proxy materials will receive only one copy unless one or more of them notifies us that they wish to receive individual copies. This method of delivery, known as “householding,” will help ensure that shareholder households do not receive multiple copies of the same document, helping to reduce our printing and postage costs, as well as saving natural resources.

We will deliver promptly, upon written or oral request, a separate copy of the Notice, this Proxy Statement and the 2018 Annual Report on Form 10-K, as applicable, to a shareholder at a shared address to which a single copy of the document was delivered. Please direct such requests to our Corporate Secretary at Bright Horizons Family Solutions Inc., 200 Talcott Avenue, Watertown, MA 02472, Attention: Secretary, or call us at (617) 673-8000.

Shareholders of record may request to begin householding in the future by contacting our Corporate Secretary at the contact details above. Shareholders owning their shares through a bank, broker, or other nominee may request to begin householding by contacting their bank, broker or other nominee.

All shareholders may request to discontinue householding in the future by contacting Broadridge Householding Department, by calling their toll free number, 1-866-540-7095 or by writing to: Broadridge, Householding Department, 51 Mercedes Way, Edgewood, NY 11717. You will be removed from the householding program within 30 days of receipt of your instructions at which time you will then be sent separate copies of the documents.

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Other Matters

At the time of mailing of this Proxy Statement, we do not know of any other matter that may come before the Annual Meeting and do not intend to present any other matter. However, if any other matters properly come before the meeting or any adjournment, the persons named as proxies will have discretionary authority to vote the shares represented by the proxies in accordance with their own judgment, including the authority to vote to adjourn the meeting.

Cost of Solicitation

The enclosed proxy is being solicited by the Board and we will bear the cost of solicitation of proxies. Our officers, directors and other employees may, without additional remuneration, assist in soliciting proxies by mail, telephone, e-mail and personal interview. We reserve the right to retain outside agencies for the purpose of soliciting proxies. We may also request brokerage houses, custodians, nominees and fiduciaries to forward copies of proxy materials to those persons for whom they hold shares and request instructions for voting the proxies. If applicable, we will reimburse them for their out-of-pocket expenses in connection with this distribution to beneficial owners of our common stock.

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DIRECTIONS TO THE ANNUAL MEETING

Bright Horizons Family Solutions Inc.

200 Talcott Avenue

Watertown, MA 02472

From Logan Airport:

Start out going Northeast on Lower Terminal Road toward Terminals C D E. Stay straight to go onto Airport Exit. Take I-90 W/Mass Pike/Massachusetts Turnpike (Portions toll). Take Exit 17 toward Watertown. Turn slight Right onto Centre Street. Center Street becomes Galen Street. Turn slight Right onto US-20 East (North Beacon Street). Continue for 100 yards, and then stay left at fork onto Arsenal Street and drive about 1 mile. The Arsenal on the Charles is on the right; the Talcott Avenue entrance is located across the street from Roma Tile and Grainger’s. Drive up past 100 Talcott Avenue to the 200 Talcott Avenue building and turn right to the South Entrance of Bright Horizons Family Solutions. Our entrance is the South entrance to the building.

From Route 128/95 South or North:

Take Waltham/Rt. 20 exit and continue straight on Rt. 20 towards Waltham. Rt. 20 is also named Main Street in both Waltham and Watertown. Once you have arrived in Watertown, continue past the intersection of Rt. 16 (Mt. Auburn Street) until you reach the fork in the road. Bear to the left, following the green sign that reads “Central Square/Cambridge.” This road is Arsenal Street. Continue along Arsenal Street, past the VFW post. The Arsenal on the Charles is on the right; the Talcott Avenue entrance is located across the street from Roma Tile and Grainger’s. Drive up past 100 Talcott Avenue to the 200 Talcott Avenue building and turn right to the South Entrance of Bright Horizons Family Solutions. Our entrance is the South entrance to the building.

From the Mass Pike traveling westward:

Take exit 17 Newton/Watertown. Bear left onto Galen Street (at Watertown Square). Continue on Galen Street for 1/2 mile. At the five-way intersection, bear right onto North Beacon Street (do not take hard right onto Charles River Road). Continue for 100 yards, and then stay left at fork onto Arsenal Street and drive about 1 mile. The Arsenal on the Charles is on the right; the Talcott Avenue entrance is located across the street from Roma Tile and Grainger’s. Drive up past 100 Talcott Avenue to the 200 Talcott Avenue building and turn right to the South Entrance of Bright Horizons Family Solutions. Our entrance is the South entrance to the building.

Parking

There is parking either in front of the building or at the parking garage at the end of Kingsbury Avenue.

Building Entrance

Enter the building through the main lobby at the South entrance to the building.

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APPENDIX A

BRIGHT HORIZONS FAMILY SOLUTIONS INC.

2012 OMNIBUS LONG-TERM INCENTIVE PLAN, AS AMENDED AND RESTATED

EFFECTIVE AS OF MAY 29, 2019

1.	DEFINED TERMS

Exhibit A, which is incorporated by reference, defines the terms used in the Plan and sets forth certain operational rules related to those terms.

2.	PURPOSE

The Plan has been established to advance the interests of the Company by providing for the grant to Participants of Stock-based and other incentive Awards. The Plan was originally effective on the Original Effective Date, was amended effective as of June 1, 2017, and is hereby amended and restated effective as of the Restatement Effective Date. Changes made pursuant to this amendment and restatement shall only apply to Awards granted on or after the Restatement Effective Date. Awards granted prior to the Restatement Effective Date shall continue to be governed by the applicable Award agreements and the terms of the Plan without giving effect to the changes made pursuant to this amendment and restatement, and the Administrator shall administer such Awards in accordance with the Plan without giving effect to changes made pursuant to this amendment and restatement.

3.	ADMINISTRATION

The Administrator has discretionary authority, subject only to the express provisions of the Plan, to interpret the Plan; determine eligibility for and grant Awards; determine, modify or waive the terms and conditions of any Award; determine the form of settlement of Awards (whether in cash, shares of Stock, or other property); prescribe forms, rules and procedures relating to the Plan and Awards; and otherwise do all things necessary or appropriate to carry out the purposes of the Plan. Determinations of the Administrator made under the Plan will be conclusive and will bind all parties.

4.	LIMITS ON AWARDS UNDER THE PLAN

(a) Number of Shares. Subject to adjustment as provided in Section 7(b), the maximum number of shares of Stock that may be delivered in satisfaction of Awards granted under the Plan on or after the Restatement Effective Date is two million nine hundred forty thousand and eighty-two (2,940,082), which is the sum of (i) two million three hundred fifty thousand (2,350,000) shares of Stock, plus (ii) five hundred ninety thousand and eighty-two (590,082) shares of Stock, which is the number of shares of Stock that remained available for Awards under the Plan as of April 4, 2019. The number of shares under subsection (ii) above shall be reduced by the number of shares subject to Awards that are granted under the Plan after April 4, 2019 and before the Restatement Effective Date, if any. In addition, the number of shares of Stock subject to outstanding Awards granted under the Plan prior to April 4, 2019 that expire, become unexercisable, terminate or are forfeited to or repurchased by the Company without having been exercised, vested, or paid in full on or after April 4, 2019 (not exceeding two million nine hundred thirty-one thousand one hundred and sixty-two (2,931,162) shares, subject to adjustment as provided in Section 7(b)) may be delivered in satisfaction of Awards granted under the Plan on or after the Restatement Effective Date. The share reserve represents an increase of two million three hundred fifty thousand (2,350,000) shares of Stock under this amendment and restatement. Up to two million nine hundred forty thousand and eighty-two (2,940,082) shares may be issued in satisfaction of ISOs, subject to adjustment as provided in Section 7(b), but nothing in this Section 4(a) will be construed as requiring that any, or any fixed number of, ISOs be awarded under the Plan. For purposes of this Section 4(a), the number of shares of Stock delivered in satisfaction of Awards will be determined (i) by including shares of Stock withheld by the Company in payment of the exercise price or purchase price of the Award or in satisfaction of tax withholding requirements with respect to the Award, (ii) by including the full number of shares covered by a SAR any portion of which is settled in Stock (and not only the number of shares of Stock delivered in settlement), (iii) by excluding any shares of Stock underlying Awards settled in cash, and (iv) by excluding any shares of Stock underlying Awards that expire, become unexercisable, terminate or are forfeited to or repurchased by the Company without having been exercised, vested, or paid in full, as applicable. For the avoidance of doubt, the number of shares of Stock available for delivery under the Plan will not be increased by any shares of Stock delivered under the Plan that are subsequently purchased on the open market using proceeds directly attributable to Stock Option exercises. To the extent consistent with the requirements of Section 422 and other applicable requirements (including applicable stock exchange requirements), Stock issued under Substitute Awards shall not

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reduce the number of shares available for Awards under the Plan. The shares which may be delivered under Substitute Awards shall be in addition to the limitations set forth in this Section 4(a) on the number of shares available for issuance under the Plan, and such Substitute Awards shall not be subject to the per-Participant Award limits described in Section 4(c) below.

(b) Type of Shares. Stock delivered by the Company under the Plan may be authorized but unissued Stock or previously issued Stock acquired by the Company.

(c) Individual Limits. The following additional limits will apply to Awards of the specified type granted to any person in any calendar year, subject to adjustment as described in Section 7(b):

(1) Stock Options: five-hundred thousand (500,000) shares of Stock.

(2) SARs: five-hundred thousand (500,000) shares of Stock.

(3) Awards other than Stock Options or SARs: two-hundred and fifty thousand (250,000) shares of Stock.

In applying the foregoing limits, (i) all Awards of the specified type granted to the same person in the same calendar year will be aggregated and made subject to one limit; (ii) the limits applicable to Stock Options and SARs refer to the number of shares of Stock subject to those Awards; (iii) the share limit under clause (3) refers to the maximum number of shares of Stock that may be delivered, under an Award or Awards of the type specified in clause (3) assuming a maximum payout; and (iv) all Awards, other than Awards that are settled in cash, count against the applicable share limit under clause (1), (2) or (3).

(d) Non-Employee Director Limits. Notwithstanding the limits in subsection (c) above, the maximum grant date fair value of Awards granted to any non-Employee director of the Board in any calendar year, calculated in accordance with FASB ASC 718 (or any successor provision), assuming a maximum payout, plus cash retainers and other cash fees paid to any non-Employee director of the Board in such calendar year, may not exceed five hundred thousand dollars ($500,000).

5.	ELIGIBILITY AND PARTICIPATION

The Administrator will select Participants from among key Employees and directors of, and consultants and advisors to, the Company and its Affiliates. Eligibility for ISOs is limited to individuals described in the first sentence of this Section 5 who are employees of the Company or of a “parent corporation” or “subsidiary corporation” of the Company as those terms are defined in Section 424 of the Code. Eligibility for Stock Options, other than ISOs, and SARs is limited to individuals described in the first sentence of this Section 5 who are providing direct services on the date of grant of the Award to the Company or to a subsidiary of the Company that would be described in the first sentence of Treas. Regs. §1.409A-1(b)(5)(iii)(E).

6.	RULES APPLICABLE TO AWARDS

(a) All Awards.

(1) Award Provisions. The Administrator will determine the terms of all Awards, subject to the limitations provided herein. By accepting (or, under such rules as the Administrator may prescribe, being deemed to have accepted) an Award, the Participant will be deemed to have agreed to the terms of the Award and the Plan. Notwithstanding any provision of this Plan to the contrary, Substitute Awards may contain terms and conditions that are inconsistent with the terms and conditions specified herein, as determined by the Administrator. No term of an Award shall provide for automatic “reload” grants of additional Awards upon exercise of an Option or SAR or otherwise as a term of an Award.

(2) Term of Plan. No Awards may be made after ten (10) years from the Restatement Effective Date, but previously granted Awards may continue beyond that date in accordance with their terms.

(3) Transferability. Neither ISOs nor, except as the Administrator otherwise expressly provides in accordance with the third sentence of this Section 6(a)(3), other Awards, may be transferred other than by will or by the laws of descent and distribution. During a Participant’s lifetime, ISOs (and, except as the Administrator otherwise expressly provides in accordance with the third sentence of this Section 6(a)(3), SARs and NSOs) may be exercised only by the Participant. The Administrator may permit the gratuitous transfer (i.e., transfer not for value) of Awards other than ISOs to any transferee eligible to be covered by the provisions of Form S-8 (under the Securities Act), subject to such limitations as the Administrator may impose.

(4) Vesting, etc. The Administrator will determine the time or times at which an Award will vest or become exercisable and the terms on which a Stock Option or SAR will remain exercisable. Awards granted under the Plan shall include vesting schedules under which no portion of an Award shall vest earlier than one year from the

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date of grant; provided however that, subject to any adjustments made in accordance with Section 7(b) below, up to five percent (5%) of shares of Stock subject to the maximum share limit set forth in Section 4(b) as of the Restatement Effective Date may be granted without regard to this minimum vesting requirement.    The Administrator may at any time accelerate the vesting or exercisability of an Award, regardless of any adverse or potentially adverse tax or other consequences resulting from such acceleration. Unless the Administrator expressly provides otherwise, however, the following rules will apply if a Participant’s Employment ceases:

(A) Immediately upon the cessation of the Participant’s Employment and except as provided in (B), (C), (D) or (E) below, each Stock Option and SAR that is then held by the Participant or by the Participant’s permitted transferees, if any, will cease to be exercisable and will terminate and all other Awards that are then held by the Participant or by the Participant’s permitted transferees, if any, to the extent not already vested will be forfeited.

(B) Subject to (C), (D) and (E) below, all Stock Options and SARs held by the Participant or the Participant’s permitted transferees, if any, immediately prior to the cessation of the Participant’s Employment, to the extent then exercisable, will remain exercisable for the lesser of (i) a period of sixty (60) days or (ii) the period ending on the latest date on which such Stock Option or SAR could have been exercised without regard to this Section 6(a)(4), and will thereupon immediately terminate.

(C) All Stock Options and SARs held by a Participant or the Participant’s permitted transferees, if any, immediately prior to the Participant’s cessation of Employment by reason of death, to the extent then exercisable, will remain exercisable for the lesser of (i) the one (1) year period ending with the first anniversary of the Participant’s death or (ii) the period ending on the latest date on which such Stock Option or SAR could have been exercised without regard to this Section 6(a)(4), and will thereupon immediately terminate.

(D) All Stock Options and SARs held by a Participant or the Participant’s permitted transferees, if any, immediately prior to the Participant’s cessation of Employment by reason of Disability, to the extent then exercisable, will remain exercisable for the lesser of (i) a period of one hundred and eighty (180) days, or (ii) the period ending on the latest date on which such Stock Option or SAR could have been exercised without regard to this Section 6(a)(4), and will thereupon immediately terminate.

(E) All Stock Options and SARs held by a Participant or the Participant’s permitted transferees, if any, immediately prior to the Participant’s cessation of Employment by reason of Retirement, to the extent then exercisable, will remain exercisable for the lesser of (i) a period of ninety (90) days, or (ii) the period ending on the latest date on which such Stock Option or SAR could have been exercised without regard to this Section 6(a)(4), and will thereupon immediately terminate.

(F) All Stock Options and SARs (whether or not exercisable) held by a Participant or the Participant’s permitted transferees, if any, immediately prior to the cessation of the Participant’s Employment will immediately terminate upon such cessation of Employment if the termination is for Cause or occurs in circumstances that in the sole determination of the Administrator would have constituted grounds for the Participant’s Employment to be terminated for Cause.

(5) Additional Restrictions. The Administrator may cancel, rescind, withhold or otherwise limit or restrict any Award at any time if the Participant is not in compliance with all applicable provisions of the Award agreement and the Plan, or if the Participant breaches any agreement with the Company or its Affiliates with respect to non-competition, non-solicitation or confidentiality. Without limiting the generality of the foregoing, the Administrator may recover Awards made under the Plan and payments under or gain in respect of any Award to the extent required to comply with (i) Section 10D of the Exchange Act, or any stock exchange or similar rule adopted under said Section or (ii) any applicable Company clawback or recoupment policy as in effect from time to time. Each Participant, by accepting or being deemed to have accepted an Award under the Plan, agrees to cooperate fully with the Administrator, and to cause any and all permitted transferees of the Participant to cooperate fully with the Administrator, to effectuate any forfeiture or disgorgement required hereunder. Neither the Administrator nor the Company nor any other person, other than the Participant and his or her permitted transferees, if any, will be responsible for any adverse tax or other consequences to a Participant or his or her permitted transferees, if any, that may arise in connection with this Section 6(a)(5).

(6) Taxes. The delivery, vesting and retention of Stock, cash or other property under an Award are conditioned upon full satisfaction by the Participant of all tax withholding requirements with respect to the Award. The Administrator will prescribe such rules for the withholding of taxes as it deems advisable. The Administrator

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may, but need not, hold back shares of Stock from an Award or permit a Participant to tender previously owned shares of Stock in satisfaction of tax withholding requirements (but not in excess of the maximum withholding amount consistent with the Award being subject to equity accounting treatment under FASB ASC 718 (or any successor provision)).

(7) Dividends, Dividend Equivalents, Etc. The Administrator may provide for the payment of amounts (on terms and subject to conditions established by the Administrator) in lieu of cash dividends or other cash distributions with respect to Stock subject to an Award whether or not the holder of such Award is otherwise entitled to share in the actual dividend or distribution in respect of such Award; provided, however, that (a) dividends or dividend equivalents relating to an Award that, at the dividend payment date, remain subject to a risk of forfeiture (whether service-based or performance-based) shall be subject to the same risk of forfeiture as applies to the underlying Award and shall only be paid to the extent the underlying Award vests and is paid and (b) no dividends or dividend equivalents shall be payable with respect to Options or SARs. Any entitlement to dividend equivalents or similar entitlements will be established and administered either consistent with an exemption from, or in compliance with, the requirements of Section 409A. Dividends or dividend equivalent amounts payable in respect of Awards that are subject to restrictions may be subject to such additional limitations or restrictions as the Administrator may impose.

(8) Rights Limited. Nothing in the Plan will be construed as giving any person the right to be granted an Award or to continued employment or service with the Company or its Affiliates, or any rights as a stockholder except as to shares of Stock actually issued under the Plan. The loss of existing or potential profit in Awards will not constitute an element of damages in the event of termination of Employment for any reason, even if the termination is in violation of an obligation of the Company or any Affiliate to the Participant.

(9) Coordination with Other Plans. Awards under the Plan may be granted in tandem with, or in satisfaction of or substitution for, other Awards under the Plan or awards made under other compensatory plans or programs of the Company or its Affiliates. For example, but without limiting the generality of the foregoing, awards under other compensatory plans or programs of the Company or its Affiliates may be settled in Stock (including, without limitation, Unrestricted Stock) if the Administrator so determines, in which case the shares delivered will be treated as awarded under the Plan (and will reduce the number of shares thereafter available under the Plan in accordance with the rules set forth in Section 4).

(10) Section 409A.

(A) Each Award will contain such terms as the Administrator determines, and will be construed and administered such that the Award either qualifies for an exemption from the requirements of Section 409A or satisfies such requirements.

(B) Notwithstanding Section 9 of this Plan or any other provision of this Plan or any Award agreement to the contrary, the Administrator may unilaterally amend, modify or terminate the Plan or any outstanding Award, including but not limited to changing the form of the Award, if the Administrator determines that such amendment, modification or termination is necessary or advisable to avoid the imposition of an additional tax, interest or penalty under Section 409A.

(C) If a Participant is deemed on the date of the Participant’s termination of Employment to be a “specified employee” within the meaning of that term under Section 409A(a)(2)(B), then, with regard to any payment that is considered nonqualified deferred compensation under Section 409A, to the extent applicable, payable on account of a “separation from service”, such payment will be made or provided on the date that is the earlier of (i) the expiration of the six-month period measured from the date of such “separation from service” and (ii) the date of the Participant’s death (the “Delay Period”). Upon the expiration of the Delay Period, all payments delayed pursuant to this Section 6(a)(10)(C) (whether they would have otherwise been payable in a single lump sum or in installments in the absence of such delay) will be paid on the first business day following the expiration of the Delay Period in a lump sum and any remaining payments due under the Award will be paid in accordance with the normal payment dates specified for them in the applicable Award agreement.

(D) For purposes of Section 409A, each payment made under this Plan will be treated as a separate payment.

(E) With regard to any payment considered to be nonqualified deferred compensation under Section 409A, to the extent applicable, that is payable upon a change in control of the Company or other similar event (including a Covered Transaction), if necessary to avoid the imposition of an additional tax, interest or penalty under Section 409A, no amount will be payable unless such

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change in control constitutes a “change in control event” within the meaning of Section 1.409A-3(i)(5) of the Treasury Regulations.

(11) Fair Market Value. In determining the fair market value of any share of Stock under the Plan, the Administrator will make the determination in good faith consistent with the rules of Section 422 and Section 409A to the extent applicable.

(b) Stock Options and SARs.

(1) Time And Manner Of Exercise. Unless the Administrator expressly provides otherwise, no Stock Option or SAR will be deemed to have been exercised until the Administrator receives a notice of exercise (in form acceptable to the Administrator), which may be an electronic notice, signed (including electronic signature in form acceptable to the Administrator) by the appropriate person and accompanied by any payment required under the Award. A Stock Option or SAR exercised by any person other than the Participant will not be deemed to have been exercised until the Administrator has received such evidence as it may require that the person exercising the Award has the right to do so.

(2) Exercise Price. The exercise price (or the base value from which appreciation is to be measured) of each Award requiring exercise (other than a Substitute Award) will be no less than 100% (or in the case of an ISO granted to a ten-percent shareholder within the meaning of subsection (b)(6) of Section 422, 110%) of the fair market value of the Stock subject to the Award, determined as of the date of grant, or such higher amount as the Administrator may determine in connection with the grant.

(3) Payment Of Exercise Price. Where the exercise of an Award is to be accompanied by payment, payment of the exercise price will be by cash or check acceptable to the Administrator or by such other legally permissible means, if any, as may be acceptable to the Administrator, including, without limitation, (i) through the delivery of previously acquired unrestricted shares of Stock, or the withholding of unrestricted shares of Stock otherwise deliverable upon exercise, in either case that have a fair market value equal to the exercise price, (ii) through a broker-assisted exercise program acceptable to the Administrator, or (iii) by any combination of the foregoing permissible forms of payment. The delivery of previously acquired shares in payment of the exercise price under clause (i) above may be accomplished either by actual delivery or by constructive delivery through attestation of ownership, subject to such rules as the Administrator may prescribe.

(4) Maximum Term. Stock Options and SARs will have a maximum term not to exceed ten (10) years from the date of grant (or five (5) years from the date of grant in the case of an ISO granted to a ten-percent shareholder described in Section 6(b)(2) above.

(5) No Repricing. Except in connection with a corporate transaction involving the Company (which term includes, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination or exchange of shares) or as otherwise contemplated by Section 7 below, the Company may not, without obtaining stockholder approval, (A) amend the terms of outstanding Stock Options or SARs to reduce the exercise price or base value of such Stock Options or SARs, (B) cancel outstanding Stock Options or SARs in exchange for Stock Options or SARs with an exercise price or base value that is less than the exercise price or base value of the original Stock Options or SARs, or (C) cancel outstanding Stock Options or SARs that have an exercise price or base value greater than the fair market value of a share of Stock on the date of such cancellation in exchange for cash, another Award or other consideration.

7.	EFFECT OF CERTAIN TRANSACTIONS

(a) Mergers, etc. Except as otherwise provided in an Award agreement, the following provisions will apply in the event of a Covered Transaction:

(1) Assumption or Substitution. If the Covered Transaction is one in which there is an acquiring or surviving entity, the Administrator may (but, for the avoidance of doubt, need not) provide (i) for the assumption or continuation of some or all outstanding Awards or any portion thereof or (ii) for the grant of new awards in substitution therefor by the acquirer or survivor or an affiliate of the acquirer or survivor.

(2) Cash-Out of Awards. Subject to Section 7(a)(5) below the Administrator may (but, for the avoidance of doubt, need not) provide for payment (a “cash-out”), with respect to some or all Awards or any portion thereof, equal in the case of each affected Award or portion thereof to the excess, if any, of (A) the fair market value of one share of Stock (as determined by the Administrator in its reasonable discretion) times the number of shares of Stock subject to the Award or such portion, over (B) the aggregate exercise or purchase price, if any, under the Award or such portion (in the case of a SAR, the aggregate base value above which appreciation is measured), in each case on such payment terms (which need not be the same as the terms of payment to holders of Stock) and other terms,

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and subject to such conditions, as the Administrator determines; provided, however, for the avoidance of doubt, that if the exercise or purchase price (or base value) of an Award is equal to or greater than the fair market value of one share of Stock, the Award may be cancelled with no payment due hereunder or otherwise in respect of such Award.

(3) Acceleration of Certain Awards. Subject to Section 7(a)(5) below, the Administrator may (but, for the avoidance of doubt, need not) provide that any Award requiring exercise will become exercisable, in full or in part, and/or that the delivery of any shares of Stock remaining deliverable under any outstanding Award of Stock Units (including Restricted Stock Units and Performance Awards to the extent consisting of Stock Units) will be accelerated in full or in part, in each case on a basis that gives the holder of the Award a reasonable opportunity, as determined by the Administrator, following exercise of the Award or the delivery of the shares, as the case may be, to participate as a stockholder in the Covered Transaction.

(4) Termination of Awards Upon Consummation of Covered Transaction. Except as the Administrator may otherwise determine in any case, each Award will automatically terminate (and in the case of outstanding shares of Restricted Stock, will automatically be forfeited) upon consummation of the Covered Transaction, other than any Award that is assumed or substituted pursuant to Section 7(a)(1) above or otherwise continues after the Covered Transaction.

(5) Additional Limitations. Any share of Stock and any cash or other property delivered pursuant to Section 7(a)(2) or Section 7(a)(3) above with respect to an Award may, in the discretion of the Administrator, contain such restrictions, if any, as the Administrator deems appropriate to reflect any performance or other vesting conditions to which the Award was subject and that did not lapse (and were not satisfied) in connection with the Covered Transaction. For purposes of the immediately preceding sentence, a cash-out under Section 7(a)(2) above or acceleration under Section 7(a)(3) above will not, in and of itself, be treated as the lapsing (or satisfaction) of a performance or other vesting condition. In the case of Restricted Stock that does not vest and is not forfeited in connection with the Covered Transaction, the Administrator may require that any amounts delivered, exchanged or otherwise paid in respect of such Stock in connection with the Covered Transaction be placed in escrow or otherwise made subject to such restrictions as the Administrator deems appropriate to carry out the intent of the Plan.

(b) Changes in and Distributions With Respect to Stock.

(1) Basic Adjustment Provisions. In the event of a stock dividend, stock split or combination of shares (including a reverse stock split), recapitalization or other change in the Company’s capital structure that constitutes an equity restructuring within the meaning of FASB ASC 718 (or any successor provision), the Administrator will make appropriate adjustments to the maximum number of shares specified in Section 4(a) that may be delivered under the Plan and to the maximum share limits described in Section 4(c), and will also make appropriate adjustments to the number and kind of shares of stock or securities subject to Awards then outstanding or subsequently granted, any exercise prices relating to Awards and any other provision of Awards affected by such change.

(2) Certain Other Adjustments. The Administrator may also make adjustments of the type described in Section 7(b)(1) above to take into account distributions to stockholders other than those provided for in Section 7(a) and 7(b)(1), or any other event, if the Administrator determines that adjustments are appropriate to avoid distortion in the operation of the Plan.

(3) Continuing Application of Plan Terms. References in the Plan to shares of Stock will be construed to include any stock or securities resulting from an adjustment pursuant to this Section 7.

8.	LEGAL CONDITIONS ON DELIVERY OF STOCK

The Company will not be obligated to deliver any shares of Stock pursuant to the Plan or to remove any restriction from shares of Stock previously delivered under the Plan until: (i) the Company is satisfied that all legal matters in connection with the issuance and delivery of such shares have been addressed and resolved; (ii) if the outstanding Stock is at the time of delivery listed on any stock exchange, the shares to be delivered have been listed or authorized to be listed on such exchange upon official notice of issuance; and (iii) all conditions of the Award have been satisfied or waived. The Company may require, as a condition to exercise of the Award (or the delivery of shares of Stock under the Award), such representations or agreements as counsel for the Company may consider appropriate to avoid violation of the Securities Act, or any applicable state or non-U.S. securities law. Any Stock required to be issued to Participants under the Plan will be evidenced in such manner as the Administrator may deem appropriate, including book-entry registration or delivery of stock certificates. In the event that the Administrator determines that Stock certificates will be issued to Participants under the Plan, the Administrator may require that certificates evidencing Stock issued under the Plan bear an appropriate legend reflecting any restriction

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on transfer applicable to such Stock, and the Company may hold the certificates pending lapse of the applicable restrictions.

9.	AMENDMENT AND TERMINATION

The Administrator may at any time or times amend the Plan or any outstanding Award for any purpose which may at the time be permitted by law, and may at any time terminate the Plan as to any future grants of Awards; provided, that except as otherwise expressly provided in the Plan the Administrator may not, without the Participant’s consent, alter the terms of an Award so as to affect materially and adversely the Participant’s rights under the Award, unless the Administrator expressly reserved the right to do so at the time the Award was granted. Any amendments to the Plan will be conditioned upon stockholder approval only to the extent, if any, such approval is required by law (including the Code and applicable stock exchange requirements), as determined by the Administrator.

10.	OTHER COMPENSATION ARRANGEMENTS

The existence of the Plan or the grant of any Award will not in any way affect the Company’s right to award a person bonuses or other compensation in addition to Awards under the Plan.

11.	MISCELLANEOUS

(a) Waiver of Jury Trial. By accepting an Award under the Plan, each Participant waives any right to a trial by jury in any action, proceeding or counterclaim concerning any rights under the Plan and any Award, or under any amendment, waiver, consent, instrument, document or other agreement delivered or which in the future may be delivered in connection therewith, and agrees that any such action, proceeding or counterclaim will be tried before a court and not before a jury. By accepting an Award under the Plan, each Participant certifies that no officer, representative, or attorney of the Company has represented, expressly or otherwise, that the Company would not, in the event of any action, proceeding or counterclaim, seek to enforce the foregoing waivers. Notwithstanding anything to the contrary in the Plan, nothing herein is to be construed as limiting the ability of the Company and a Participant to agree to submit disputes arising under the Plan or any Award to binding arbitration or as limiting the ability of the Company to require any eligible individual to agree to submit such disputes to binding arbitration as a condition of receiving an Award.

(b) Limitation of Liability. Notwithstanding anything to the contrary in the Plan, neither the Company, nor any Affiliate, nor the Administrator, nor any person acting on behalf of the Company, any Affiliate, or the Administrator, will be liable to any Participant or to the estate or beneficiary of any Participant or to any other holder of an Award by reason of any acceleration of income, or any additional tax (including any interest and penalties), asserted by reason of the failure of an Award to satisfy the requirements of Section 422 or Section 409A or by reason of Section 4999 of the Code, or otherwise asserted with respect to the Award.

12.	ESTABLISHMENT OF SUB-PLANS

The Administrator may from time to time establish one or more sub-plans under the Plan for purposes of satisfying applicable blue sky, securities or tax laws of various jurisdictions. The Administrator will establish such sub-plans by adopting supplements to the Plan setting forth (i) such limitations on the Administrator’s discretion under the Plan as it deems necessary or desirable and (ii) such additional terms and conditions not otherwise inconsistent with the Plan as it deems necessary or desirable. All supplements so established will be deemed to be part of the Plan, but each supplement will apply only to Participants within the affected jurisdiction (as determined by the Administrator).

13.	GOVERNING LAW

(a) Certain Requirements of Corporate Law. Awards will be granted and administered consistent with the requirements of applicable Delaware law relating to the issuance of stock and the consideration to be received therefor, and with the applicable requirements of the stock exchanges or other trading systems on which the Stock is listed or entered for trading, in each case as determined by the Administrator.

(b) Other Matters. Except as otherwise provided by the express terms of an Award agreement, under a sub-plan described in Section 12 or as provided in Section 13(a) above, the provisions of the Plan and Awards and all claims or disputes arising out of or based upon the Plan or any Award or relating to the subject matter hereof or thereof will be governed by and construed in accordance with the domestic substantive laws of the Commonwealth of Massachusetts without giving effect to any choice or conflict of laws provision or rule that would cause the application of the domestic substantive laws of any other jurisdiction.

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(c) Jurisdiction. By accepting an Award, each Participant will be deemed to (a) have submitted irrevocably and unconditionally to the jurisdiction of the federal and state courts located within the geographic boundaries of the United States District Court for the District of Massachusetts for the purpose of any suit, action or other proceeding arising out of or based upon the Plan or any Award; (b) agree not to commence any suit, action or other proceeding arising out of or based upon the Plan or an Award, except in the federal and state courts located within the geographic boundaries of the United States District Court for the District of Massachusetts; and (c) waive, and agree not to assert, by way of motion as a defense or otherwise, in any such suit, action or proceeding, any claim that it, he or she is not subject personally to the jurisdiction of the above-named courts, that his or her property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that the Plan or an Award or the subject matter thereof may not be enforced in or by such court.

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EXHIBIT A

Definition of Terms

The following terms, when used in the Plan, will have the meanings and be subject to the provisions set forth below:

“Administrator”: The Compensation Committee, except that the Compensation Committee may delegate (i) to one or more of its members (or one or more other members of the Board (including the full Board)) such of its duties, powers and responsibilities as it may determine; (ii) to one or more officers of the Company the power to grant Awards to the extent permitted by the Delaware General Corporation Law; and (iii) to such Employees or other persons as it determines such ministerial tasks as it deems appropriate. In the event of any delegation described in the preceding sentence, the term “Administrator” will include the person or persons so delegated to the extent of such delegation.

“Affiliate”: Any corporation or other entity that stands in a relationship to the Company that would result in the Company and such corporation or other entity being treated as one employer under Section 414(b) and Section 414(c) of the Code.

“Award”: Any or a combination of the following:

(i) Stock Options.

(ii) SARs.

(iii) Restricted Stock.

(iv) Unrestricted Stock.

(v) Stock Units, including Restricted Stock Units.

(vi) Performance Awards.

(vii) Awards (other than Awards described in (i) through (vi) above) that are convertible into or otherwise based on Stock.

“Board”: The Board of Directors of the Company.

“Cause”: In the case of any Participant who is party to an employment or severance-benefit agreement that contains a definition of “Cause,” the definition set forth in such agreement will apply with respect to such Participant under the Plan for so long as such agreement is in effect. In the case of any other Participant, “Cause” will mean, as determined by the Administrator in its reasonable judgment, (i) a substantial failure of the Participant to perform the Participant’s duties and responsibilities to the Company or subsidiaries or substantial negligence in the performance of such duties and responsibilities; (ii) the commission by the Participant of a felony or a crime involving moral turpitude; (iii) the commission by the Participant of theft, fraud, embezzlement, material breach of trust or any material act of dishonesty involving the Company or any of its subsidiaries; (iv) a significant violation by the Participant of the code of conduct of the Company or its subsidiaries of any material policy of the Company or its subsidiaries, or of any statutory or common law duty of loyalty to the Company or its subsidiaries; (v) material breach of any of the terms of the Plan or any Award made under the Plan, or of the terms of any other agreement between the Company or subsidiaries and the Participant; or (vi) other conduct by the Participant that could be expected to be harmful to the business, interests or reputation of the Company.

“Code”: The U.S. Internal Revenue Code of 1986, as from time to time amended and in effect, or any successor statute as from time to time in effect.

“Compensation Committee”: The Compensation Committee of the Board.

“Company”: Bright Horizons Family Solutions Inc.

“Covered Transaction”: A Covered Transaction shall be deemed to take place if hereafter:

(i) any Person (other than any Person which is a holder of Stock on the Restatement Effective Date or any direct or indirect wholly-owned subsidiary of the Company) becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act) of securities of the Company representing more than 50% of the combined voting power of the Company’s then-outstanding securities;

(ii) individuals who, as of the Restatement Effective Date, constitute the Board (the “Continuing Directors”) cease for any reason to constitute a majority thereof; provided, however, that any director who is not in office on the

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Restatement Effective Date but whose election by the Board or whose nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors on the Restatement Effective Date or whose election or nomination for election was previously so approved shall be deemed to be a Continuing Director for purposes of the Plan;

(iii) the consummation of the sale or other disposition of all or substantially all of the assets of the Company, other than to a wholly-owned subsidiary of the Company or to a holding company of which the Company is a direct or indirect wholly-owned subsidiary prior to such transaction;

(iv) the consummation of a reorganization, merger or consolidation of the Company, other than a reorganization, merger or consolidation which would result in the combined voting power of the Company’s securities outstanding immediately prior to the transaction continuing to represent (whether by remaining outstanding or by being converted to voting securities of the surviving entity) 50% or more of the combined voting power of the Company’s then-outstanding securities or the voting power of the voting securities of such surviving entity outstanding immediately after such transaction; or

(v) consummation of a complete liquidation or dissolution of the Company.

Notwithstanding the foregoing provisions of this paragraph, a “Covered Transaction” will not be deemed to have occurred solely because of the acquisition of the securities of the Company (or any reporting requirement under the Exchange Act relating thereto) by an employee benefit plan maintained by the Company for its employees.

“Disability”: In the case of any Participant who is a party to an employment or severance-benefit agreement that contains a definition of “Disability,” the definition set forth in such agreement shall apply with respect to such Participant under the Plan for so long as such agreement is in effect. In the case of any other Participant, “Disability” shall mean a disability that would entitle a Participant to long-term disability benefits under the Company’s long-term disability plan in which the Participant participates.

“Employee”: Any person who is employed by the Company or an Affiliate.

“Employment”: A Participant’s employment or other service relationship with the Company and its Affiliates. Employment will be deemed to continue, unless the Administrator expressly provides otherwise, so long as the Participant is employed by, or otherwise is providing services in a capacity described in Section 5 to the Company or an Affiliate. If a Participant’s employment or other service relationship is with an Affiliate and that entity ceases to be an Affiliate, the Participant’s Employment will be deemed to have terminated when the entity ceases to be an Affiliate unless the Participant transfers Employment to the Company or its remaining Affiliates. Notwithstanding the foregoing and the definition of “Affiliate” above, in construing the provisions of any Award relating to the payment of “nonqualified deferred compensation” (subject to Section 409A) upon a termination or cessation of Employment, references to termination or cessation of employment, separation from service, retirement or similar or correlative terms will be construed to require a “separation from service” (as that term is defined in Section 1.409A-1(h) of the Treasury Regulations) from the Company and from all other corporations and trades or businesses, if any, that would be treated as a single “service recipient” with the Company under Section 1.409A-1(h)(3) of the Treasury Regulations. The Company may, but need not, elect in writing, subject to the applicable limitations under Section 409A, any of the special elective rules prescribed in Section 1.409A-1(h) of the Treasury Regulations for purposes of determining whether a “separation from service” has occurred. Any such written election will be deemed a part of the Plan.

“Exchange Act” The Securities Exchange Act of 1934, as amended.

“ISO”: A Stock Option intended to be an “incentive stock option” within the meaning of Section 422. Each Stock Option granted pursuant to the Plan will be treated as providing by its terms that it is to be an NSO unless, as of the date of grant, it is expressly designated as an ISO.

“NSO”: A Stock Option that is not intended to be an “incentive stock option” within the meaning of Section 422.

“Original Effective Date”: January 11, 2013.

“Participant”: A person who is granted an Award under the Plan.

“Performance Award”: An Award subject to Performance Criteria.

“Performance Criteria”: Specified criteria, other than the mere continuation of Employment or the mere passage of time, the satisfaction of which is a condition for the grant, exercisability, vesting or full enjoyment of an Award. Such criteria may include, but shall not be limited to measures of performance relating to any or any combination of the following (measured either absolutely or comparatively (including, without limitation, by reference to an index or indices or the performance of one or more companies) and determined either on a consolidated basis

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or, as the context permits, on a divisional, subsidiary, line of business, project or geographical basis or in combinations thereof and subject to such adjustments, if any, as the Administrator specifies): sales; revenues; assets; expenses; earnings before or after deduction for all or any portion of interest, taxes, depreciation, amortization or equity expense whether or not on a continuing operations or an aggregate or per share basis; return on equity, investment, capital, capital employed or assets; one or more operating ratios; operating income or profit, including on an after-tax basis; net income; borrowing levels, leverage ratios or credit rating; market share; capital expenditures; cash flow; stock price; stockholder return; sales of particular services; customer acquisition or retention; acquisitions and divestitures (in whole or in part); joint ventures and strategic alliances; spin-offs, split-ups and the like; reorganizations; center openings (including openings in new markets); new service or product lines; or recapitalizations, restructurings, financings (issuance of debt or equity) or refinancings. A Performance Criterion and any targets with respect thereto determined by the Administrator need not be based upon an increase, a positive or improved result or avoidance of loss. Any Performance Criteria that are financial metrics may be determined in accordance with United States Generally Accepted Accounting Principles (“GAAP”) or may be adjusted when established (or at any time thereafter) to include or exclude any items otherwise includable or excludable under GAAP. The Administrator may provide that one or more of the Performance Criteria applicable to such Award will be adjusted to reflect events (for example, but without limitation, the impact of charges for restructurings, discontinued operations, mergers, acquisitions, and other unusual or infrequently occurring items, and the cumulative effects of tax or accounting changes, each as defined by U.S. generally accepted accounting principles) occurring during the performance period that affect the applicable Performance Criterion or Criteria.

“Person”: An individual, a corporation, an association, a partnership, an estate, a trust or other entity or organization (including a “group” as defined in Section 13(d)(3) or 14(d)(2) of the Act), other than the Company or any of its subsidiaries.

“Plan”: The Bright Horizons Family Solutions Inc. 2012 Omnibus Long-Term Incentive Plan, as from time to time amended and in effect.

“Restatement Effective Date”: May 29, 2019, subject to approval by the Company’s stockholders on such date.

“Restricted Stock”: Stock subject to restrictions requiring that it be redelivered or offered for sale to the Company if specified conditions are not satisfied.

“Restricted Stock Unit”: A Stock Unit that is, or as to which the delivery of Stock or cash in lieu of Stock is, subject to the satisfaction of specified performance or other vesting conditions.

“Retirement”: A Participant’s (i) retirement other than by reason of Disability from service with the Company upon or after attaining age sixty-five (65) or (ii) earlier retirement other than by reason of Disability from service with the Company with the express consent of the Company at or before the time of such retirement, provided that the Participant has attained the age of fifty (50) and has been employed by the Company or its subsidiaries for at least fifteen (15) years at the time of such retirement.

“SAR”: A right entitling the holder upon exercise to receive an amount (payable in cash or in shares of Stock of equivalent value) equal to the excess of the fair market value of the shares of Stock subject to the right over the base value from which appreciation under the SAR is to be measured.

“Section 409A”: Section 409A of the Code.

“Section 422”: Section 422 of the Code.

“Securities Act”: The Securities Act of 1933, as amended.

“Substitute Awards”: Awards of an acquired company that are converted, replaced or adjusted in connection with the acquisition.

“Stock”: Common stock of the Company, par value $0.001 per share.

“Stock Option”: An option entitling the holder to acquire shares of Stock upon payment of the exercise price.

“Stock Unit”: An unfunded and unsecured promise, denominated in shares of Stock, to deliver Stock or cash measured by the value of Stock in the future.

“Unrestricted Stock”: Stock not subject to any restrictions under the terms of the Award.

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VOTE BY INTERNET - www.proxyvote.com
BRIGHT HORIZONS FAMILY SOLUTIONS INC. 200 TALCOTT AVENUE WATERTOWN, MA 02472	Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on May 28, 2019 for shares held directly and up until 11:59 P.M. Eastern Time on May 23, 2019 for shares held in the Bright Horizons 401(k) Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.
ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.
VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on May 28, 2019 for shares held directly and up until 11:59 P.M. Eastern Time on May 23, 2019 for shares held in the Bright Horizons 401(k) Plan. Have your proxy card in hand when you call and then follow the instructions.
VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. Your proxy card must be received before the Annual Meeting in order for your vote to be counted.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E70485-P20022-274811                    KEEP THIS PORTION FOR YOUR RECORDS

— — — — — — — — — — — —  — — — — — — — — — — — — — — — — — — — —  — — — — — — — — — — — — — — — — —

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

BRIGHT HORIZONS FAMILY SOLUTIONS INC.

The Board of Directors recommends you vote FOR all the listed director nominees:

1.	Election of four Class III directors, each for a term of three years:
	Nominees:	For	Against	Abstain

	1a. Lawrence M. Alleva	☐	☐	☐

	1b. Joshua Bekenstein	☐	☐	☐

	1c. Roger H. Brown	☐	☐	☐

	1d. Marguerite Kondracke	☐	☐	☐

The Board of Directors recommends you vote FOR proposals 2, 3 and 4:					For	Against	Abstain

2.	To approve, on an advisory basis, the compensation paid by the Company to its named executive officers.				☐	☐	☐

3.	To ratify the appointment of Deloitte & Touche LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2019.				☐	☐	☐

4.	To approve the 2012 Omnibus Long-Term Incentive Plan, as Amended and Restated.				☐	☐	☐

NOTE: To consider any other business properly brought before the meeting or any adjournment or postponement thereof.

For address changes and/or comments, please check this box and write them on the back where indicated.		☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date		Signature (Joint Owners)	Date

Admission Ticket

Bright Horizons Family Solutions Inc.

2019 Annual Meeting of Shareholders

Wednesday, May 29, 2019

8:00 A.M. (Eastern Time)

200 Talcott Avenue

Watertown, MA 02472

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Annual Report on Form 10-K, Notice and Proxy Statement are available at www.proxyvote.com.

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E70486-P20022-Z74811

BRIGHT HORIZONS FAMILY SOLUTIONS INC.

Annual Meeting of Shareholders

May 29, 2019 8:00 A.M. (Eastern Time)

This proxy is solicited by the Board of Directors

The shareholder(s) hereby appoint(s) Stephen H. Kramer, Stephen I. Dreier and Elizabeth J. Boland, or any of them, as proxies, each with the power to appoint (his/her) substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of BRIGHT HORIZONS FAMILY SOLUTIONS INC. that the shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholders to be held at 200 Talcott Avenue, Watertown, Massachusetts 02472, on Wednesday, May 29, 2019, at 8:00 A.M. (Eastern Time), and any adjournment or postponement thereof. Shareholders of record at the close of business on April 4, 2019 are entitled to notice of, and entitled to vote at, the Annual Meeting and any adjournments or postponements thereof.

If the undersigned is a participant in the Bright Horizons 401(k) Plan and has common stock allocated to a plan account, the undersigned hereby instructs the trustee of the plan to vote all such shares of common stock in accordance with the instructions on the reverse side of this ballot (or if no instructions are provided, then in accordance with the recommendations of the Board of Directors) at the Annual Meeting and at any adjournment or postponement thereof. If timely instructions are not received by the trustee, the trustee will vote all such shares of stock at the Annual Meeting and any adjournment or postponement thereof in the same proportion as shares for which voting instructions were received under the plan.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. The proxies are hereby authorized to vote, in their discretion and to the extent permitted by applicable law or rule, on such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

The Board of Directors recommends a vote FOR the election of all director nominees and FOR proposals 2, 3 and 4.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.) Continued and to be signed on reverse side